EXECUTION VERSION 750236363 TRANSACTION AGREEMENT by and among ASSURED GUARANTY US HOLDINGS INC., as AGUS, SOUND POINT CAPITAL MANAGEMENT, LP, as Sound Point, SOUND POINT GP PARENT, LLC, as GP Parent, and ASSURED INVESTMENT MANAGEMENT LLC & ASSURED INVESTMENT MANAGEMENT GP HOLDINGS LLC, solely with respect to Section 5.21 DATED AS OF APRIL 5, 2023

i TABLE OF CONTENTS Page SECTION 1. CONTRIBUTION.................................................................................................. 2 1.1 General ................................................................................................................... 2 1.2 Time and Place of Closing ..................................................................................... 2 1.3 Contribution Value; Contribution Consideration Allocation ................................. 3 1.4 Closing Deliverables .............................................................................................. 4 1.5 AssuredIM Balance Sheet; Sound Point Balance Sheet ........................................ 6 1.6 Withholding ........................................................................................................... 9 1.7 Transfer Taxes ..................................................................................................... 10 1.8 Further Assurances............................................................................................... 10 SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE ASSUREDIM OPERATING COMPANIES ............................................................................... 10 2.1 Organization and Qualification of the AssuredIM Operating Companies........... 10 2.2 Ownership Interests of the AssuredIM Operating Companies ............................ 11 2.3 Subsidiaries; Investments..................................................................................... 11 2.4 Third Party Consents and Approvals ................................................................... 12 2.5 Real Property ....................................................................................................... 13 2.6 Assets Under Management .................................................................................. 13 2.7 AssuredIM Financial Statements ......................................................................... 15 2.8 Taxes .................................................................................................................... 16 2.9 Absence of Certain Changes ................................................................................ 18 2.10 Ordinary Course ................................................................................................... 19 2.11 Intellectual Property ............................................................................................. 19 2.12 Material Contracts ................................................................................................ 21 2.13 Litigation .............................................................................................................. 24 2.14 Compliance with Laws; Permits .......................................................................... 25 2.15 Business; Registrations ........................................................................................ 26 2.16 Insurance .............................................................................................................. 28 2.17 Finder’s Fee ......................................................................................................... 29 2.18 Transactions with Interested Persons ................................................................... 29 2.19 Assured Benefit Plans .......................................................................................... 29

ii 2.20 Managers, Directors, Officers and Employees .................................................... 33 2.21 AssuredIM Funds ................................................................................................. 35 2.22 Assets ................................................................................................................... 40 2.23 Environmental Matters......................................................................................... 40 2.24 Bank Accounts ..................................................................................................... 41 2.25 Receivables .......................................................................................................... 41 2.26 Affiliated Transactions......................................................................................... 41 2.27 AGUS R&W Insurance Policy ............................................................................ 41 SECTION 3. REPRESENTATIONS AND WARRANTIES OF AGUS.................................. 41 3.1 Organization of AGUS ........................................................................................ 41 3.2 Authority of AGUS .............................................................................................. 41 3.3 Ownership Interests ............................................................................................. 42 3.4 Litigation .............................................................................................................. 42 3.5 Finder’s Fee ......................................................................................................... 43 3.6 Acquisition for Investment .................................................................................. 43 SECTION 4. REPRESENTATIONS AND WARRANTIES OF SOUND POINT AND GP PARENT ........................................................................................................ 43 4.1 Organization and Qualification of Sound Point and GP Parent ........................... 43 4.2 Capitalization of Sound Point and GP Parent ...................................................... 44 4.3 Subsidiaries; Investments..................................................................................... 44 4.4 Authority of Sound Point and GP Parent ............................................................. 45 4.5 Real Property ....................................................................................................... 45 4.6 Assets Under Management .................................................................................. 46 4.7 Sound Point Financial Statements ....................................................................... 47 4.8 Taxes .................................................................................................................... 48 4.9 Absence of Certain Changes ................................................................................ 50 4.10 Ordinary Course ................................................................................................... 51 4.11 Intellectual Property ............................................................................................. 51 4.12 Sound Point Material Contracts ........................................................................... 53 4.13 Litigation .............................................................................................................. 56 4.14 Compliance with Laws; Permits .......................................................................... 56 4.15 Business; Registrations ........................................................................................ 57 4.16 Insurance .............................................................................................................. 60

iii 4.17 Acquisition for Investment .................................................................................. 60 4.18 Finder’s Fee ......................................................................................................... 61 4.19 Transactions with Interested Persons ................................................................... 61 4.20 Solvency ............................................................................................................... 61 4.21 Sound Point Benefit Plans ................................................................................... 62 4.22 Managers, Directors, Officers and Employees .................................................... 65 4.23 Sound Point Funds ............................................................................................... 66 4.24 Assets ................................................................................................................... 69 4.25 Environmental Matters......................................................................................... 70 4.26 R&W Insurance Policy ........................................................................................ 70 SECTION 5. COVENANTS ..................................................................................................... 70 5.1 Actions of the AssuredIM Operating Companies and Sound Point .................... 70 5.2 Pre-Closing Conduct of Business of the AssuredIM Operating Companies ....... 70 5.3 Pre-Closing Conduct of Business of Sound Point and GP Parent ....................... 74 5.4 Contract Consents; Client Consents; Fuji Consents ............................................ 77 5.5 Pre-Closing Access .............................................................................................. 81 5.6 Regulatory Matters; Antitrust Notifications ........................................................ 82 5.7 Sound Point Financial Information ...................................................................... 84 5.8 Notifications ......................................................................................................... 85 5.9 Efforts of Parties to Close .................................................................................... 85 5.10 Indemnification; D&O Insurance ........................................................................ 85 5.11 No Solicitation of Other Offers ............................................................................ 86 5.12 Pre-Closing Transactions ..................................................................................... 87 5.13 Preservation of Books and Records; Post-Closing Access and Cooperation ...... 87 5.14 Intercompany Obligations and Arrangements ..................................................... 87 5.15 Insurance .............................................................................................................. 88 5.16 Confidentiality ..................................................................................................... 88 5.17 Employee Benefits Matters .................................................................................. 89 5.18 AssuredIM Name ................................................................................................. 92 5.19 R&W Insurance Policy ........................................................................................ 93 5.20 Wind-Down of the AssuredIM Legacy Funds ..................................................... 93 5.21 Shared IP Licenses ............................................................................................... 94 5.22 CLOs .................................................................................................................... 96

5.23	Evaluation for the Need of a Sublease	97
5.24	Day One Operation Readiness	97
5.25	National Futures Association De-Registration	97
SECTION 6.	CERTAIN TAX MATTERS	97
6.1	Tax Treatment	97
6.2	Tax Indemnification	98
6.3	Tax Returns	98
6.4	Apportionment	99
6.5	Tax Contests	99
6.6	Refunds	100
6.7	Tax Sharing Agreements	100
6.8	Books and Records; Cooperation	100
6.9	Push Out Election	101
SECTION 7.	CONDITIONS TO THE OBLIGATIONS OF SOUND POINT	101
7.1	Litigation; No Opposition	101
7.2	HSR Approval	101
7.3	Representations, Warranties and Covenants	101
7.4	Pre-Closing Transactions	102
7.5	No Material Adverse Effect	102
7.6	Consents	102
7.7	Scheduled Conditions	102
7.8	Other Approvals	102
7.9	UK Business Transfer Agreement	102
7.10	R&W Insurance Policies	102
7.11	9th A&R LP Agreement	102
7.12	2nd A&R GP Agreement	102
7.13	Closing Deliverables	103
7.14	BofA Consent	103
7.15	CLO II LPA	103
7.16	The Letter Agreement	103
SECTION 8.	CONDITIONS TO THE OBLIGATIONS OF AGUS	103
8.1	Litigation; No Opposition	103
8.2	HSR Approval	103

iv

8.3	Representations, Warranties and Covenants	103
8.4	Sound Point Financial Statements	104
8.5	The Ketchum Amendments	104
8.6	9th A&R LP Agreement	104
8.7	2nd A&R GP Agreement	104
8.8	No Material Adverse Effect	104
8.9	Other Approvals	104
8.10	UK Business Transfer Agreement	104
8.11	R&W Insurance Policies	104
8.12	Closing Deliverables	105
8.13	BofA Consent	105
SECTION 9.	TERMINATION OF AGREEMENT	105
9.1	Termination	105
9.2	Effect of Termination	106
SECTION 10.	DEFINITIONS	106
10.1	Definitions	106
SECTION 11.	NON-SURVIVAL; INDEMNIFICATION AND RELEASE	131
11.1	Non-Survival	131
11.2	Special Indemnification by AGUS and Sound Point	132
11.3	Certain Limitations	132
11.4	Net Losses; and Subrogation	133
11.5	Claims	134
11.6	Notice of Third Party Claims; Assumption of Defense	134
11.7	Settlement or Compromise	135
11.8	Time Limits	135
11.9	Special Indemnification Sole Remedy	136
11.10	Release	136
SECTION 12.	MISCELLANEOUS	137
12.1	Fees and Expenses	137
12.2	Waivers	137
12.3	Severability	137
12.4	Third-Party Beneficiaries	137
12.5	Governing Law	137

v

vi 12.6 Notices ............................................................................................................... 138 12.7 Entire Agreement, Etc ........................................................................................ 138 12.8 Assignability; Binding Effect ............................................................................ 141 12.9 Captions; Gender; Interpretation ........................................................................ 141 12.10 Execution in Counterparts.................................................................................. 141 12.11 Amendments ...................................................................................................... 142 12.12 Publicity and Disclosures ................................................................................... 142 12.13 Specific Performance ......................................................................................... 142 12.14 Submission to Jurisdiction; Waiver of Jury Trial .............................................. 143 12.15 No Recourse ....................................................................................................... 143 12.16 AssuredIM Disclosure Schedule and Sound Point Disclosure Schedule ........... 144 12.17 Legal Counsel; Consent and Waiver.................................................................. 144 12.18 Protected Materials ............................................................................................ 145

vii EXHIBITS Exhibit A - UK Business Transfer Agreement Exhibit B - Ketchum Services Agreement Exhibit C - Ketchum Non-Competition Agreement Exhibit D - 9th A&R LP Agreement Exhibit E - 2nd A&R GP Agreement Exhibit F - Accounting Principles; AssuredIM Illustrative Estimated Closing Statement and Sound Point Illustrative Estimated Closing Statement Exhibit G - R&W Insurance Policy Exhibit H - AGUS R&W Insurance Policy Exhibit I - Transition Services Agreement

TRANSACTION AGREEMENT This TRANSACTION AGREEMENT (the “Agreement”) is entered into as of April 5, 2023, by and among Assured Guaranty US Holdings, Inc., a Delaware corporation (“AGUS”), Sound Point Capital Management, LP, a Delaware limited partnership (“Sound Point” and, after the Closing, the “Combined Entity”), Sound Point GP Parent, LLC, a Delaware limited liability company (“GP Parent”), and, solely with respect to Section 5.21, AssuredIM (as defined herein) and AssuredIM GP (as defined herein). Sound Point, GP Parent and AGUS are individually referred to herein as a “Party” and collectively, as the “Parties”. W I T N E S E T H: WHEREAS, Assured Investment Management LLC, a Delaware limited liability company (“AssuredIM”), and BlueMountain CLO Management, LLC, a Delaware limited liability company (“BlueMountain”), are each engaged in the business of providing Investment Management Services (as defined herein); WHEREAS, AGUS owns all of the equity interests of each of AssuredIM, BlueMountain, and Assured Investment Management GP Holdings LLC, a Delaware limited liability company (“AssuredIM GP”); WHEREAS, AGUS is an Affiliate of Assured Investment Management (London) LLP, a limited liability partnership organized and existing under the Laws of England and Wales (“AssuredIM London”, and, together with AssuredIM, BlueMountain and AssuredIM GP, the “AssuredIM Operating Companies”); WHEREAS, Sound Point desires to receive and AGUS desires to contribute on the terms and subject to the conditions set forth herein, all of the issued and outstanding equity interests of each of AssuredIM and BlueMountain (collectively, the “AssuredIM Interests”) and, in connection therewith, GP Parent desires to receive and AGUS desires to contribute on the terms and subject to the conditions set forth herein, all of the issued and outstanding equity interests of AssuredIM GP (the “AssuredIM GP Interests”); WHEREAS, Sound Point, indirectly through Sound Point Capital Management UK LLP, a limited liability partnership organized and existing under the Laws of England and Wales (“Sound Point UK”), desires to purchase and AssuredIM London desires to sell on the terms and subject to the conditions set forth in the asset transfer agreement to be entered into by and between Sound Point UK and AssuredIM London immediately prior to the Closing substantially in the form set forth as Exhibit A hereto (the “UK Business Transfer Agreement”), the business including certain assets of AssuredIM London, effective upon and subject to the Closing; WHEREAS, concurrently with the execution and delivery of this Agreement, Stephen Ketchum has entered into (i) an amendment to the Ketchum Services Agreement, in the form set forth as Exhibit B hereto and (ii) an amendment to the Ketchum Non-Competition Agreement, in the form set forth as Exhibit C hereto (clauses (i) and (ii) together, the “Ketchum Amendments”), in each case, effective upon and subject to the Closing;

2 WHEREAS, concurrently with the execution and delivery of this Agreement, (i) each of AGUS, Sound Point, SPC Partners GP, LLC and the other members of Sound Point have delivered duly executed signature pages in escrow in connection with that certain Ninth Amended and Restated Limited Partnership Agreement of Sound Point (the “9th A&R LP Agreement”) in the form set forth as Exhibit D hereto, and (ii) each of GP Parent, AGUS, Sound Point Holdings, LLC and the other members of GP Parent have delivered duly executed signature pages in escrow in connection with that certain Second Amended and Restated Operating Agreement of GP Parent (the “2nd A&R GP Agreement”), in the form set forth as Exhibit E hereto, in each case, effective upon and subject to the Closing; WHEREAS, concurrently with the execution and delivery of this Agreement, each of Assured Guaranty Municipal Corp., a financial guaranty insurance company organized under the Laws of the State of New York and indirect wholly-owned subsidiary of AGUS (“AGM”) and Assured Guaranty Corp., a financial guaranty insurance company organized under the Laws of the State of Maryland and wholly-owned subsidiary of AGUS (“AGC” and, together with AGM, the “US Insurers”), have entered into a letter agreement with Sound Point and GP Parent, pursuant to which the US Insurers shall engage the Combined Entity as their sole alternative credit manager in accordance with the terms thereof through investments by their jointly-owned investment subsidiary, AG Asset Strategies LLC, a Delaware limited liability company, in one or more of the Combined Entity’s investment funds and vehicles as set forth therein (the “Letter Agreement”); and WHEREAS, to induce the Parties to enter into this Agreement, the Parties hereto have agreed to make certain representations, warranties, covenants and agreements as set forth herein. Initially capitalized terms used herein (and not otherwise defined herein) have the meanings given to such terms in Section 10.1 hereof. NOW, THEREFORE, in order to consummate the transactions contemplated hereby, and in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows: SECTION 1. CONTRIBUTION 1.1 General. Upon the terms and subject to the conditions contained in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth herein, AGUS shall contribute, and AssuredIM London shall transfer (but not contribute) (such contribution and transfer collectively, the “Contribution”) to Sound Point and certain of its Affiliates, as described in further detail herein, in exchange for the Contribution Consideration, (a) all of the AssuredIM Interests, (b) certain of the assets of AssuredIM London to Sound Point UK as set forth in the UK Business Transfer Agreement, and (c) all of the AssuredIM GP Interests to GP Parent. 1.2 Time and Place of Closing. The closing of the Contribution (the “Closing”) shall take place at the offices of Mayer Brown LLP, 1221 6th Avenue, New York, New York 10020, at 10:00 a.m. Eastern Time on the first (1st) Business Day of the month following the fifth (5th) Business Day following satisfaction or waiver of each of the conditions to the Closing set forth in Section 7 and Section 8 hereof (other than those conditions that by their nature are to be satisfied

3 at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or at such other time and place as shall be mutually agreed upon by Sound Point and AGUS, subject to the satisfaction or waiver of all of the conditions to Closing set forth herein. The date such Closing occurs is referred to herein as the “Closing Date.” For all purposes under this Agreement, from and after (and subject to) the Closing having occurred hereunder, the Closing shall be deemed to have occurred as of 12:01 a.m., Eastern Time on the Closing Date (notwithstanding what time the actual Closing logistics were completed on the Closing Date) (the “Effective Time”). 1.3 Contribution Value; Contribution Consideration Allocation. (a) The total consideration payable by Sound Point in connection with (i) the Contribution by AGUS of the AssuredIM Interests, (ii) the assignment, transfer, conveyance and delivery by AssuredIM London of the business including certain assets of AssuredIM London, and (iii) the entry by the parties thereto into the Letter Agreement shall be an aggregate amount equal to the sum of $428,571,429.00 (the “Contribution Value”), which the Parties have agreed and acknowledged to be the aggregate value of (A) Common Interests representing a thirty percent (30%) (on a fully diluted basis) Participation Percentage, (B) DL Interests representing the DL Percentages, (C) CRE Interests representing the CRE Percentages, and (D) GP Common Interests representing a thirty percent (30%) (on a fully diluted basis) GP Participation Percentage as of immediately following the Closing (the “Contribution Consideration”). (b) Upon the terms and subject to the conditions contained in this Agreement, at the Closing, in satisfaction of the Contribution Consideration, (i) Sound Point shall issue to AGUS Common Interests representing a thirty percent (30%) (on a fully diluted basis) Participation Percentage, in the aggregate, as of immediately following the Closing, DL Interests representing the DL Percentages and CRE Interests representing the CRE Percentages (collectively, the “Sound Point Interests”), and (ii) GP Parent shall issue to AGUS GP Common Interests representing a thirty percent (30%) (on a fully diluted basis) GP Participation Percentage as of immediately following the Closing (the “GP Parent Interests”). (c) No later than sixty (60) days after the Closing Date, AGUS shall deliver to Sound Point for its review a schedule that sets forth the allocation of the total consideration paid for the Contribution (as determined for U.S. federal income Tax purposes) (the “Total Consideration”) among the assets acquired or deemed acquired pursuant to this Agreement in accordance with the applicable provisions of the Code and Treasury Regulations thereunder (as finally determined), and subject to any further amendment, in each case pursuant to this Section 1.3(c) (the “Contribution Consideration Allocation”). Sound Point shall have the right to review and provide to AGUS any objections to the Contribution Consideration Allocation within forty-five (45) days following the receipt of such schedule, in which case Sound Point and AGUS shall negotiate in good faith and use reasonable efforts to resolve such dispute. If Sound Point and AGUS fail to resolve such dispute within fifteen (15) days after Sound Point has timely raised its objections, then the disputed items shall be resolved by an Accounting Firm, and any allocation schedule reflecting the resolution of such dispute shall become the Contribution Consideration Allocation. The costs of the Accounting Firm with respect to such determination shall be borne equally by AGUS and Sound Point (provided that the percentage allocated to Sound Point will only be borne by Sound Point’s pre-Closing limited partners and not by AGUS in its capacity as a limited partner as of the Closing). AGUS, Sound Point and their respective Affiliates shall be

4 bound by the Contribution Consideration Allocation for all Tax purposes (including for purposes of Section 704 of the Code) and shall file all of its respective Tax Returns in accordance with such Contribution Consideration Allocation, and unless required by a “determination” (within the meaning of Section 1313(a) of the Code or any similar state or local Tax provision), none of AGUS, Sound Point or any of their respective Affiliates, shall take any position with any Governmental Authority that is inconsistent with such Contribution Consideration Allocation. Any adjustment to the Total Consideration made pursuant to this Agreement shall be allocated in accordance with the provisions of this Section 1.3(c). The Parties shall notify and provide each other with reasonable assistance in the event of an examination, audit, or other proceeding relating to Taxes regarding the allocation of the Total Consideration. 1.4 Closing Deliverables. At the Closing: (a) AGUS shall deliver (or cause to be delivered) to Sound Point or to GP Parent, as applicable: (i) an assignment of the AssuredIM Interests to Sound Point, in form and substance reasonably satisfactory to Sound Point, duly executed by AGUS; (ii) an assignment of the AssuredIM GP Interests to GP Parent, in form and substance reasonably satisfactory to Sound Point, duly executed by AGUS; (iii) the UK Business Transfer Agreement, duly executed by AssuredIM London; (iv) the Transition Services Agreement, duly executed by AGUS and AssuredIM; (v) to GP Parent, $300,000, by wire transfer of immediately available funds to an account designated by GP Parent; (vi) the executed officer’s certificate of AGUS required pursuant to Section 7.3(d), in form and substance reasonably satisfactory to Sound Point; (vii) a certificate from AGUS, duly executed by an authorized officer of AGUS and dated as of the Closing Date (A) attaching a good standing certificate of each AssuredIM Operating Company as of a date within ten (10) days of the Closing Date, certified by the secretary of state (or applicable equivalent thereof) of the jurisdiction of formation of such AssuredIM Operating Company, (B) certifying as to each AssuredIM Operating Company’s Organizational Documents, (C) certifying as to the incumbency of officers executing this Agreement, and (D) certifying as to the resolutions of the board of directors of AGUS authorizing the execution, delivery and performance of this Agreement and approving the consummation of the transactions contemplated herein; (viii) a signed resignation letter effective as of the Closing, in form and substance reasonably satisfactory to Sound Point, from each of the managers, managing members, directors and officers of the AssuredIM Operating Companies and the

5 AssuredIM Subsidiaries identified by Sound Point to AGUS by Sound Point in writing not less than ten (10) Business Days prior to the Closing Date; (ix) a valid IRS Form W-9; (x) an assignment of the BlueMountain R&W Policy in favor of Sound Point, in form and substance reasonably satisfactory to each of AGUS and Sound Point, duly executed by AGUS (which, for the avoidance of doubt, will include a covenant to provide that AGUS will continue as a third party beneficiary thereunder); and (xi) an amount (which amount shall not exceed $150,000.00 in the aggregate) by wire transfer of immediately available funds to an account designated by Sound Point in satisfaction of the invoice delivered at least three (3) Business Days before the Closing Date by Sound Point to AGUS under and pursuant to Third Amended and Restated Limited Partnership Agreement for Assured Investment Management CLO Warehouse Fund II (US) L.P., to be entered into on or about the Closing Date; (b) Sound Point shall deliver (or cause to be delivered) to AGUS: (i) evidence in form and substance reasonably satisfactory to AGUS of the issuance of the Sound Point Interests in book entry form, registered in the name of AGUS; (ii) evidence in form and substance reasonably satisfactory to AGUS of the issuance of the GP Parent Interests in book entry form, registered in the name of AGUS; (iii) the UK Business Transfer Agreement, duly executed by Sound Point UK; (iv) the Transition Services Agreement, duly executed by Sound Point; (v) amended and restated limited partnership agreements for each of AssuredIM GLS Fund L.P., a Delaware limited partnership (“GLS Fund”) and AssuredIM GLS Fund PV L.P., a Delaware limited partnership (together with GLS Fund, the “GLS Funds”), effectuating solely the changes set forth in Schedule 5.12 with respect to the GLS Funds, in each case as prepared by AGUS in accordance with Section 5.12, duly executed by the parties thereto; (vi) to GP Parent, $700,000, by wire transfer of immediately available funds to an account designated by GP Parent; (vii) the executed officer’s certificate required pursuant to Section 8.3(d), in form and substance reasonably satisfactory to AGUS; (viii) a certificate from Sound Point, duly executed by an authorized officer of Sound Point and dated as of the Closing Date (A) attaching a good

6 standing certificate of each of Sound Point and GP Parent as of a date within ten (10) days of the Closing Date, certified by the Secretary of State of Delaware, (B) certifying as to each of Sound Point’s and GP Parent’s Organizational Documents, (C) certifying as to the incumbency of managers, directors or officers executing this Agreement, and (D) certifying as to the resolutions of the board of managers of each of Sound Point and GP Parent authorizing the execution, delivery and performance of this Agreement and approving the consummation of the transactions contemplated herein; and (ix) an assignment of the BlueMountain R&W Policy in favor of Sound Point, in form and substance reasonably satisfactory to each of AGUS and Sound Point, duly executed by Sound Point. 1.5 AssuredIM Balance Sheet; Sound Point Balance Sheet. (a) At least five (5) Business Days prior to the anticipated Closing Date, (i) AGUS shall cause the AssuredIM Operating Companies to deliver to Sound Point a statement (the “AssuredIM Estimated Closing Statement”) and (ii) Sound Point shall deliver to AGUS a statement (the “Sound Point Estimated Closing Statement”, together with the AssuredIM Estimated Closing Statement, the “Estimated Closing Statements”, and each individually an “Estimated Closing Statement”) setting forth in reasonable detail such Estimating Party’s good faith written estimate of: (i) the balance sheet of such Estimating Party as of the Closing Date (in a manner consistent with Exhibit F) and (ii) the amount of Closing Date Net Assets Amount (in a manner consistent with Exhibit F) (as adjusted pursuant to this Section 1.5(a) prior to Closing, the “Estimated Closing Date Net Assets Amount”) of such Estimating Party. The AssuredIM Estimated Closing Statement and the Sound Point Estimated Closing Statement shall each be prepared in a manner consistent with Exhibit F attached hereto. During the period following the delivery of the Estimated Closing Statements and the Closing Date, at the request of an Estimating Party, the other Estimating Party and its representatives will (and in the case of the AssuredIM Operating Companies, AGUS will cause the AssuredIM Operating Companies to), during normal business hours, provide the requesting Estimating Party with reasonable access to the books and records of the other Estimating Party (and in the case of the AssuredIM Operating Companies, AGUS) and other information (including financial statements and work papers) of the other Estimating Party (and in the case of the AssuredIM Operating Companies, AGUS) that relate to, as well as reasonable access to personnel of the other Estimating Party (and in the case of the AssuredIM Operating Companies, AGUS) that were involved in, the calculation or determination of the items included in the applicable Estimated Closing Statement, in each case, as is reasonably necessary in order for the requesting Estimating Party to respond to or evaluate the calculations contained in the Estimated Closing Statement delivered by the other Estimating Party. (b) During the period between the delivery of the Estimated Closing Statements and the Closing Date, AGUS and Sound Point shall each use their good faith commercially reasonable efforts to cause the AssuredIM Operating Companies Estimated Closing Date Net Assets Amount and the Sound Point Estimated Closing Date Net Assets Amount to equal a ratio of three-to-seven (3:7), where the AssuredIM Operating Companies represent thirty percent (30%) of the total and Sound Point represents seventy percent (70%) of the total (the “Target Balance Sheet Ratio”). Without limiting the foregoing obligations of the Parties, during the period between the delivery of the Estimated Closing Statements and the Closing Date, (i) AGUS shall,

7 in good faith consultation with Sound Point, contribute assets or liabilities to the AssuredIM Operating Companies, as applicable, and shall cause the AssuredIM Operating Companies to accept contributions of assets or liabilities, or distribute assets or liabilities, in each case consistent with Exhibit F, and (ii) Sound Point, in good faith consultation with AGUS, shall distribute (but not contribute) assets or liabilities consistent with Exhibit F, as applicable, in the case of subclauses (i) and (ii) so as to cause the AssuredIM Operating Companies Estimated Closing Date Net Assets Amount and the Sound Point Estimated Closing Date Net Assets Amount to equal the Target Balance Sheet Ratio. Each Estimating Party shall consider in good faith any comments of the other Estimating Party and shall revise its respective Estimated Closing Statement to reflect any such comments that are agreed among the Estimating Parties (and, in any event, shall revise their respective Estimated Closing Statements to correct any manifest error identified by an Estimating Party); provided that any failure of an Estimating Party to comment on an Estimated Closing Statement prior to the Closing Date shall not preclude such Estimating Party from exercising any other rights under this Agreement; provided, further, that Sound Point shall not be obligated to make any additions to its estimated consolidated balance sheet. For the avoidance of doubt, delivery by Sound Point of the Contribution Consideration at Closing, and acceptance by AGUS of the Contribution Consideration at Closing, shall not be deemed to be an acceptance by either Sound Point or AGUS of the manner in which the Estimated Closing Statements were prepared or presented by the Estimating Parties or of any Estimating Party’s calculations therein or waiver of any Estimating Party’s rights under this Agreement. (c) No later than eighty-five (85) days after the Closing Date, Sound Point shall cause to be prepared and delivered to AGUS a statement (the “Preliminary Closing Statement”) setting forth in reasonable detail Sound Point’s good faith written calculation of: (i) the consolidated balance sheet of the AssuredIM Operating Companies as of immediately before the Effective Time; (ii) the consolidated balance sheet of Sound Point as of immediately before the Effective Time; and (iii) the amount of the Closing Date Net Assets Amount of both Estimating Parties. The Preliminary Closing Statement shall be prepared in a manner consistent with Exhibit F with respect to each of the AssuredIM Operating Companies and Sound Point. AGUS will have the opportunity to review the Preliminary Closing Statement for thirty (30) days following its receipt of the Preliminary Closing Statement (the “Review Period”). During the Review Period, at the request of AGUS, Sound Point and its representatives will, during normal business hours, provide AGUS and its representatives with such access to the books and records of the AssuredIM Operating Companies, Sound Point and other information (including financial statements and work papers) of the AssuredIM Operating Companies and Sound Point that relate to, as well as access to personnel of the AssuredIM Operating Companies and Sound Point that were involved in, the calculation or determination of the items included in the Preliminary Closing Statement, in each case, as is reasonably necessary in order for AGUS to respond to or evaluate the calculations contained in the Preliminary Closing Statement. Sound Point’s calculation of the amounts of the Closing Date Net Assets Amount of each Estimating Party will become final, conclusive and binding on the Parties unless, prior to the end of the Review Period, AGUS notifies Sound Point in writing of AGUS’ objection(s) to such calculation (an “Objection Notice”), identifying, separately, in reasonable detail, each disputed line item in each of the Closing Date Net Assets Amount, the amount in dispute with respect to each such item and the reasons for AGUS’ dispute(s). If AGUS delivers an Objection Notice to Sound Point prior to the end of the Review Period, Sound Point and AGUS will negotiate in good faith to resolve AGUS’ objections set forth in the Objection Notice within thirty (30) days following delivery of the Objection Notice. If Sound

8 Point and AGUS resolve some or all of such objections within such time period, they will document their resolution in a writing signed by each of them, and such resolution will be final, conclusive and binding on the Parties. If Sound Point and AGUS are unable to resolve all of AGUS’ objections within the 30-day time period following the delivery of the Objection Notice, the Parties will promptly refer any items and amounts set forth on the Objection Notice that remain still in dispute for resolution as provided in Section 1.5(d). (d) Any unresolved dispute concerning the Preliminary Closing Statement as identified in the Objection Notice pursuant to the procedures set forth in Section 1.5(c) (the “Disputed Items”) will be referred for resolution to an Accounting Firm, who will be jointly retained by Sound Point and AGUS. The fees and expenses of the Accounting Firm will be allocated fifty percent (50%) to AGUS and fifty percent (50%) to Sound Point (provided, however, that the percentage allocated to Sound Point will only be borne by Sound Point’s pre- Closing limited partners and not by AGUS in its capacity as a limited partner as of the Closing). The Accounting Firm will act as a neutral expert (and not an arbitrator) and will review (based solely on the applicable provisions of this Agreement (and not by independent review)) and resolve only the Disputed Items that have been referred to it pursuant to this Section 1.5(d) and solely in accordance with the procedures (including any relevant defined terms) set forth in this Agreement. Any resolution of a Disputed Item by the Accounting Firm must be within the range of the differences between Sound Point’s position in the Preliminary Closing Statement and AGUS’ position in the Objection Notice with respect to such Disputed Item. The Parties will provide the Accounting Firm with all books and records and other information and documentation in their possession reasonably relevant to the determinations to be made by it as may be requested by the Accounting Firm. No Party or any Affiliate or representative of a Party will engage in any other ex parte communication with the Accounting Firm without Sound Point and AGUS and their respective representatives present or having the opportunity following at least five (5) Business Days’ prior written notice to be present, either in person or by telephone. The Accounting Firm will have the power to require a Party to provide to it such books and records and other information it deems reasonably relevant to the resolution of the Disputed Items, and to require a Party to answer questions that it deems reasonably relevant to the resolution of the Disputed Items. All books and records and other information (including answers to questions from the Accounting Firm) submitted to the Accounting Firm must be concurrently delivered to each other Party. All disputes with respect to the preparation of the Preliminary Closing Statement or to the mathematical calculation of any disputed components of the Preliminary Closing Statement that have been referred to the Accounting Firm pursuant to this Section 1.5(d) will be resolved exclusively by the Accounting Firm; provided, that no Party will disclose to the Accounting Firm, and the Accounting Firm will not consider for any purpose, any settlement discussions or settlement offer made by any Party during their attempt to amicably resolve the Disputed Items. Sound Point and AGUS shall jointly request that the Accounting Firm render a decision resolving the matters submitted to the Accounting Firm within thirty (30) days after such submission. The determination of the Accounting Firm with respect to Disputed Items to be resolved by it hereunder, absent Fraud or manifest error, will be final, conclusive and binding upon the Parties, and enforceable by the Parties. The amounts of the Closing Date Net Assets Amounts, in each case, as finally determined in accordance with this Section 1.5 (whether as a result of a failure to timely deliver an Objection Notice, mutual resolution of the Parties pursuant to Section 1.5(c) or otherwise, determination by the Accounting Firm in accordance with this Section 1.5(d), or any

9 combination thereof), will be used for purposes of any contributions or distributions made pursuant to Section 1.5(e) or Section 1.5(f). (e) If the ratio of the final AssuredIM Operating Companies Closing Date Net Assets Amount and the final Sound Point Closing Date Net Assets Amount (the “Balance Sheet Ratio”) is greater than the Target Balance Sheet Ratio, then within ten (10) Business Days of the determination of the final AssuredIM Operating Companies Closing Date Net Assets Amount and the final Sound Point Closing Date Net Assets Amount, Sound Point shall pay to AGUS the Excess Balance Sheet Reconciliation Amount as follows: (i) first, in cash in such amount as Sound Point shall determine and (ii) second, to the extent the Excess Balance Sheet Reconciliation Amount exceeds the cash paid by Sound Point under clause (i), by issuance by Sound Point to AGUS of an unsecured promissory note (the “Note”) in a principal amount equal to the amount by which the Excess Balance Sheet Reconciliation Amount exceeds the cash used to pay the Excess Balance Sheet Reconciliation Amount under clause (i). The Note shall (i) be subordinated to any Indebtedness of Sound Point not held by any Affiliate of Sound Point as of the date of this Agreement, (ii) bear interest at a rate equal to the then-applicable rate under the BofA Credit Agreement and (iii) mature on the one (1) year anniversary of its issuance, at which time all principal and accrued interest shall become immediately due and payable. Sound Point shall (and shall cause its Affiliates to) reasonably cooperate with AGUS and its Affiliates in connection with Sound Point’s obligation to issue the Note to AGUS pursuant to this Section 1.5(e) and take such other actions that AGUS reasonably determines are required in connection with Sound Point’s obligation to issue the Note (including, but not limited to, entering into an intercreditor agreement with BofA and executing and delivering any other related agreements or documents necessary or advisable to issue the Note while simultaneously complying with the terms of the BofA Credit Agreement). AGUS agrees to enter into such customary intercreditor and subordination agreements on commercially reasonable terms as any non-Affiliate lender to Sound Point may reasonably request in connection with the issuance of such Note. (f) If the Balance Sheet Ratio is less than the Target Balance Sheet Ratio, then within ten (10) Business Days of the determination of the final AssuredIM Operating Companies Closing Date Net Assets Amount and the final Sound Point Closing Date Net Assets Amount, AGUS shall contribute to Sound Point an amount in cash that, if added to the final AssuredIM Operating Companies Closing Date Net Assets Amount, would cause the Balance Sheet Ratio to equal the Target Balance Sheet Ratio. 1.6 Withholding. Notwithstanding any other provision contained in this Agreement, Sound Point shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable to AGUS pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or non-U.S. Laws. If Sound Point determines in good faith that any such deduction or withholding is required, Sound Point shall provide AGUS with a written notice of its intent to deduct and withhold as soon as reasonably practicable, and in any event use its best efforts to provide such notice at least three (3) Business Days prior to the Closing Date, indicating the amount and nature of the deduction and withholding. Sound Point and AGUS shall, at the expense of AGUS, use reasonable efforts to eliminate or reduce such deduction and withholding to the extent permitted by Law. To the extent such amounts are so deducted or withheld and are timely remitted to the applicable Governmental

10 Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to AGUS. 1.7 Transfer Taxes. All transfer, documentary, sales, use, registration, stamp and other similar Taxes and fees (including any penalties and interest thereon) incurred in connection with the transactions contemplated by this Agreement (together, “Transfer Taxes”), other than Transfer Taxes associated with the Pre-Closing Transactions, shall be paid in equal amounts by AGUS and Sound Point when due. The Party responsible under applicable Laws for filing a Tax Return or other documentation with respect to any such Transfer Taxes shall, at its own expense, prepare and timely file such Tax Return and promptly provide a copy of such Tax Return to the other Party. Each Party shall, and shall cause its respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any Claim for exemption or exclusion from the application or imposition of any Transfer Tax. For the avoidance of doubt, AGUS shall pay, or cause to be paid, all Transfer Taxes associated with the Pre-Closing Transactions and shall file, at its own expense, all Tax Returns required in connection therewith. 1.8 Further Assurances. Each of AGUS and Sound Point shall, from time to time after the Closing, at the request of any other Party and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as such other Party may reasonably request to fully implement the provisions of this Agreement and the Transaction Documents. SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE ASSUREDIM OPERATING COMPANIES Except as set forth in a correspondingly labeled section of the written disclosure schedule delivered by AGUS to Sound Point on or prior to the date of this Agreement (the “AssuredIM Disclosure Schedule”), AGUS hereby represents and warrants to Sound Point, as of the date hereof (or, in the case of any representation or warranty made as of a specified date, as of such specified date), as follows: 2.1 Organization and Qualification of the AssuredIM Operating Companies. Each of the AssuredIM Operating Companies is a limited liability company or limited partnership, as applicable, duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation or organization and has all necessary power and authority under the Laws of its jurisdiction of formation or organization to own or lease its material properties and to conduct its business in the manner currently conducted or proposed to be conducted. Each of the AssuredIM Operating Companies is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, under the Laws of each jurisdiction in which the ownership or leasing of its properties or the conduct of its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an AssuredIM Material Adverse Effect. A true and correct list of all of the jurisdictions in which each AssuredIM Operating Company is so licensed or qualified to do business is set forth on Schedule 2.1. True and complete copies of each of the AssuredIM Operating Company’s Organizational Documents, minute books, certificates representing the

11 AssuredIM Interests and share transfer ledgers, as applicable, have been made available to Sound Point. None of the AssuredIM Operating Companies are in default under or in violation of any provision of their Organizational Documents, except where the default or violation would not reasonably be expected to be material to the business of the AssuredIM Operating Companies and the AssuredIM Subsidiaries, taken as a whole, and all such documents are in full force and effect. 2.2 Ownership Interests of the AssuredIM Operating Companies. (a) All of the AssuredIM Interests were duly authorized, validly issued, fully paid and non-assessable, and not subject to any preemptive rights. Such AssuredIM Interests constitute the only outstanding partnership, membership or other ownership interests in the AssuredIM Operating Companies. All issued and outstanding AssuredIM Interests (i) have been issued and granted in compliance with all applicable Laws, (ii) were issued free and clear of all Claims, other than transfer restrictions under applicable Laws and the Organizational Documents of the AssuredIM Operating Companies and (iii) were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Laws or the Organizational Documents of any of the AssuredIM Operating Companies. Except as set forth on Schedule 2.2(a), (i) there are no outstanding rights, options, warrants, commitments, agreements or other understandings obligating or which might obligate the AssuredIM Operating Companies or any of their respective partners or members to issue or sell, repurchase or redeem any securities or interests in the AssuredIM Operating Companies and (ii) there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional partnership interests, membership interests or other ownership interests of any of the AssuredIM Operating Companies. Other than as set forth on Schedule 2.2(a), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any AssuredIM Interests. None of the AssuredIM Operating Companies has any outstanding debt securities other than the “repo” or financing arrangements set forth on Schedule 2.2(a)(i) entered into with respect to certain of the AssuredIM EU/UK RR Securities. (b) All of the outstanding AssuredIM Interests are wholly owned by AGUS and such equity interests are the only equity interests (or other ownership interests) of the AssuredIM Operating Companies held by AGUS. At the Closing, AGUS will sell, transfer and deliver to Sound Point and GP Parent all of its right, title and interest in and to the AssuredIM Interests, free and clear of any Claims. 2.3 Subsidiaries; Investments. (a) Schedule 2.3(a) sets forth the names, jurisdictions of formation or organization and the issued partnership interests, membership interests or other equity interests, as applicable, and beneficial ownership, of all Subsidiaries of the AssuredIM Operating Companies other than the AssuredIM Funds (the “AssuredIM Subsidiaries”). The AssuredIM Operating Companies have no Subsidiaries other than the AssuredIM Subsidiaries and the AssuredIM Funds. Other than as set forth on Schedule 2.3(a), none of the AssuredIM Operating Companies and the AssuredIM Subsidiaries owns for its own account, either directly or indirectly, any of the capital of, or other equity or proprietary interest in, any corporation, or any such interest in any association, trust, partnership, joint venture or similar entity, or in any other entity or enterprise. Other than as

12 set forth on Schedule 2.3(a), all the issued partnership interests, membership interests or other equity interests, as applicable, of each AssuredIM Subsidiary are validly issued, fully paid (and no money or other obligation is owing in respect of them), have not been issued in violation of any preemptive or similar rights and are owned, legally and beneficially, by one or more of the AssuredIM Operating Companies or other AssuredIM Subsidiaries, free and clear of any Claims. Except as set forth on Schedule 2.3(a), (i) there are no outstanding rights, options, warrants, commitments, agreements or other understandings obligating or which might obligate the AssuredIM Subsidiaries or any of their respective partners or members to issue or sell, repurchase or redeem any securities or interests in the AssuredIM Subsidiaries and (ii) there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional partnership interests, membership interests or other ownership interests of any of the AssuredIM Subsidiaries. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any equity interests in any AssuredIM Subsidiaries. None of the AssuredIM Subsidiaries has any outstanding debt securities. (b) Each AssuredIM Subsidiary is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation or organization with full power and authority under such Laws to own or lease its properties and to conduct its business as currently conducted or proposed to be conducted. Each of the AssuredIM Subsidiaries is duly qualified to do business as a foreign limited liability company, foreign limited partnership or foreign limited liability partnership under the Laws of each jurisdiction in which the ownership or leasing of its properties or the conduct of its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an AssuredIM Material Adverse Effect. True and complete copies of each AssuredIM Subsidiary’s Organizational Documents, minute books, certificates representing the equity interests of the AssuredIM Subsidiaries and share transfer ledgers, as applicable, have been made available to Sound Point. None of the AssuredIM Subsidiaries are in default under or in violation of any provision of their Organizational Documents, except where such default or violation would not be material to the AssuredIM Operating Companies and the AssuredIM Subsidiaries, taken as a whole, and all such documents are in full force and effect. 2.4 Third Party Consents and Approvals. (a) Provided that all consents and the other actions described in Section 5.4 have been obtained or taken, and except as set forth on Schedule 2.4, and except as may result from any facts or circumstances relating solely to Sound Point, GP Parent or their respective Affiliates, the execution, delivery and performance of this Agreement and the Transaction Documents by AGUS and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate any provision of the Organizational Documents of any AssuredIM Operating Company, any AssuredIM Subsidiary, any AssuredIM Fund; (ii) (A) violate any Laws applicable to any AssuredIM Operating Company, any AssuredIM Subsidiary or any AssuredIM Fund or (B) except as

13 required pursuant to the HSR Act for those approvals, consents, waivers, filings or notifications to such Governmental Authorities set forth on Schedule 2.4(a)(ii) (the “AssuredIM Required Approvals”), require any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds to obtain any approval, consent, waiver or rating agency confirmation from, or make any filing or notification with, any Person (including any Governmental Authority) which has not been obtained or made; or (iii) (A) result in a breach of, or constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any Contract, lien, permit, authorization, License or Order to which any AssuredIM Operating Company, any AssuredIM Subsidiary, any AssuredIM Fund is a party, or (B) result in the creation or imposition of any Claim on any equity interests in any AssuredIM Operating Company or any AssuredIM Operating Company’s direct or indirect interests in any AssuredIM Subsidiary; except in the case of the foregoing clauses (ii)(B) and (iii)(A), such conflict, violation, breach, requirement, default, acceleration, right of termination, acceleration, cancellation or creation or Claim that would not, individually or in the aggregate, reasonably be material to the AssuredIM Operating Companies, taken as a whole. 2.5 Real Property. None of the AssuredIM Operating Companies or AssuredIM Subsidiaries owns any real property. All of the real property leased by the AssuredIM Operating Companies and AssuredIM Subsidiaries is identified on Schedule 2.5 hereto (herein referred to as the “Real Property”). All Real Property leases of the AssuredIM Operating Companies and the AssuredIM Subsidiaries are identified on Schedule 2.5, and true and complete copies thereof have been delivered to Sound Point. To the Knowledge of AGUS, each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect and, to the Knowledge of AGUS, the applicable AssuredIM Operating Company or AssuredIM Subsidiary has a valid, leasehold interest under each Real Property lease, free and clear of any Claims (except for the Permitted Encumbrances). The applicable AssuredIM Operating Company or AssuredIM Subsidiary has performed and complied with all of its material covenants and obligations under each Real Property lease, except where the failure to perform or noncompliance of such covenants and obligations would not be material to the AssuredIM Operating Companies or AssuredIM Subsidiaries, taken as a whole. None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is in material default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to such a material default. To the Knowledge of AGUS, each other party to each of said leases is not in material default under any of said leases and there is no event which, with the giving of notice or the passage of time, or both, would give rise to such a material default. Except as set forth on Schedule 2.5, the Real Property utilized by the AssuredIM Operating Companies and AssuredIM Subsidiaries constitutes all of the real property used in or necessary to conduct the business of the AssuredIM Operating Companies and AssuredIM Subsidiaries as currently conducted. 2.6 Assets Under Management. (a) Set forth on Schedule 2.6(a) is a complete and correct list as of the Balance Sheet Date of all Advisory Contracts in effect on such date, setting forth with respect to each such Advisory Contract, the:

14 (i) name of the Client under such Advisory Contract and the type of Client (e.g., private fund, CLO, separate account); (ii) amount of assets under management pursuant to such Advisory Contract as of the Balance Sheet Date, broken out as follows by Client, as applicable: (A) net asset value, (B) total capital commitments, and (C) drawn capital commitments; (iii) fee schedule(s) and any other compensation arrangements in effect with respect to such Advisory Contract (including, without limitation, investment management fees, performance fees and incentive fees); and (iv) identity of which of the AssuredIM Operating Companies or the AssuredIM Subsidiaries are parties to such Advisory Contract (or are Relying Advisers in relation thereto) and the capacity in which they are acting. Except as set forth on Schedule 2.6(a), there are no Contracts pursuant to which any of the AssuredIM Operating Companies or AssuredIM Subsidiaries has undertaken or agreed to cap, waive, offset, reimburse, refund, clawback, giveback or otherwise reduce any fees payable or paid by or with respect to any of the Clients set forth on Schedule 2.6(a) or pursuant to any of the Contracts set forth on Schedule 2.6(a). As of the date hereof, except as set forth on Schedule 2.6(a) and except with respect to the AssuredIM Legacy Funds, no Client or investor in any Client has provided written notice to the AssuredIM Operating Companies or AssuredIM Subsidiaries of an intention to terminate, place under review, negotiate or renegotiate its investment relationship with the AssuredIM Operating Companies or AssuredIM Subsidiaries or replace any such AssuredIM Operating Company or AssuredIM Subsidiary in that respect. (b) No Client is, or since October 1, 2019, has been, (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or “plan,” as defined in Section 4975 of the Code that is subject to Title I of ERISA or Section 4975 of the Code; (ii) a Person acting on behalf of such a plan; or (iii) an entity whose assets constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Code (each of the foregoing, an “ERISA Investor”). Schedule 2.6(b) sets forth a correct and complete list of each AssuredIM Fund which has, or since October 1, 2019 has had, one or more investors which is an ERISA Investor. With respect to each such AssuredIM Fund set forth on Schedule 2.6(b), (A) all investors in such AssuredIM Fund have provided such AssuredIM Fund with a subscription document which requires the investor to represent whether or not such investor is an ERISA Investor, (B) each such subscription document has been reviewed for accuracy and completeness by such AssuredIM Fund’s administrator; and (C) the underlying assets of each AssuredIM Fund do not constitute, and have never constituted, assets of an ERISA Investor because less than twenty five percent (25%) of the total value of each class of equity interests in such AssuredIM Fund (calculated in accordance with 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA) are held and have been held by ERISA Investors. (c) No exemptive Orders, “no-action” letters or similar exemptions or regulatory relief or guidance have been obtained, nor are any requests pending therefor as of the date of this Agreement, by or with respect to the AssuredIM Operating Companies or the AssuredIM Subsidiaries, in connection with the business of the AssuredIM Operating Companies

15 or the AssuredIM Subsidiaries, or by or with respect to any AssuredIM Fund in connection with the provision of Investment Management Services to such AssuredIM Fund by the AssuredIM Operating Companies or the AssuredIM Subsidiaries. (d) With respect to each Client, copies of any and all current Offering Documents (including any and all Side Letters and similar arrangements with investors) and Organizational Documents of such Client have been made available to Sound Point by the AssuredIM Operating Companies or the AssuredIM Subsidiaries. (e) With respect to each Client, since October 1, 2019, each investment on behalf of such Client has been made in all material respects in accordance with such Client’s investment policies and restrictions set forth in its Advisory Contract and in its Offering Document and Organizational Documents in effect at the time the investments were made, and has been held in all material respects in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held and to the extent such investments were made, directly or indirectly, by the AssuredIM Operating Companies or the AssuredIM Subsidiaries. 2.7 AssuredIM Financial Statements. (a) AGUS has made available to Sound Point true, correct and complete copies of following financial statements as set forth on Schedule 2.7(a) (collectively, the “AssuredIM Financial Statements”): (i) the unaudited combined balance sheet and combined income statements for each of the twelve-months ended December 31, 2020, December 31, 2021, and December 31, 2022 (the “Balance Sheet Date”), in each case of the AssuredIM Operating Companies and the AssuredIM Subsidiaries; and (ii) the audited financial statements of AssuredIM London as of December 31, 2021. The AssuredIM Financial Statements present fairly in all material respects, the financial condition of the AssuredIM Operating Companies at the dates of said statements and the results of its operations in accordance with GAAP (other than as expressly noted therein), applied consistently during the periods covered thereby (except that such unaudited financial statements do not include footnote disclosure and are subject to normal year-end audit adjustments). (b) The AssuredIM Operating Companies and the AssuredIM Subsidiaries have no liabilities, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except: (i) liabilities specifically reflected and adequately reserved against on the AssuredIM Financial Statements; (ii) liabilities consisting of contractual performance or payment obligations in the ordinary course of business consistent with past practice; and (iii) other than under and pursuant to the Retention Letter Agreements, liabilities incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the AssuredIM Operating Companies, in each case, which are not resulting from or arising out of any breach of contract, breach of warranty, tort, infringement misappropriation or violation of Law.

16 (c) The AssuredIM Operating Companies maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Since October 1, 2019, there has not been (x) any significant deficiency or material weakness in any system of internal accounting controls used by any of the AssuredIM Operating Companies, (y) any Fraud or other wrongdoing that involves any of the management or other employees of the AssuredIM Operating Companies who have a role in the preparation of financial statements or the internal accounting controls used by the AssuredIM Operating Companies, or (z) any written Claim or, to the Knowledge of AGUS, any allegation regarding any of the foregoing. (d) Schedule 2.7(d) sets forth a correct list of all Indebtedness of each AssuredIM Operating Company and identifies for each item of Indebtedness the outstanding amount thereof as of the date of this Agreement. (e) Schedule 2.7(e) sets forth the aggregate amount of all obligations of the AssuredIM Operating Companies for deferred compensation as of the Balance Sheet Date other than (i) amounts included in the AssuredIM Financial Statements, (ii) amounts payable with respect to the Retention Letter Agreements, and (iii) amounts payable pursuant to Contracts disclosed on Schedule 2.19(a). 2.8 Taxes. Except as set forth on Schedule 2.8: (a) Each AssuredIM Operating Company, each AssuredIM Subsidiary and each AssuredIM Fund has, in accordance with applicable Law, timely filed or furnished all income and other material Tax Returns required to be filed or furnished by it, and all such returns are true, correct, and complete in all material respects. Each of the AssuredIM Operating Companies, each AssuredIM Subsidiary and each AssuredIM Fund has paid or caused to be paid all Taxes (whether or not shown on a Tax Return) required to be paid by it through the date hereof. The unpaid Taxes of each AssuredIM Operating Company and of each AssuredIM Subsidiary (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (other than the reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the unaudited statements of financial condition of each AssuredIM Operating Company and of each AssuredIM Subsidiary at the Balance Sheet Date and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof and the date of the Closing in accordance with the past custom and practice of each AssuredIM Operating Company and of each AssuredIM Subsidiary in filing its Tax Returns. All Taxes required to be collected or withheld by each AssuredIM Operating Company, each AssuredIM Subsidiary and each AssuredIM Fund in connection with amounts paid or owing to any creditor, equityholder or other third party including, but not limited to, Taxes arising as a result of payments, including salaries and wages, to employees of each AssuredIM Operating Company and of each AssuredIM Subsidiary or to the partners of each AssuredIM Fund, have been collected or withheld, and have either been timely paid to the respective Governmental Authorities, set aside in accounts for such purpose, or accrued, reserved against, and entered on the books and records of the applicable AssuredIM Operating Company, AssuredIM Subsidiary or AssuredIM Fund.

17 (b) Neither the IRS nor any other Governmental Authority responsible for the imposition or collection of any Tax (a “Taxing Authority”) is now asserting or, to the Knowledge of AGUS, threatening to assert against any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds any deficiency or Claim for additional Taxes. No Claim has ever been made in writing by a Taxing Authority in a jurisdiction where an AssuredIM Operating Company, an AssuredIM Subsidiary or an AssuredIM Fund does not file reports or returns that an AssuredIM Operating Company, an AssuredIM Subsidiary or an AssuredIM Fund is or may be subject to taxation by that jurisdiction. There are no Tax liens or security interests on any of the assets or equity interests of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds that arose in connection with any failure (or alleged failure) to pay any Taxes (other than liens for Taxes not yet due and payable). None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has ever entered into a “closing agreement” with any Taxing Authority pursuant to Section 7121 of the Code or similar provision of state, local, or foreign Law. (c) There has not been any audit of any Tax Return filed by the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds, no such audit is in progress, and none of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has been notified by any Taxing Authority in writing that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax Return was or is to be filed by the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds is in force, and no waiver or agreement by the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds is in force for the extension of time for the assessment or payment of any Taxes. (d) None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has ever been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) or any comparable provision of state, local, or foreign Law governing affiliated groups. None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds is a party to, or has any obligation under, any Tax sharing agreement other than pursuant to a Contract entered into in the ordinary course of business the principal subject matter of which is not Taxes (a “Commercial Contract”). None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, pursuant to any contractual obligation, other than a Commercial Contract, or otherwise. (e) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into, or issued by any Taxing Authority with respect to an AssuredIM Operating Company, an AssuredIM Subsidiary or an AssuredIM Fund. (f) None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has been a party to a “reportable transaction” as such term is defined in Treasury Regulations Section 1.6011-4(b) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax Law.

18 (g) Since the Balance Sheet Date, none of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has (i) amended any income or other material Tax Return or filed any Tax Return in a jurisdiction where it did not file a Tax Return of the same type in the immediately preceding Tax period, (ii) made, changed or rescinded any election relating to Taxes, (iii) surrendered any Claim for a refund of Taxes, (iv) made any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return, or (v) settled any Claim relating to Taxes. (h) None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries (or Sound Point on account of its Tax ownership of the AssuredIM Operating Companies or the AssuredIM Subsidiaries) will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws) for a taxable period ending on or prior to the Closing Date; (ii) an installment sale, excess loss account, deferred intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any comparable provision of state, local or foreign Tax Laws) or open transaction occurring on or prior to the Closing Date; (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date; or (iv) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any comparable provision of state, local or foreign Tax Laws). (i) At all times since its formation, each AssuredIM Operating Company and each AssuredIM Subsidiary, other than AssuredIM London, has been classified for U.S. federal income Tax purposes as an entity disregarded as separate from its owner within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i). (j) None of the terminations of the Intercompany Agreements pursuant to Section 5.14(a) or the settlements of any intercompany accounts pursuant to Section 5.14(b) will cause any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries to incur any Tax liability. Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 2.8, Section 2.9(b) (solely to the extent relating to Section 5.2(l)), Section 2.19, and Section 2.20(e) shall be the only representations or warranties in this Agreement regarding Taxes. 2.9 Absence of Certain Changes. (a) Since the Balance Sheet Date, none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has suffered any condition, event or occurrence which has had or would reasonably be expected to have an AssuredIM Material Adverse Effect. (b) Since the Balance Sheet Date none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has taken any action which, had it occurred after the

19 date of this Agreement, would have required the consent of Sound Point under clauses (a) - (bb) of Section 5.2. 2.10 Ordinary Course. Except as otherwise specifically contemplated by this Agreement, since the Balance Sheet Date, each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries has conducted its business in the ordinary course consistent with its prior practices in all material respects. 2.11 Intellectual Property. (a) Each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries has ownership of or license or other legally enforceable right to use (other than as set forth on Schedule 2.11(a)) all material Intellectual Property used in the businesses of the AssuredIM Operating Companies and the AssuredIM Subsidiaries as presently conducted. AGUS has not received any written Claims or demands of any other Person pertaining to any of such Intellectual Property owned by any of the AssuredIM Operating Companies and the AssuredIM Subsidiaries, that are pending or, to the Knowledge of AGUS, threatened, which challenge the rights of any of the AssuredIM Operating Companies and the AssuredIM Subsidiaries in respect of the Intellectual Property used in connection with its business. Each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries has the right to use, free and clear of any Claims or rights of other Persons except, with respect to licensed assets, the rights of the owner/licensor thereof, all customer lists (subject to applicable confidentiality restrictions), investment and other processes, computer software (other than rights of other Persons in computer software that is generally available to the public in the retail marketplace), systems, data compilations, research results and other information required for their services and their businesses as presently conducted. (b) Except for Trade Secrets, all items of Intellectual Property that are material to the businesses or operations of the AssuredIM Operating Companies or the AssuredIM Subsidiaries are listed on Schedule 2.11(b). None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has any Patents, trademark or service mark registrations, trademark or service mark applications, or registered copyrights. (c) All licenses or other agreements under which any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries have been granted rights in items of Intellectual Property which are material to the businesses or operations of the AssuredIM Operating Companies or the AssuredIM Subsidiaries are listed on Schedule 2.11 or Schedule 2.12. All said licenses or other agreements are in full force and effect, and there is no material default by any party thereto. (d) Except as set forth on Schedule 2.11(d), none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has granted material rights to others in Intellectual Property owned or licensed by any AssuredIM Operating Company or AssuredIM Subsidiary. (e) The AssuredIM Operating Companies and the AssuredIM Subsidiaries have taken commercially reasonable measures to maintain the secrecy of, and protect

20 the value of, its Trade Secrets. No Trade Secrets or, to the Knowledge of AGUS, any other Confidential Information or confidential Intellectual Property has been disclosed by any AssuredIM Operating Company or any AssuredIM Subsidiary to any Person, other than latent confidential information embodied in new products upon release, except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached. All former and current officers, directors, employees, personnel, consultants, advisors, agents, independent contractors and contract manufacturers of the AssuredIM Operating Companies and the AssuredIM Subsidiaries (or any of their predecessors), who have contributed to or participated in the conception or development of any material Intellectual Property have entered into a written agreement with the AssuredIM Operating Companies or one of the AssuredIM Subsidiaries transferring to the AssuredIM Operating Companies or such AssuredIM Subsidiary all such Intellectual Property by operation of law or by valid written assignment. (f) To the Knowledge of AGUS, there has been no misappropriation of Trade Secrets or other infringement by other Persons of any Intellectual Property rights of any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries. (g) To the Knowledge of AGUS, the present businesses, activities and products of the AssuredIM Operating Companies and the AssuredIM Subsidiaries do not infringe any rights of any other Person in Intellectual Property. No proceeding charging any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries with infringement of any Intellectual Property of any other Person has been filed or, to the Knowledge of AGUS, is threatened as of the date of this Agreement. To the Knowledge of AGUS, none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is making unauthorized use of any Confidential Information or Trade Secrets of any Person. Except as set forth on Schedule 2.11(g), none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has any agreements or arrangements with any Persons (other than the AssuredIM Operating Companies and the AssuredIM Subsidiaries) related to confidential information or Trade Secrets of such Persons, other than non-disclosure and confidentiality agreements entered into in the ordinary course with respect to the investment activities of the AssuredIM Funds. To the Knowledge of AGUS, the activities of employees of the AssuredIM Operating Companies and AssuredIM Subsidiaries on behalf of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds, do not violate any such agreements or arrangements. (h) All source code and other documentation concerning Software owned by any of the AssuredIM Operating Companies and the AssuredIM Subsidiaries is accurate, complete and sufficiently documented to enable a Software developer of reasonable skill to understand, modify, debug, enhance, compile, support and otherwise utilize all aspects of the Software to which it pertains, without reference to other sources of information. No such source code has been delivered or licensed to any other Person, or is subject to any source code escrow or assignment obligation. To the Knowledge of AGUS, any Software owned and created or developed by the AssuredIM Operating Companies or the AssuredIM Subsidiaries is free and clear of any defects, malware, viruses or other malicious code. The AssuredIM Operating Companies and the AssuredIM Subsidiaries have not used open source governed, in whole or in part, by the terms of the GNU General Public License or any other similar open source license in a way that requires (as a license condition) that AssuredIM Operating Companies or the AssuredIM Subsidiaries (i) disclose or license any proprietary source code of its proprietary Software or

21 (ii) refrain from enforcing its rights in any Patents owned by any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries. (i) Each of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds, have at all times since October 1, 2019, complied in all material respects with all Applicable Privacy and Data Security Laws. No notice or allegation has been received since October 1, 2019, by any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds from a competent authority alleging that the AssuredIM Operating Companies or the relevant AssuredIM Subsidiary or AssuredIM Fund has not complied with all Applicable Privacy and Data Security Laws. No individual has claimed since October 1, 2019, and, to the Knowledge of AGUS, no grounds exist for an individual to Claim, compensation from any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds for breaches of Applicable Privacy and Data Security Laws. (j) The AssuredIM Operating Companies, AssuredIM Subsidiaries and AssuredIM Funds have taken, and are currently taking, reasonable measures to detect breaches of Personal Information, and maintain and train applicable personnel on policies and procedures to escalate any such detected breaches to the attention of the AssuredIM Operating Companies’, AssuredIM Subsidiaries’, or AssuredIM Funds’ executives. (k) Neither the execution, delivery nor performance of this Agreement nor the consummation of the transaction hereunder will constitute a material violation of any Applicable Privacy and Data Security Laws. (l) Each of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds maintain commercially reasonable records of their customers’ communications preferences, such as opt-ins and opt-outs for various forms of direct marketing, behavioral advertising, and customer and location tracking, sufficient for the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds to honor such preferences and comply with all Applicable Privacy and Data Security Laws in all material respects. 2.12 Material Contracts. (a) Schedule 2.12 sets forth a correct list of all of the written or oral agreements, contracts, leases, licenses, sub-licenses, notes, bonds, mortgages, indentures, undertaking, instruments, commitments or other agreements that, in each case, is legally binding (other than purchase orders) (including any amendments, supplements, modifications, renewals, extensions and guarantees thereto) (“Contracts”) of the following types to which any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is, as of the date hereof, a party or by which any of their respective properties or assets are bound (together with those Contracts described on Schedule 2.6(a) (Advisory Contracts), Schedule 2.11 (Intellectual Property), Schedule 2.12 (Material Contracts), Schedule 2.16 (Insurance), and Schedule 2.21 (AssuredIM Funds) hereto, the “Material Contracts”): (i) Advisory Contract or any other Contract for the provision of Investment Management Services;

22 (ii) Contract relating to “soft-dollar” arrangements (i.e., providing for benefits relating to commissions generated from financial transactions executed by broker-dealers on behalf of any Clients) or similar arrangements; (iii) Contract for the provision of administrative services or other similar services, including with any Client; (iv) Contract for the provision of custodial services or other similar services; (v) Contract for the provision of services to Clients of the AssuredIM Operating Companies or any AssuredIM Subsidiary, other than Investment Management Services (e.g., brokerage services, Tax preparation or similar services); (vi) Contract for the purchase of any assets, material or equipment for any of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds except purchase orders in the ordinary course for less than $25,000 each, such orders not exceeding $100,000 in the aggregate; (vii) Contract creating any obligations of any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries of $250,000 or more but not including any such Contract specifically disclosed elsewhere under this Agreement and not including the Retention Letter Agreements; (viii) Contract for the sale of all or any portion of the assets in excess of $250,000 of any of the AssuredIM Operating Companies or AssuredIM Subsidiaries, or any Contract for the purchase of all or any portion of the assets in excess of $250,000 of any other entity; (ix) Contract with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to any AssuredIM Operating Company, AssuredIM Subsidiary or AssuredIM Fund (including without limitation any agreement with respect to solicitation of prospective investors in any of the AssuredIM Funds); (x) Contract containing covenants (A) limiting the freedom of the AssuredIM Operating Companies or the AssuredIM Subsidiaries (or their respective Affiliates) to compete in any line of business or with any Person or (B) granting exclusive rights to any Person to sell, distribute or promote in any geographical area any particular product of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds; (xi) Contract: (A) for borrowed money, (B) evidenced by bonds, debentures, notes or similar instruments, (C) to pay the deferred purchase price of property or services, (D) under leases that would, in accordance with GAAP, appear on the balance sheet of the lessee as a liability, (E) secured by a Claim, (F) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (G) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another Person (other than

23 Contracts entered into by the AssuredIM Funds in the ordinary course of their portfolio investment, trading, hedging and related activities); (xii) Contract relating to any joint venture, partnership, strategic alliance or similar relationship; (xiii) Contract under which any of the AssuredIM Operating Companies or AssuredIM Subsidiaries has, directly or indirectly, made any advance, loan, or extension of credit to, or capital contribution or other investment (other than expense reimbursements in the ordinary course) in, any other Person, including any of the AssuredIM Funds; (xiv) Contract materially restricting the ability of any AssuredIM Operating Company or AssuredIM Subsidiary to solicit or hire any other Person; (xv) Contract with any Governmental Authority; (xvi) Contract which contains (A) a “most favored nation,” right of first refusal or negotiation, or similar provisions running in favor of or against any of the AssuredIM Operating Companies, any AssuredIM Subsidiaries or any AssuredIM Funds (other than AssuredIM Legacy Funds), (B) “clawback” “giveback” or similar obligations running in favor of or against any of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds (other than AssuredIM Legacy Funds), (C) reimbursements, refunds, caps or waivers on fees or expenses or (D) “key person” provisions (including any such “key person” provisions giving rights of termination of, or obligations to notify, other parties) running against any of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds (other than AssuredIM Legacy Funds); (xvii) Contract that restricts payment of dividends or any distributions in respect of AssuredIM Interests or the equity interests of the AssuredIM Subsidiaries; (xviii) Contract entered into since October 1, 2019, providing for a merger or consolidation or acquisition of, or sale of all or a material portion of the assets of, or other extraordinary transaction in respect of, any of the AssuredIM Operating Companies or AssuredIM Subsidiaries with or to any other Person; (xix) Contract relating to any swap, forward, futures, warrant, potion, cap, floor or collar financial Contract, or any other interest-rate, commodity price, equity value or foreign currency protection Contract or other hedging or derivative transaction involving a notional exposure by any AssuredIM Operating Company or AssuredIM Subsidiary of more than $250,000 as of the Balance Sheet Date; (xx) Contract with an Affiliate that is material to the business of any AssuredIM Operating Company, AssuredIM Subsidiary or Client; or

24 (xxi) any other Contract which is otherwise material to the business of the AssuredIM Operating Companies and AssuredIM Subsidiaries. A true and correct copy (or, with respect to any oral Material Contract, a correct written summary of the terms and conditions of such oral Material Contract) of each Material Contract (including all amendments, modifications, exhibits and schedules thereto) has been made available to Sound Point. The applicable AssuredIM Operating Company or AssuredIM Subsidiary has performed or complied with all of its covenants and obligations under each Material Contract in all material respects, and neither the applicable AssuredIM Operating Company or AssuredIM Subsidiary, nor, to the Knowledge of AGUS, any other party to a Material Contract is in, or is alleged to be in, breach or violation of or default under such Material Contract. The AssuredIM Operating Companies and AssuredIM Subsidiaries have not received any written or, to the Knowledge of AGUS, oral notice from any counterparty to a Material Contract that such counterparty intends to terminate, make any material redemption under, not renew, or materially amend the terms of such Material Contract, including any material decrease, subsidy, rebate, discount, waiver or deferral of fees chargeable by any AssuredIM Operating Company or AssuredIM Subsidiary under such Material Contracts, and no AssuredIM Operating Company or AssuredIM Subsidiary has given any such written or oral notice to any counterparty to a Material Contract. The AssuredIM Operating Companies and the AssuredIM Subsidiaries have not waived any of their material rights under any Material Contract. Except as set forth on Schedule 2.12, none of the Contracts set forth on Schedule 1 to the UK Business Transfer Agreement as of the date of this Agreement require that AssuredIM London obtain any approval, consent or waiver (including in connection with a change of control, as applicable) from any Person in connection with the execution, delivery and performance of the UK Business Transfer Agreement by AssuredIM London. 2.13 Litigation. (a) Except as set forth on Schedule 2.13(a), there is not, and since October 1, 2019, there has not been any litigation, examination, audit or other action, suit or proceeding or, to the Knowledge of AGUS, any investigation, at law or in equity, by or before any Governmental Authority (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code or any action, suit, proceeding or investigation under any federal or state securities Law, rule or regulation), in which any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds, to the Knowledge of AGUS, any other officer, director, member, partner, investor or employee of any such Person is a party or otherwise engaged or, to the Knowledge of AGUS, with which any of them is threatened, in connection with the businesses, affairs, properties or assets of the AssuredIM Operating Companies, the AssuredIM Subsidiaries, or which would reasonably be expected to hinder the enforceability or performance of this Agreement, any of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby. There are no Orders currently in effect against AGUS or any of its Affiliates that would reasonably be expected to prevent or materially delay the ability of AGUS to perform its obligations hereunder. (b) Except as set forth on Schedule 2.13(b), none of the AssuredIM Operating Companies, AssuredIM Subsidiaries are, and since October 1, 2019, have been, subject to any Order. None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries is a party to or bound by any Contract or other means to settle or compromise any litigation or other action,

25 suit or proceeding against it which has involved any obligation other than the payment of money or under which any of the AssuredIM Operating Companies, AssuredIM Subsidiaries has any continuing liability. 2.14 Compliance with Laws; Permits. (a) Except as set forth on Schedule 2.14(a), each of the AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds is, and at all times since October 1, 2019, has been, in compliance in all material respects with all applicable Laws, including, without limitation, the Advisers Act, ERISA, the Exchange Act, the Investment Company Act, the Securities Act, the Financial Markets and Services Act and the regulations promulgated under each of the foregoing. (b) None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds or, to the Knowledge of AGUS (solely in connection with the business of any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds), any other director, officer or employee of any of the foregoing Persons, is in default with respect to any Order issued by any Governmental Authority relating to or otherwise affecting any of the foregoing Persons that, individually, or in the aggregate, would reasonably be expected to be material to the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds. None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds or, to the Knowledge of AGUS, any other director, officer or employee of any of the foregoing Persons, has at any time since October 1, 2019, been, or is as of the date hereof, charged with any violation of any Laws or has received any notice asserting any violation of any Laws affecting or relating to the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds or their businesses or the transactions contemplated hereby that, individually, or in the aggregate, would reasonably be expected to be material to the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds. (c) Except as set forth on Schedule 2.14(c), none of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds is subject to any cease-and-desist or other Order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any Order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Authority that materially restricts the conduct of the foregoing Persons and that in any manner relates to the businesses of any of the foregoing Persons or is on notice of any pendency of any of the foregoing. (d) Each of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds conducts and at all times since October 1, 2019, has conducted its business in all material respects in accordance with, and at all times since October 1, 2019, has otherwise complied in all material respects with, the relevant AssuredIM Funds’ Offering Documents, Organizational Documents and other constituent documents. (e) Since October 1, 2019, none of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds, nor, to the Knowledge of AGUS, any Affiliate, director, officer or employee thereof, or any agent, representative, sales

26 intermediary or other third party acting on behalf of any member of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds: (i) has taken any action in violation of or prohibited by any applicable anticorruption, anti-money laundering or anti-bribery Laws, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd 1 et seq.) and the U.K. Bribery Act and any such Laws or executive Orders administered by the U.S. Department of the Treasury, the Office of Foreign Assets Control, the United Nations Security Council, The European Union or His Majesty’s Treasury; (ii) has offered, paid, given, promised to pay or give or authorized the payment or gift of anything of value, directly or indirectly through third parties, to any Public Official or other Person, for purposes of (A) influencing any act or decision of any Public Official or other Person in his or her official capacity; (B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty; (C) securing any improper benefit; or (D) inducing such Public Official or other Person to use his or her influence with a government, Governmental Authority, commercial enterprise owned or controlled by any government (including state owned or controlled facilities), or any other Person in order to assist the business of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds, or any Person related in any way to the business of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds, in obtaining or retaining business or directing any business to any Person. None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries or any “covered associate” (as defined under the Advisers Act) of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has made a contribution to an official of a government entity (as such terms are defined in Rule 206(4)-5 of the Advisers Act) in excess of the de minimis limits set forth in of Rule 206(4)-5 of the Advisers Act. 2.15 Business; Registrations. (a) Each AssuredIM Operating Company has at all times since its inception been engaged solely in the business of providing Investment Management Services, holding interests in Persons that provide Investment Management Services or holding interests in AssuredIM Funds. (b) Each of AssuredIM and BlueMountain (collectively, the “RIAs”) has at all times since October 1, 2019, been duly registered as an investment adviser under the Advisers Act and registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of its business required or requires such registration, licensing or qualification. None of the other AssuredIM Operating Companies or AssuredIM Subsidiaries or Affiliates is required to be registered as an investment adviser under the Advisers Act or any other applicable Laws. Each AssuredIM Operating Company and AssuredIM Subsidiary that is or has been at any time since October 1, 2019, a Relying Adviser, a Foreign Private Adviser, or an Exempt Reporting Adviser is and has been since such time in compliance with all applicable Laws. Each RIA has delivered to Sound Point true and complete copies of its most recent Form ADV, as amended to date, and each of the AssuredIM Operating Companies has delivered or made available to Sound Point true and complete copies of all of its other foreign and domestic registration forms, likewise as amended to date. At all times since October 1, 2019, the information contained in such forms (and in any such forms filed by any predecessors thereto) was true and complete in all material respects at the time of filing and each RIA has made all material amendments to such forms as they are required to make under applicable Laws. Each AssuredIM Operating Company and each of its supervised persons (as that term is defined in the Advisers Act) have all permits, registrations,

27 qualifications, licenses, notice or other filing, franchises, certifications and other approvals (collectively, “Licenses”) required from Governmental Authorities in order for them to conduct the businesses presently conducted by the AssuredIM Operating Companies and the AssuredIM Subsidiaries, as the case may be, and such supervised persons in the manner presently conducted. Each such License is and has been since October 1, 2019, valid, is in full force and effect and is not the subject of any pending or, to the Knowledge of AGUS, threatened administrative or judicial proceeding to revoke, cancel, suspend, modify or declare such License invalid or deficient in any respect. The books and records of the AssuredIM Operating Companies and AssuredIM Subsidiaries relating to Investment Management Services are complete and correct in all material respects and, have been maintained, in all material respects, in accordance with applicable Laws and generally accepted business practices within the investment management industry. (c) None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or, to the Knowledge of AGUS, any Person “associated” (within the meaning of Section 202(a)(17) of the Advisers Act) with the foregoing, has at any time, been convicted of any crime or is or has at any time, been engaged in any conduct that would be a basis for (i) denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder, or ineligibility to serve as an Associated Person of an investment adviser, or (ii) being ineligible to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act, and to the Knowledge of AGUS there is no proceeding or investigation that is reasonably likely to become the basis for any such ineligibility, disqualification, denial, suspension or revocation. To the Knowledge of AGUS, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries, AGUS or any Person listed in the first paragraph of Rule 506(d)(1) promulgated under the Securities Act (in each case with respect to an AssuredIM Operating Company, an AssuredIM Subsidiary or an AssuredIM Fund as an issuer). (d) None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has at any time since October 1, 2019, been a “broker” or “dealer” within the meaning of the Exchange Act. Except as set forth on Schedule 2.15(d), none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has at any time since October 1, 2019, been a “commodity pool operator” or “commodity trading adviser” within the meaning of the Commodity Exchange Act or the regulations of the Commodity Futures Trading Commission, or a trust company. Except as set forth on Schedule 2.15(d), since October 1, 2019, none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries, or the AssuredIM Operating Companies’ other directors, officers or employees, (i) is registered or required to be registered as a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a retail forex dealer, a broker, a dealer, a registered representative or Associated Person, a counseling officer, an insurance agent, a sales Person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, FINRA or the securities commission of any state or any self-regulatory body; or (ii) a member or member firm of a U.S. designated contract market, as such term is defined in the Commodity Exchange Act. No Person renders Investment Management Services to or on behalf of Clients of any AssuredIM Operating Company or AssuredIM Subsidiary, other than full-time employees of the RIAs (or a Relying Adviser thereof).

28 (e) AssuredIM London is duly authorized by the FCA as an authorized Person under the FSMA and has all necessary authorizations from the FCA to carry on its business in the United Kingdom and in each other jurisdiction where the conduct of its business requires such authorizations. At all times, AssuredIM London has timely filed all documents required to be filed with the FCA under applicable Laws (each, an “FCA Document”) and has paid all fees and assessments due and payable in connection therewith. At all times, as of the date of its filing or amendment, each such FCA Document complied in all material respects with applicable Laws. Except for AssuredIM London, none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is required to be, or at any time has been, authorized by any Governmental Authority of the United Kingdom, whether under the FSMA or otherwise. (f) Since October 1, 2019, each AssuredIM Operating Company and each AssuredIM Subsidiary has filed (after giving effect to any extensions) all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority pursuant to applicable Laws. No such filing contained any material misstatement or omission at the time of filing. (g) Since October 1, 2019, all investment performance records (“Track Records”) used by any AssuredIM Operating Company or AssuredIM Subsidiary have been used in compliance with all applicable Laws, are owned by such company or Subsidiary, and such company or Subsidiary has the right to use the Track Records. No other Person has the right to use the Track Records. Since October 1, 2019, no AssuredIM Operating Company or AssuredIM Subsidiary has violated any Contract or applicable Laws which would cause the Track Records to be invalid or not available for use by Sound Point upon consummation of the transactions contemplated by this Agreement. The AssuredIM Operating Companies and the AssuredIM Subsidiaries have possession of, or immediate access to, all books and records and other documentation necessary or desirable to calculate and substantiate the Track Records for purposes of the Advisers Act. Since October 1, 2019, no AssuredIM Operating Company, AssuredIM Subsidiary or AssuredIM Fund has given any guarantee, warranty or assurance as to the future investment performance of any AssuredIM Fund (or investment thereof) or the investment performance resulting from the Investment Management Services nor made any statement that could reasonably be understood as such. 2.16 Insurance. Each of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds (a) has, and will have as of the Closing, in full force and effect all insurance coverage and bonds required by ERISA and other applicable Laws and by any Contract to which any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds is a party and (b) has made available to Sound Point copies of all (i) insurance policies, binder, bonds or risk management agreements maintained by the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds and (ii) documentation or correspondence, including any reservation of rights letters, relating to any pending or outstanding Claims under such insurance coverages and bonds. All insurance policies maintained by the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds as of the date of this Agreement are listed on Schedule 2.16 hereto and provide adequate insurance coverage for the properties and assets of the AssuredIM Operating Companies and the AssuredIM Subsidiaries and the operation of their business for all risks normally insured against by a Person

29 carrying on the same business and for all risks to which they are normally exposed. All applications for insurance coverage by the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds, and all other material statements made by the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds to insurers in connection with requests to procure insurance coverage, have been materially accurate. None of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds is in material default under any such insurance policy and all premiums thereunder have been paid in full. Except as set forth on Schedule 2.16, no Claim is outstanding by any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds under any such insurance policy, and each of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds, as applicable, has cooperated in all material respects with insurance carriers in connection with any pending or outstanding Claims. None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds have received since October 1, 2019, notice from any insurer or agent of any material changes in the terms or premium under such insurance policy or bond or intent to cancel any such insurance policy or bond or have otherwise been denied by an insurer thereunder. 2.17 Finder’s Fee. None of the AssuredIM Operating Companies has incurred, become liable for or otherwise entered into any Contract or agreement with respect to any broker’s commission, finder’s fee or similar payment relating to or in connection with the transactions contemplated by this Agreement. 2.18 Transactions with Interested Persons. Except for the Assured Benefit Plans, since October 1, 2019, none of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds has been a party to any transaction or Contract or arrangement with AGUS, any director, officer or employee of the AssuredIM Operating Companies or any of the AssuredIM Subsidiaries, or any of the respective Affiliates or Immediate Family members of any such Persons, and, to the Knowledge of AGUS, none of such Persons owns, directly or indirectly on an individual or joint basis, any interest (excluding passive investments in the shares of any enterprise which are publicly traded; provided that such Person’s holdings therein, together with any holdings of such Person’s Affiliates and Immediate Family members, are less than five percent (5%) of the outstanding shares or comparable interest in such entity in the aggregate) in, or serves as an employee, independent contractor, officer, director or in another similar capacity of, any competitor or Client of the AssuredIM Operating Companies. 2.19 Assured Benefit Plans. (a) Schedule 2.19 hereto contains a true and complete list of each Assured Benefit Plan (as defined below). Any Assured Benefit Plan which is an employment agreement or retention agreement to which any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is a party are marked on such schedule as an “AssuredIM Employment Agreement”. None of the AssuredIM Operating Companies, AssuredIM Subsidiaries or any of their ERISA Affiliates has any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to, or cause to exist any Assured Benefit Plan (or any plan, program or arrangement which would be an Assured Benefit Plan if in effect on the date hereof), (ii) to enter into any contract or agreement to provide compensation or benefits to any

30 individual, or (iii) to modify, change or terminate any Assured Benefit Plan, other than with respect to a modification, change or termination required by ERISA or by the Code. (b) Each Assured Benefit Plan which is intended to qualify under Section 401(a) or 501(a) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section (or with respect to a pre-approved prototype or volume submitter plan, can rely on an opinion or advisory letter from the IRS to the prototype or volume submitter plan sponsor), and has in fact been qualified under the applicable section of the Code from the effective date of such Assured Benefit Plan through and including the Closing (or, if earlier, the date that all of such Assured Benefit Plan’s assets were distributed). No event or omission has occurred which could reasonably be expected to cause any such Assured Benefit Plan to lose its qualification under the applicable section of the Code. (c) Each Assured Benefit Plan has been established and administered in accordance with its terms in all material respects, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. With respect to any Assured Benefit Plan, there has occurred no “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable Laws (including, without limitation, any health care continuation requirements or any other Tax Law requirements, or conditions to favorable Tax treatment, applicable to such plan), which could reasonably be expected to result, directly or indirectly, in any Taxes or penalties or other liabilities to Sound Point. None of AGUS or the AssuredIM Operating Companies or any of their ERISA Affiliates has engaged in any prohibited transaction. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine Claims for benefits or domestic relations Orders) is pending or, to the Knowledge of AGUS, threatened with respect to any such Assured Benefit Plan. (d) None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or their ERISA Affiliates (as defined below) has ever (i) sponsored, maintained or contributed to any employee benefit plan, program or arrangement (including, without limitation, the Assured Benefit Plans) which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)), (ii) contributed to or had any obligation to contribute to, or any liability (whether contingent or otherwise) with respect to any Multiemployer Plan, or (iii) contracted for or provided health care or any other non-pension benefits to any employees (either individually or as part of a group) after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA or as part of severance) or has ever promised to provide such post-termination benefits. None of the Assured Benefit Plans is a multiple employer pension plan or a multiple employer welfare arrangement (within the meaning of section 3(40) of ERISA). (e) With respect to each Assured Benefit Plan, current, accurate, complete and correct copies of the following documents, or to the extent no such copy exists, an accurate description thereof (if applicable to such Assured Benefit Plan) have previously been delivered to Sound Point: (i) all material documents embodying or governing such Assured Benefit Plan, and any funding medium for the Assured Benefit Plan (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Assured Benefit Plan under Code Section 401(a), and any applications

31 for determination or approval subsequently filed with the IRS; (iii) the summary plan description for such Assured Benefit Plan (or other descriptions of such Assured Benefit Plan provided to employees, whether written or oral) and all modifications thereto; (iv) for the three (3) most recently completed years, the Form 5500 and attached schedules, audited financial statements, actuarial valuation reports and attorney’s response to an auditor’s request for information; and (v) any insurance policy (including any fiduciary liability insurance policy) related to such Assured Benefit Plan. (f) None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is in default with respect to any material term or condition of any Assured Benefit Plan, nor will the Closing (or the transactions contemplated hereby) result in any such default, including, without limitation, after the giving of notice, lapse of time or both. (g) None of the assets of any Assured Benefit Plan are invested in employer securities or employer real property. (h) There have been no acts or omissions by the AssuredIM Operating Companies or any of their ERISA Affiliates which have given rise to or may reasonably be expected to give rise to interest, fines, penalties, Taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the AssuredIM Operating Companies or any of their ERISA Affiliates may be liable or under Section 409A of the Code for which the AssuredIM Operating Companies or any of their ERISA Affiliates or any participant in any Assured Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of section 409A of the Code) may be liable. The AssuredIM Operating Companies and each Assured Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Health Plan”) (I) is currently in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and the regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (II) has been in compliance in all material respects with all applicable Healthcare Reform Laws since October 1, 2019. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the AssuredIM Operating Companies or any Assured Benefit Plan that is a Health Plan, to material penalties or excise Taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws. (i) Neither consummation of the transactions contemplated by this Agreement nor this Agreement (whether separately or together with any other action) will accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any current or former director, officer, or employee (including partners who perform services) of AssuredIM Operating Companies or any ERISA Affiliates. None of the payments contemplated by the Assured Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)). There is no Assured Benefit Plan, contract, plan or arrangement to which any of the AssuredIM Operating Companies (or any ERISA Affiliate thereof) is a party or by which it is bound, that requires an AssuredIM Operating Company (or any ERISA Affiliate thereof) to compensate any employee, former employee or any person providing services to the AssuredIM Operating Companies (or any

32 ERISA Affiliate) for excise Taxes paid pursuant to Section 4999 of the Code or for liability such employee, former employee or service provider incurs pursuant to Section 409A of the Code. (j) The AssuredIM Operating Companies (i) have withheld and reported all amounts in material compliance as required by Law or by contract to be withheld and reported with respect to wages, salaries and other payments to employees and former employees, consultants and independent contractors, (ii) are not liable for any material arrearage of wages or any Taxes or any interest, fine or penalty for failure to comply with any of the foregoing and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees or former employees. (k) Each Assured Benefit Plan maintained or contributed to by any AssuredIM Operating Company or any AssuredIM Subsidiary or ERISA Affiliate under the Law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a “Foreign Plan”) is listed on Schedule 2.19(k). As regards each Foreign Plan, (i) such Foreign Plan is, and has been operated, in material compliance with its terms and the provisions of the Laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan, (ii) all contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Laws of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, (iii) each AssuredIM Operating Company, AssuredIM Subsidiary and each of their ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) there are no pending investigations by any Governmental Authority involving such Foreign Plan, and no pending Claims (except for Claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or Claims to benefits under such Foreign Plan, and (v) the consummation of the transactions contemplated by this Agreement will not by themselves create or otherwise result in any liability with respect to such Foreign Plan. No Foreign Plan has unfunded liabilities that will not be offset by insurance. No Foreign Plan, including any Foreign Plan maintained or contributed to by AssuredIM London, is a defined benefit pension plan. (l) For purposes of this Agreement: (i) An “Assured Benefit Plan” means (A) any “employee welfare benefit plan” or “employee pension benefit plan” (as those terms are defined in sections 3(1) and 3(2), respectively, of ERISA), other than a “multiemployer plan” (as defined in section 3(37) of ERISA); (B) any retirement or deferred compensation plan, incentive compensation plan, option plan, stock (or other equity or beneficial interest) plan, phantom equity plan, profit sharing, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, notice entitlement, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements for any current or

33 former employee, director, consultant or agent, whether pursuant to Contract, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA, whether or not subject to ERISA); or (C) any employment agreement, offer letter or consulting agreement, which, with respect to clauses (A), (B) or (C), any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries maintains, sponsors, is a party to, participates in, has a commitment to create or with respect to which any of such entities has or may have any present or future liability, contingent or otherwise. (ii) “ERISA Affiliate” means, with respect to any person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of section 414 of the Code. (iii) “Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) of ERISA. 2.20 Managers, Directors, Officers and Employees. (a) Schedule 2.20(a) hereto contains a true and complete list of all current directors, officers, managers and employees of the AssuredIM Operating Companies and the AssuredIM Subsidiaries (the “AssuredIM Employees”). (b) None of the AssuredIM Operating Companies, or the AssuredIM Subsidiaries is delinquent in payments to any of the AssuredIM Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries would, by reason of the transactions contemplated by this Agreement, be liable to any AssuredIM Employee for any payments. Except as set forth on Schedule 2.20(b), none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. There are no grievances, complaints, charges, Claims, demands or investigations against or involving the AssuredIM Operating Companies or the AssuredIM Subsidiaries pending, or the Knowledge of AGUS, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the AssuredIM Operating Companies or the AssuredIM Subsidiaries, including any grievance, complaint, charge, Claim, demand or investigation relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment-related matter arising under applicable Laws. Each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries has in place all material employee policies required by applicable Laws, and, to the Knowledge of AGUS, there have been no material violations or alleged material violations of any of such policies since October 1, 2019. Each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries that has employees

34 is, and at all times since October 1, 2019, has been, in material compliance with the requirements of the Immigration Reform and Control Act of 1986. (c) None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries are, nor have they been for since October 1, 2019, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization (collectively, “Union”), any Union representing or purporting to represent any AssuredIM Employees, and, to the Knowledge of AGUS, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the AssuredIM Operating Companies or the AssuredIM Subsidiaries. The AssuredIM Operating Companies and the AssuredIM Subsidiaries have no duty to bargain with any Union. (d) The AssuredIM Operating Companies and the AssuredIM Subsidiaries have complied with the WARN Act, or any mini-WARN Act. (e) Each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries has been and is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes. All independent contractors and consultants providing personal services to each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries have been properly classified under the Fair Labor Standards Act and similar state Laws. (f) (i) There is not currently pending, and to the Knowledge of AGUS, since October 1, 2019, there have not been, any allegations of sexual harassment or other sexual misconduct made against any manager, officer, executive or other employee of any AssuredIM Operating Company, or AssuredIM Subsidiary, (ii) since October 1, 2019, none of the AssuredIM Operating Companies and the AssuredIM Subsidiaries has entered into a settlement agreement to resolve any allegations of sexual harassment or other sexual misconduct by any of its managers, officers, executives or other employees, and (iii) to the Knowledge of AGUS, there are no circumstances or conduct by any manager, officer, executive or other employee of any AssuredIM Operating Company, or AssuredIM Subsidiary that would lead to material liability related to allegations of sexual harassment or other sexual misconduct. (g) AssuredIM London has complied with all of its statutory obligations that are applicable as of the date of this Agreement, if any, to inform and consult appropriate representatives as required by Law, including regulation 13 of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE”) in connection with the transfer of employees contemplated by the UK Business Transfer Agreement.

35 (h) Other than those AssuredIM UK Employees set forth on Schedule 2 to the UK Business Transfer Agreement, there are no other individuals employed wholly or mainly by AssuredIM London to whom TUPE will apply as a result of the UK Business Transfer Agreement. (i) None of the AssuredIM UK Employees will become entitled by virtue of such individual’s contract of service or supply to any payment or enhancement in or improvement to such individual’s remuneration, benefits or terms and conditions of service or supply only by reason of the execution of this Agreement or the UK Business Transfer Agreement. (j) Except as set forth on Schedule 2.20(j), AssuredIM London has not entered into any informal or formal agreement to amend or change its terms or conditions of employment or engagement (whether such amendment or change is to take the effect prior to or after the Closing). (k) Except as set forth on Schedule 2.20(k), none of the AssuredIM UK Employees has given notice terminating such individual’s Contract of employment or engagement. (l) None of the AssuredIM UK Employees is under notice of dismissal nor is there any liability outstanding to any AssuredIM UK Employee or former employee except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid. (m) During the period of six (6) months ending with the date of this Agreement, AssuredIM London has not directly or indirectly terminated the employment of any AssuredIM UK Employee 2.21 AssuredIM Funds. (a) Schedule 2.21(a) lists each of the Advisory Contracts, arrangements for the payment of service fees and all administrative services and other service agreements, if any, pertaining to any of the AssuredIM Funds. As to each AssuredIM Fund, there has been in full force and effect an Advisory Contract at all times since October 1, 2019, that any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries (or predecessors thereto) were performing such services for such AssuredIM Fund, and each such Advisory Contract pursuant to which any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries has at any time since October 1, 2019, received compensation in respect of its activities in connection with any of the AssuredIM Funds was duly approved in accordance with all applicable Laws (as applicable to such AssuredIM Fund). (b) None of the AssuredIM Operating Companies or the AssuredIM Subsidiaries (or any predecessors thereto or Affiliates thereof) has at any time since October 1, 2019 (i) sponsored or served as the principal underwriter of any collective investment vehicle required to be registered as an investment company under the Investment Company Act and, in the case of any AssuredIM Fund domiciled outside of the United States, the similar Laws of its jurisdiction of domicile, (ii) provided Investment Management Services to or through any investment company registered under the Investment Company Act, or (except for the AssuredIM Funds) any issuer or other Person that would be an investment company (within the meaning of

36 the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, or (iii) except for Cayman Mutual Funds and CLOs, provided Investment Management Services to or through any issuer or other Person that is required to be registered under the Laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities. Schedule 2.21(b) sets forth with respect to each AssuredIM Fund the exemption from registration under the Investment Company Act and, in the case of any AssuredIM Fund domiciled outside of the United States, the similar Laws of its jurisdiction of domicile, and identifies each Cayman Mutual Fund and CLO. None of the AssuredIM Operating Companies or AssuredIM Subsidiaries provides Investment Management Services to any pooled investment fund other than the AssuredIM Funds. (c) None of the AssuredIM Operating Companies, the AssuredIM Subsidiaries, AGUS, or any Person who is an “affiliated person” (as defined in the Investment Company Act) or any other “interested person” of the AssuredIM Operating Companies (as defined in the Investment Company Act), receives or is entitled to receive any compensation directly or indirectly from any of the AssuredIM Funds or their security holders for other than bona fide investment advisory, administrative or other services. None of the foregoing is an “affiliated person” of an investment company that is registered or required to be registered under the Investment Company Act. (d) Schedule 2.21(d) hereto sets out a complete and accurate list, as of December 31, 2022, of (i) the respective jurisdictions of formation of each of the AssuredIM Funds and any Subsidiaries of the AssuredIM Funds (including any Tax blockers), and each of the AssuredIM Funds and any Subsidiaries of the AssuredIM Funds (including any Tax blockers) is in good standing in such jurisdiction, and (ii) in the form of a report, the issued partnership interests, membership interests or other equity interests, as applicable, and beneficial ownership, of each AssuredIM Fund. (e) Each of the AssuredIM Funds has a separate prime broker, bank, custodian or trustee which is a third-party entity independent of any of the AssuredIM Operating Companies or AssuredIM Subsidiaries (or Affiliates of the foregoing) undertaking asset management services for the AssuredIM Funds. (f) Other than in the capacity of a general partner or in a similar capacity, none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is liable in connection with, on behalf of, or for, any obligation of any of the AssuredIM Funds, and none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries is in a position in which it may become so liable, including on any insolvency, liquidation, transformation, amalgamation, merger or split-up of any of the AssuredIM Funds. (g) True and complete copies of the Organizational Documents for each AssuredIM Fund (other than for the AssuredIM Legacy Funds) have been made available to Sound Point.

37 (h) Each AssuredIM Fund has offered its securities in compliance with all applicable Laws. (i) Each AssuredIM Fund is, and at all times since the date it commenced operations has been, duly organized and validly existing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its assets and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Laws. (j) Each AssuredIM Fund is and since October 1, 2019, has been in compliance with its Organizational Documents and its Offering Documents. (k) With respect to each AssuredIM Fund, to the Knowledge of AGUS, there are no material errors (other than those which have been corrected and notified to the recipients of such reports) in any financial report delivered or made available to its investors, and each such report has been delivered on a timely basis in accordance with applicable Laws, its Organizational Documents and its Offering Documents. (l) As of the Balance Sheet Date, there were no outstanding written notices of redemption, refinancing, reset, repricing, supplemental indenture, amendment to management agreement (other than the transaction contemplated by this Agreement) delivered in accordance with the terms of any Indenture, actions by noteholders acting in writing or by way of formal noteholder meeting as prescribed by and in accordance with the terms and thresholds applicable pursuant to any Indenture (“Material CLO Action”) with respect to any collateralized loan obligation transaction (“CLO”) for which an AssuredIM Operating Company or AssuredIM Subsidiary provides Investment Management Services (each, an “AssuredIM CLO”) and no Material CLO Action is ongoing as of the date hereof or the Closing Date with respect to any CLO for which an AssuredIM Operating Company or AssuredIM Subsidiary provides Investment Management Services. Since the Balance Sheet Date, no investor in a CLO for which an AssuredIM Operating Company or AssuredIM Subsidiary provides Investment Management Services has notified an AssuredIM Operating Company or AssuredIM Subsidiary in writing that such investor intends to submit a notice of Material CLO Action. No notices regarding potential Material CLO Actions (which have not closed) have been published under Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC. (m) AGUS has delivered or made available (including via documents accessible to Intex subscribers) to Sound Point, with respect to each Indenture, copies of the AssuredIM CLO Reports for the eighteen (18) month period prior to the date hereof (the “Delivered Reports”). To the Knowledge of AGUS, the Delivered Reports are true and correct in all material respects having regard to the information required to be delivered under each applicable Indenture and each such Delivered Report accurately reflects all material payments required under the AssuredIM Portfolio Management Agreements from the AssuredIM CLOs to all secured parties under the applicable Indentures. To the Knowledge of AGUS, there are no material errors (which have not been corrected) in the Delivered Reports. AGUS has delivered or made available (including via documents accessible to Intex subscribers) to Sound Point, with

38 respect to each Indenture, true and correct copies of (i) all written notices, written consents, and written directions by any AssuredIM CLO (or by a trustee or collateral administrator) or by any holder of any class of outstanding securities of an AssuredIM CLO which have been addressed or copied to an AssuredIM Operating Company and (ii) all written notices, written consents, and written directions with respect to any matter as to which consent of the holders of any class of outstanding securities has been received, solicited or rejected and which have been addressed or copied to an AssuredIM Operating Company, in each case, for the eighteen (18) month period prior to the date hereof. (n) Each AssuredIM Portfolio Management Agreement is a legal, valid and binding obligation of the AssuredIM Operating Company which is a party thereto, enforceable against such AssuredIM Operating Company in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or similar Laws affecting creditors’ rights generally, and assuming due execution by the counterparty thereto, is in full force and effect. The AssuredIM Operating Companies have not received any written notice from any Person challenging the validity or enforceability of any applicable AssuredIM Portfolio Management Agreement or the obligation to pay the “Management Fees” (or similar term as defined in the applicable AssuredIM Portfolio Management Agreement or Indenture) or any other amounts due to the applicable AssuredIM Operating Company thereunder. Neither the AssuredIM Operating Companies, nor, to the Knowledge of AGUS, any other party, has granted any material waiver under any applicable AssuredIM Portfolio Management Agreement (including, without limitation, waivers or deferrals with respect to any Management Fees (except as set forth on Schedule 2.21(n))) and has not released any AssuredIM CLO, in whole or in part, from any of its material obligations under any AssuredIM Portfolio Management Agreement. AssuredIM or BlueMountain, as applicable, is the sole “Portfolio Manager” under the applicable AssuredIM Portfolio Management Agreement (as such term is defined in such AssuredIM Portfolio Management Agreement) and is not acting in such or any similar capacity for any other Persons, and has not delegated or sub-advised to any Person any asset management rights or obligations in respect of the duties of AssuredIM or BlueMountain, as applicable, thereunder. (o) Neither the applicable AssuredIM Operating Company, nor the applicable AssuredIM CLO, has, to the Knowledge of AGUS, breached any provision of any applicable AssuredIM Portfolio Management Agreement or any applicable Indenture in any material respect. To the Knowledge of AGUS, no event of default and no event that with the passage of time or the filing of notice would reasonably be expected to constitute an event of default has occurred as of the date hereof under any applicable Indenture, and there are no facts or circumstances that would reasonably be expected to result in an event of default under any Indenture, the termination of any applicable AssuredIM Portfolio Management Agreement or the removal or replacement of AssuredIM or BlueMountain, as applicable, or the ability of AssuredIM or BlueMountain, as applicable, to continue to act as Portfolio Manager thereunder, including, without limitation, any event that has resulted in or would reasonably be expected to result in a “Cause” (as defined in such AssuredIM Portfolio Management Agreement) event under such AssuredIM Portfolio Management Agreement. The “Portfolio Manager Information” (or similar term as defined in the AssuredIM Portfolio Management Agreement or the final offering circular with respect to any AssuredIM CLO), as of its date, did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not

39 misleading. None of the AssuredIM Operating Companies have (i) delivered to any AssuredIM CLO any written notice of termination of any applicable AssuredIM Portfolio Management Agreement or written notice of its resignation as the Portfolio Manager under any AssuredIM Portfolio Management Agreement or (ii) received, to the Knowledge of AGUS, from any AssuredIM CLO, any trustee or any holder of securities issued under any Indenture any written notice (A) of any event of default under any applicable AssuredIM Portfolio Management Agreement or Indenture, (B) of termination of any applicable AssuredIM Portfolio Management Agreement or removal or replacement of AssuredIM or BlueMountain, as applicable, as Portfolio Manager thereunder, or (C) expressing any intention to terminate such AssuredIM Portfolio Management Agreement or remove or replace AssuredIM or BlueMountain, as applicable, as Portfolio Manager thereunder. (p) There are no Management Fees that are due and payable by the related AssuredIM CLO under any AssuredIM Portfolio Management Agreement or Indenture that remain unpaid beyond any applicable grace period, and since October 1, 2019, the AssuredIM Operating Companies have received from each applicable AssuredIM CLO the full amount of all Management Fees due and payable under the applicable AssuredIM Portfolio Management Agreements, and the amount of all Management Fees received is set forth by year and by AssuredIM CLO on Schedule 2.21(p). The right of AssuredIM or BlueMountain, as applicable, to receive fees under the applicable AssuredIM Portfolio Management Agreement and the related Indenture is free and clear of any Claims, including any Side Letters (except as set forth on Schedule 2.21(p)), and no Management Fees (or the right to receive Management Fees) have been sold, assigned, pledged, waived or deferred (in whole or in part) (except as set forth on Schedule 2.21(p)) or have been the subject of, and to the Knowledge of AGUS, no Management Fees are subject to, any Claim by any AssuredIM CLO against AssuredIM or BlueMountain, as applicable, pursuant to any right of set-off, counterclaim or deduction. (q) Neither AssuredIM nor BlueMountain has received from any trustee or investor in any securities issued by an AssuredIM CLO written direction in accordance with the terms of any relevant Indenture sufficient to effect an optional redemption of any securities issued by any AssuredIM CLO or any sale or liquidation of the assets of any AssuredIM CLO under such applicable Indenture, in each case, other than with respect to any such written direction that has been withdrawn or any optional redemption with respect to any AssuredIM CLO that has been completed in accordance with such Indenture. (r) Except for the AssuredIM EU/UK Retention Letters as set forth on Schedule 2.21(r) with respect to risk retention under the applicable Securitisation Regulations, none of the AssuredIM Operating Companies, the AssuredIM Subsidiaries or the AssuredIM Funds is, in the case of any AssuredIM CLO, obligated under any agreement or risk retention letter to which it is party, to retain or hold any securities issued by a CLO as a risk retention interest. AGUS and the AssuredIM Operating Companies reasonably believe that each AssuredIM CLO constitutes an “open market CLO” as contemplated in Loan Syndications & Trading Ass’n v. SEC, No. 17-5004 (D.C. Cir. Feb. 9, 2018) and that it is not required to retain or hold any securities issued by a CLO as a risk retention interest under the credit risk retention requirements of Section 941 of the Dodd-Frank Act.

40 (s) In respect of the AssuredIM CLO transactions in respect of which AssuredIM is the “retainer” (howsoever described), for the purposes of the Securitisation Regulations, under the AssuredIM EU/UK Retention Letters, it is reasonable to believe that AssuredIM qualifies as the collateral manager and an “originator” of such AssuredIM CLOs for the purposes of the Securitisation Regulations and that the “Originator Requirement” (howsoever described and defined in the relevant AssuredIM EU/UK Retention Letters or Indentures) applicable to such AssuredIM CLOs was satisfied either as at the original issue date of such transaction. (t) The financing arrangements entered into by AssuredIM (both directly and indirectly) in respect of any AssuredIM EU/UK RR Securities expressed to be retained pursuant to and in accordance with the AssuredIM EU/UK Retention Letters comply with the requirements of the Securitisation Regulations in all material respects. 2.22 Assets. (a) Except for assets disposed of in the ordinary course of business since the Balance Sheet Date or as set forth on Schedule 2.22(a), the AssuredIM Operating Companies and the AssuredIM Subsidiaries have good and valid title to, a valid leasehold interest in, or a valid license to use all of the properties and assets (tangible or intangible, real or personal) reflected on the AssuredIM Financial Statements or acquired, leased, or licensed by the AssuredIM Operating Companies and the AssuredIM Subsidiaries since the Balance Sheet Date, free and clear of any Claims (other than Permitted Encumbrances). Except as set forth on Schedule 2.22(a), no personal property used in connection with the business of the AssuredIM Operating Companies and the AssuredIM Subsidiaries is held under any lease or is located on premises other than (i) those in the possession of the AssuredIM Operating Companies and the AssuredIM Subsidiaries and (ii) immaterial tangible assets such as desktops, laptops, and mobile computing devices in use by any employee of the AssuredIM Operating Companies and the AssuredIM Subsidiaries. (b) The tangible properties and assets owned, leased, or licensed by the AssuredIM Operating Companies and the AssuredIM Subsidiaries are in good operating condition (reasonable wear and tear excepted), and are suitable for the uses for which intended. (c) Except as set forth on Schedule 2.22(c), the properties and assets owned, leased, or licensed by the AssuredIM Operating Companies and the AssuredIM Subsidiaries constitute all of the properties and assets used in or necessary to conduct their business as currently conducted or proposed to be conducted. 2.23 Environmental Matters. (a) The AssuredIM Operating Companies and the AssuredIM Subsidiaries are, and have been since October 1, 2019, in compliance in all material respects with all Environmental Laws, have in effect all Environmental Permits required under any Environmental Laws to operate as they currently operate, and are in compliance in all material respects with all such Environmental Permits. (b) As of the date hereof: (i) neither the AssuredIM Operating Companies nor the AssuredIM Subsidiaries have received, since October 1, 2019, any written

41 notice of any violation or potential liability under any Environmental Law, any written request for information under any Environmental Law, or demand letter under any Environmental Law from any Person relating to operations or properties of the AssuredIM Operating Companies or the AssuredIM Subsidiaries, (ii) none of the AssuredIM Operating Companies or AssuredIM Subsidiaries are subject to any Orders arising under Environmental Laws, and (iii) to the Knowledge of AGUS, none of the AssuredIM Operating Companies or the AssuredIM Subsidiaries have received written notice of any pending or threatened administrative, civil or criminal actions, suits, proceedings or investigations under any Environmental Laws which would result in the AssuredIM Operating Companies or the AssuredIM Subsidiaries incurring liability under Environmental Laws. 2.24 Bank Accounts. Schedule 2.24 sets forth a correct list of all bank accounts, safe deposit boxes, and lock boxes maintained by or on behalf of the AssuredIM Operating Companies and the AssuredIM Subsidiaries and the Persons authorized to sign or otherwise act with respect thereto. 2.25 Receivables. As of the Balance Sheet Date, all accounts and notes receivable reflected on the balance sheet delivered pursuant to Section 1.5(a)(i) are valid receivables arising in the ordinary course of business and arose from sales actually made or services actually performed by the AssuredIM Operating Companies. 2.26 Affiliated Transactions. Schedule 2.26 sets forth all Intercompany Agreements in effect as of the date hereof. 2.27 AGUS R&W Insurance Policy. AGUS has obtained the AGUS R&W Insurance Policy bound and effective as of the date hereof, and all amounts required to be paid thereunder as of the date hereof have been paid by AGUS. AGUS has provided Sound Point with a true, correct and complete copy of the AGUS R&W Insurance Policy on or prior to the date hereof. SECTION 3. REPRESENTATIONS AND WARRANTIES OF AGUS Except as set forth in a correspondingly labeled section of the AssuredIM Disclosure Schedule, AGUS hereby represents and warrants to Sound Point, as of the date hereof and the Closing (or, in the case of any representation or warranty made as of a specified date, as of such specified date), as follows: 3.1 Organization of AGUS. AGUS is a corporation duly organized, validly existing and in good standing under the Laws of Delaware with full power and authority to conduct its business in the manner currently conducted. 3.2 Authority of AGUS. AGUS has full right, authority and capacity to enter into this Agreement and each Transaction Document to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by AGUS of this Agreement and the Transaction Documents has been duly authorized by all necessary action of AGUS, and no other action on the part of AGUS is required in connection therewith. This Agreement and each Transaction Document to which AGUS is a party constitutes a valid and binding obligation of AGUS, enforceable against AGUS in accordance with its terms, except as

42 enforceability may be restricted, limited or delayed by applicable bankruptcy or similar Laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not: (a) violate any provision of the Organizational Documents of AGUS; (b) (i) violate any Laws applicable to AGUS or (ii) except as required pursuant to the HSR Act and except for those approvals, consents, waivers, filings or notifications to such Governmental Authorities set forth on Schedule 3.2(b)(ii) (the “AGUS Required Approvals”), require AGUS to obtain any approval, consent or waiver from, or make any filing or notification with, any Person (including any Governmental Authority) which has not been obtained or made; or (c) (i) result in a breach of, or constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any Contract, lien, permit, authorization, License or Order to which AGUS is a party, except for any such breach, default, acceleration, right of termination or Claim that would not reasonably be expected to prevent or materially delay the ability of AGUS to perform its obligations hereunder or (ii) result in the creation or imposition of any Claim on AGUS’ interests in any AssuredIM Operating Company or any AssuredIM Operating Company’s direct or indirect interests in any AssuredIM Subsidiary; except for, in the case of the foregoing clauses (b) and (c)(i), any such conflict, violation, requirement, breach, default, acceleration, cancellation or creation, right of termination or Claim that would not reasonably be expected to prevent or materially delay the ability of AGUS to perform its obligations hereunder. 3.3 Ownership Interests. As of the execution and delivery of this Agreement and as of immediately prior to the Closing, AGUS owns of record and beneficially the AssuredIM Interests, free and clear of any Claims, and such AssuredIM Interests are the only ownership interests in any of the AssuredIM Operating Companies held by AGUS. Upon the sale, transfer and delivery of AGUS’ AssuredIM Interests to Sound Point pursuant to this Agreement, Sound Point will acquire all interests of AGUS in and to the AssuredIM Interests, free and clear of any Claims. 3.4 Litigation. As of the date of this Agreement, except as set forth on Schedule 3.4, there is not any litigation or other action, suit or proceeding or, to the Knowledge of AGUS, any investigation, examination or audit, at law or in equity, by or before any Governmental Authority (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code or any action, suit, proceeding or investigation under any federal or state securities, or financial services Law, rule, regulation or guidance), in which AGUS or, to the Knowledge of AGUS, any officer, director, member, partner, investor or employee of AGUS is a party or is otherwise engaged or, to the Knowledge of AGUS, with which any of them is threatened, in connection with the businesses, affairs, properties or assets of AGUS that would reasonably be expected to hinder the enforceability or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no Orders currently in effect

43 against AGUS or any of its Affiliates that would reasonably be expected to prevent or materially delay the ability of AGUS to perform its obligations hereunder. 3.5 Finder’s Fee. Except as set forth on Schedule 3.5, AGUS has not incurred, become liable for or otherwise entered into any Contract with respect to any broker’s commission, finder’s fee or similar payment relating to or in connection with the transactions contemplated by this Agreement. 3.6 Acquisition for Investment. AGUS has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Sound Point Interests and the GP Parent Interests. AGUS represents and warrants that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. AGUS is acquiring the Sound Point Interests and the GP Parent Interests for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or “blue sky” Law, or with any present intention of distributing or selling such Sound Point Interests or such GP Parent Interests in violation of any federal or state securities or “blue sky” Law. AGUS understands and agrees that the Sound Point Interests and the GP Parent Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities Laws, in each case, to the extent applicable. SECTION 4. REPRESENTATIONS AND WARRANTIES OF SOUND POINT AND GP PARENT Except as set forth in a correspondingly labeled section of the written disclosure schedule delivered by Sound Point to AGUS on or prior to the date of this Agreement (the “Sound Point Disclosure Schedule”), Sound Point and GP Parent hereby represent and warrant to AGUS, as of the date hereof (or, in the case of any representation or warranty made as of a specified date, as of such specified date), as follows: 4.1 Organization and Qualification of Sound Point and GP Parent. Each of Sound Point and GP Parent is a limited partnership and a limited liability company, respectively, duly organized, validly existing and in good standing under the Laws of the State of Delaware with full power and authority to own or lease its material properties and to conduct its business in the manner currently conducted or proposed to be conducted. Each of Sound Point and GP Parent is duly qualified to do business as a foreign limited partnership and limited liability company, respectively, under the Laws of each jurisdiction in which the ownership or leasing of its properties or the conduct of its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Sound Point Material Adverse Effect. A true and correct list of all of the jurisdictions in which each of Sound Point and GP Parent is so licensed or qualified to do business is set forth on Schedule 4.1. True and complete copies of Sound Point’s and GP Parent’s Organizational Documents, minute books, and share transfer ledgers have been made available to AGUS. Neither Sound Point nor GP Parent is in default under or in violation of any provision of its Organizational Documents, except where the default or violation would not reasonably be expected to be material

44 to the business of Sound Point and GP Parent, taken as a whole, and all such documents are in full force and effect. 4.2 Capitalization of Sound Point and GP Parent. As of the date hereof, the authorized limited partnership interests of Sound Point and the equity interests of GP Parent consist of the limited partnership interests and the equity interests, as applicable, set forth on Schedule 4.2 (all of which were duly authorized, validly issued, fully paid non-assessable, and not subject to any preemptive rights) issued and outstanding. All issued and outstanding limited partnership interests of Sound Point and the equity interests of GP Parent (i) have been issued and granted in compliance with all applicable Laws, (ii) were issued free and clear of all Claims, other than transfer restrictions under applicable Laws and the Organizational Documents of each of Sound Point and GP Parent and (iii) were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Laws or the Organizational Documents of each of Sound Point and GP Parent. Except as set forth on Schedule 4.2, (i) there are no outstanding rights, options, warrants, commitments, agreements or other understandings obligating or which might obligate Sound Point, GP Parent or any of their respective partners or members to issue or sell, repurchase or redeem any securities or interests in each of Sound Point and GP Parent and (ii) there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional partnership interests, membership interests or other ownership interests of each of Sound Point and GP Parent. Other than as set forth on Schedule 4.2, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the partnership interests of Sound Point and the equity interests of GP Parent. 4.3 Subsidiaries; Investments. (a) Schedule 4.3(a) sets forth the names, jurisdictions of formation or organization and the issued partnership interests, membership interests or other equity interests and beneficial ownership, of all Subsidiaries of each of Sound Point and GP Parent (including the CMOA (as defined below)) (the “Sound Point Subsidiaries”). Neither Sound Point nor GP Parent has any Subsidiaries other than the Sound Point Subsidiaries. Other than as set forth on Schedule 4.3(a), none of Sound Point, GP Parent and the Sound Point Subsidiaries owns for its own account, either directly or indirectly, any of the capital of, or other equity or proprietary interest in, any corporation, or any such interest in any association, trust, partnership, joint venture or similar entity, or in any other entity or enterprise. All the issued partnership interests, membership interests or other equity interests, as applicable, of each Sound Point Subsidiary are validly issued, fully paid (and no money or other obligation is owing in respect of them), have not been issued in violation of any preemptive or similar rights and are owned, legally and beneficially, by Sound Point, GP Parent or other Sound Point Subsidiaries, free and clear of any Claims. (b) Each Sound Point Subsidiary is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation or organization with full power and authority under such Laws to own or lease its properties and to conduct its business as currently conducted or proposed to be conducted. Each of the Sound Point Subsidiaries is duly qualified to do business as a foreign limited liability company, foreign limited partnership or foreign limited liability partnership under the Laws of each jurisdiction in which the ownership or leasing of its

45 properties or the conduct of its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Sound Point Material Adverse Effect. True and complete copies of each Sound Point Subsidiary’s Organizational Documents, minute books, certificates representing the equity interests of the Sound Point Subsidiaries and share transfer ledgers have been made available to AGUS. None of the Sound Point Subsidiaries are in default under or in violation of any provision of their Organizational Documents, except where such default or violation would not be material to Sound Point, GP Parent and the Sound Point Subsidiaries, taken as a whole, and all such documents are in full force and effect. 4.4 Authority of Sound Point and GP Parent. Each of Sound Point and GP Parent has full right, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by each of Sound Point and GP Parent of this Agreement has been duly authorized by all necessary action of each of Sound Point and GP Parent and no other action on the part of each of Sound Point and GP Parent is required in connection therewith. This Agreement and each Transaction Document constitutes a valid and binding obligation of each of Sound Point and GP Parent, enforceable against each of Sound Point and GP Parent in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or similar Laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate any provision of the Organizational Documents of each of Sound Point and GP Parent; (b) (i) violate any Laws applicable to each of Sound Point and GP Parent or (ii) except as required pursuant to the HSR Act and except for those approvals, consents, waivers, filings or notifications to such Governmental Authorities set forth on Schedule 4.4(b) (the “Sound Point Required Approvals”), require each of Sound Point and GP Parent to obtain any approval, consent or waiver from, or make any filing or notification with, any Person (including any Governmental Authority) which has not been obtained or made; or (c) (i) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any Contract, lien, permit, authorization, License or Order to which each of Sound Point and GP Parent is a party or (ii) result in the creation or imposition of any Claim on each of Sound Point and GP Parent’s equity interests in any Sound Point Subsidiary; except for, in the case of the foregoing clauses (b)(ii) and (c)(i), any such conflict, violation, breach, requirement, default, acceleration, right of termination, acceleration, cancellation or creation or Claim that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of each of Sound Point and GP Parent to perform its obligations hereunder. 4.5 Real Property. None of Sound Point, GP Parent or any Sound Point Subsidiary owns any real property. All of the real property leased by Sound Point and the Sound

46 Point Subsidiaries is identified on Schedule 4.5 hereto (herein referred to as the “Sound Point Real Property”). All Sound Point Real Property leases of Sound Point and the Sound Point Subsidiaries are identified on Schedule 4.5, and true and complete copies thereof have been delivered to AGUS. To the Knowledge of Sound Point, each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect, and, to the Knowledge of Sound Point, Sound Point, GP Parent or a Sound Point Subsidiary has a valid, leasehold interest under each Sound Point Real Property lease, free and clear of any Claims (except for the Permitted Encumbrances). Each of Sound Point, GP Parent or the Sound Point Subsidiaries have performed and complied with all of its material covenants and obligations under each Sound Point Real Property lease, except where the failure to perform or noncompliance of such covenants and obligations would not be material to Sound Point, GP Parent or the Sound Point Subsidiaries, taken as a whole. None of Sound Point, GP Parent or the Sound Point Subsidiaries is in material default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to such a material default. To the Knowledge of Sound Point, each other party to each of said leases is not in material default under any of said leases and there is no event which, with the giving of notice or the passage of time, or both, would give rise to such a material default. After giving effect to the Closing, each lease identified on Schedule 4.5 will be valid and effective in accordance with its terms. The Sound Point Real Property constitutes all of the Sound Point Real Property used in or necessary to conduct the business of Sound Point, GP Parent and the Sound Point Subsidiaries as currently conducted. 4.6 Assets Under Management. (a) Set forth on Schedule 4.6(a) is a complete and correct list as of the Balance Sheet Date, of all Sound Point Advisory Contracts in effect on such date, setting forth with respect to each such Sound Point Advisory Contract, the: (i) name of the Sound Point Client under such Sound Point Advisory Contract and the type of Sound Point Client (e.g., private fund, CLO, separate account); (ii) amount of assets under management pursuant to such Sound Point Advisory Contract as of the Balance Sheet Date, broken out as follows by Sound Point Client, as applicable: (A) net asset value, (B) total capital commitments, and (C) drawn capital commitments; (iii) fee schedule(s) and any other compensation arrangements in effect with respect to such Sound Point Advisory Contract (including without limitation investment management fees, performance fees, and incentive fees); and (iv) identity of which of Sound Point or the Sound Point Subsidiaries are parties to such Sound Point Advisory Contract (or are Relying Advisers in relation thereto) and the capacity in which they are acting. Except as set forth on Schedule 4.6(a), there are no Contracts pursuant to which any of Sound Point or the Sound Point Subsidiaries has undertaken or agreed to cap, waive, offset, reimburse, refund, clawback, giveback or otherwise reduce any fees payable or paid by or with respect to any

47 of the Sound Point Clients set forth on Schedule 4.6(a) or pursuant to any of the Contracts set forth on Schedule 4.6(a). As of the date hereof, except as set forth on Schedule 4.6(a) no Sound Point Client or investor in any Sound Point Client has provided written notice to Sound Point or the Sound Point Subsidiaries of an intention to terminate, place under review, negotiate or renegotiate its investment relationship with Sound Point or the Sound Point Subsidiaries or replace any of Sound Point or such Sound Point Subsidiary in that respect. (b) Except as set forth on Schedule 4.6(b), no Sound Point Client is (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or “plan,” as defined in Section 4975 of the Code that is subject to Title I of ERISA or Section 4975 of the Code; (ii) a Person acting on behalf of such a plan; or (iii) an entity whose assets constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Code. (c) No exemptive Orders, “no-action” letters or similar exemptions or regulatory relief or guidance have been obtained, nor are any requests pending therefor as of the date of this Agreement, by or with respect to Sound Point or the Sound Point Subsidiaries, in connection with the business of Sound Point or the Sound Point Subsidiaries, or by or with respect to any Sound Point Fund in connection with the provision of Investment Management Services to such Sound Point Fund by Sound Point or the Sound Point Subsidiaries. (d) With respect to each Sound Point Client, copies of any and all current Offering Documents (including any and all side letters and similar arrangements with investors) and Organizational Documents of such Sound Point Client have been made available to AGUS and the AssuredIM Operating Companies by Sound Point or the Sound Point Subsidiaries. (e) With respect to each Sound Point Client, since January 1, 2020, each investment on behalf of such Sound Point Client has been made in all material respects in accordance with such Sound Point Client’s investment policies and restrictions set forth in its Sound Point Advisory Contract and in its Offering Document and Organizational Documents in effect at the time the investments were made, and has been held in all material respects in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held and to the extent such investments were made, directly or indirectly, by Sound Point or the Sound Point Subsidiaries. 4.7 Sound Point Financial Statements. (a) Sound Point has made available to AGUS true, correct and complete copies of the following financial statements as set forth on Schedule 4.7(a): (i) audited statements of financial condition of each of Sound Point and GP Parent (including any notes thereto) at each of the years ended December 31, 2020 and December 31, 2021, and audited statements of operations, comprehensive income, changes in income and cash flows (including any notes thereto) for each of the years ended December 31, 2020 and December 31, 2021, together with a copy of the auditor’s report thereon (such audited statements of financial condition of each of Sound Point and GP Parent at December 31, 2020 and December 31, 2021 (in each case, including the notes thereto), the “Sound Point Financial Statements”);

48 (ii) an unaudited balance sheet of each of Sound Point and GP Parent (the “Sound Point Interim Balance Sheets”) at the Balance Sheet Date and combined statements of operations, comprehensive income, changes in income and cash flows for the twelve-months ended December 31, 2022. Except as set forth Schedule 4.7(a), such financial statements present fairly in all material respects, the financial condition of each of Sound Point and GP Parent at the dates of said statements and the results of its operations, income, changes in partners’ capital and cash flows in accordance with GAAP, applied consistently during the periods covered thereby (except that such unaudited financial statements do not include footnote disclosure and are subject to normal year-end audit adjustments). (b) Neither Sound Point nor GP Parent has any liabilities, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except: (i) liabilities specifically reflected and adequately reserved against on the latest balance sheet in the Sound Point Financial Statements; (ii) liabilities consisting of contractual performance or payment obligations in the ordinary course of business consistent with past practice; and (iii) liabilities incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to each of Sound Point and GP Parent, in each case, which are not resulting from or arising out of any breach of contract, breach of warranty, tort, infringement misappropriation or violation of Law. (c) Each of Sound Point and GP Parent maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (except as set forth on Schedule 4.7(a)), and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Since January 1, 2020, there has not been (x) any significant deficiency or material weakness in any system of internal accounting controls used by each of Sound Point and GP Parent, (y) any Fraud or other wrongdoing that involves any of the management or other employees of each of Sound Point and GP Parent who have a role in the preparation of financial statements or the internal accounting controls used by each of Sound Point and GP Parent, or (z) any written Claim or, to the Knowledge of Sound Point, any allegation regarding any of the foregoing. (d) Schedule 4.7(d) sets forth a correct list of all Indebtedness of each of Sound Point and GP Parent and identifies for each item of Indebtedness the outstanding amount thereof as of the date of this Agreement. (e) Schedule 4.7(e) sets forth the aggregate amount of all obligations of each of Sound Point and GP Parent for deferred compensation as of the Balance Sheet Date. 4.8 Taxes. Except as set forth on Schedule 4.8: (a) Each of Sound Point, GP Parent, each Sound Point Subsidiary and each Sound Point Fund has, in accordance with applicable Law, filed or furnished all material Tax Returns required to be filed or furnished by it, and all such returns are true, correct, and complete

49 in all material respects. Each of Sound Point, GP Parent, each Sound Point Subsidiary and each Sound Point Fund has paid or caused to be paid all Taxes (whether or not shown on a Tax Return) required to be paid by it through the date hereof, other than Taxes being disputed in good faith through appropriate proceedings. The unpaid Taxes of Sound Point, GP Parent and of each Sound Point Subsidiary (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (other than the reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the unaudited statements of financial condition of Sound Point, GP Parent and of each Sound Point Subsidiary at the Balance Sheet Date and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof and the date of the Closing in accordance with the past custom and practice of Sound Point, GP Parent and of each Sound Point Subsidiary in filing its Tax Returns. All Taxes required to be collected or withheld by Sound Point, GP Parent, each Sound Point Subsidiary and each Sound Point Fund including, but not limited to, Taxes arising as a result of payments, including salaries and wages, to employees of Sound Point, GP Parent and of each Sound Point Subsidiary or to the partners of each Sound Point Fund, have been collected or withheld, and have either been timely paid to the respective Governmental Authorities, set aside in accounts for such purpose, or accrued, reserved against, and entered on the books and records of Sound Point, GP Parent and each Sound Point Subsidiary or Sound Point Fund. (b) No Taxing Authority is now asserting or, to the Knowledge of Sound Point, threatening to assert against Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds any deficiency or Claim for additional Taxes. No Claim has ever been made in writing by a Taxing Authority in a jurisdiction where Sound Point, GP Parent, a Sound Point Subsidiary or a Sound Point Fund does not file reports or returns that Sound Point, GP Parent, a Sound Point Subsidiary or a Sound Point Fund is or may be subject to taxation by that jurisdiction. There are no Tax liens or security interests on any of the assets of Sound Point, GP Parent or the Sound Point Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes (other than liens for Taxes not yet due and payable). None of Sound Point, GP Parent or the Sound Point Subsidiaries has ever entered into a “closing agreement” with any Taxing Authority pursuant to Section 7121 of the Code or similar provision of state, local, or foreign Law. (c) There has not been any audit of any Tax Return filed by Sound Point, GP Parent or the Sound Point Subsidiaries, no such audit is in progress, and none of Sound Point, GP Parent or the Sound Point Subsidiaries has been notified by any Taxing Authority in writing that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax Return was or is to be filed by Sound Point, GP Parent or the Sound Point Subsidiaries is in force, and no waiver or agreement by Sound Point, GP Parent or the Sound Point Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes. (d) None of Sound Point, GP Parent or the Sound Point Subsidiaries has ever been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) or any comparable provision of state, local, or foreign Law governing affiliated groups. None of Sound Point, GP Parent or the Sound Point Subsidiaries is a party to, or has any obligation under, any Tax sharing agreement other than pursuant to a Commercial Contract. None of Sound Point, GP Parent or the Sound Point Subsidiaries has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law) as a

50 transferee or successor or pursuant to any contractual obligation, other than a Commercial Contract. (e) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into, or issued by any Taxing Authority with respect to Sound Point, GP Parent or a Sound Point Subsidiary. (f) None of Sound Point, GP Parent or the Sound Point Subsidiaries has been a party to a “reportable transaction” as such term is defined in Treasury Regulations Section 1.6011-4(b) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax Law. (g) Since the Balance Sheet Date, none of Sound Point, GP Parent or the Sound Point Subsidiaries has (i) amended any material Tax Return or filed any Tax Return in a jurisdiction where it did not file a Tax Return of the same type in the immediately preceding Tax period, (ii) made, changed or rescinded any election relating to Taxes, (iii) surrendered any Claim for a refund of Taxes, (iv) made any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return, or (v) settled any Claim relating to Taxes. (h) None of Sound Point, GP Parent or the Sound Point Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), for a taxable period ending on or prior to the Closing Date; (ii) an installment sale or open transaction occurring on or prior to the Closing Date; or (iii) a prepaid or deposit amount received on or prior to the Closing Date. (i) At all times since its formation, Sound Point, GP Parent and each Sound Point Subsidiary has been classified for U.S. federal income Tax purposes either as a limited partnership or as an entity disregarded as separate from its owner within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i). Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 4.8 and Section 4.21 shall be the only representations or warranties in this Agreement from Sound Point and GP Parent regarding Taxes. 4.9 Absence of Certain Changes. (a) Since the Balance Sheet Date, none of Sound Point, GP Parent or the Sound Point Subsidiaries has suffered any condition, event or occurrence which has had or would reasonably be expected to have a Sound Point Material Adverse Effect. (b) Since the Balance Sheet Date, none of Sound Point, GP Parent or the Sound Point Subsidiaries has taken any action which, had it occurred after the date of this Agreement, would have required the consent of AGUS under clauses (i) - (xii) of Section 5.3.

51 4.10 Ordinary Course. Except as set forth on Schedule 4.10 or as otherwise specifically contemplated by this Agreement, since the Balance Sheet Date, each of Sound Point, GP Parent and the Sound Point Subsidiaries has conducted its business in the ordinary course consistent with its prior practices in all material respects. 4.11 Intellectual Property. (a) Each of Sound Point and the Sound Point Subsidiaries has ownership of or license or other legally enforceable right to use (other than as set forth on Schedule 4.11(a)) all material Intellectual Property used in the businesses of Sound Point and the Sound Point Subsidiaries as presently conducted. Sound Point has not received any written Claims or demands of any other Person pertaining to any of such Intellectual Property owned by Sound Point and the Sound Point Subsidiaries, that are pending or, to the Knowledge of Sound Point, threatened, which challenge the rights of Sound Point and the Sound Point Subsidiaries in respect of the Intellectual Property used in connection with its business. Each of Sound Point and the Sound Point Subsidiaries has the right to use, free and clear of any Claims or rights of other Persons except, with respect to licensed assets, the rights of the owner/licensor thereof, all customer lists (subject to applicable confidentiality restrictions), investment and other processes, computer software (other than rights of other Persons in computer software that is generally available to the public in the retail marketplace), systems, data compilations, research results and other information required for their services and their businesses as presently conducted. (b) Except for Trade Secrets, all items of Intellectual Property that are material to the businesses or operations of Sound Point or the Sound Point Subsidiaries are listed on Schedule 4.11(b) by category. (c) All licenses or other agreements under which any of Sound Point or the Sound Point Subsidiaries have been granted rights in items of Intellectual Property which are material to the businesses or operations of Sound Point or the Sound Point Subsidiaries are listed on Schedule 4.11 or Schedule 4.12. All said licenses or other agreements are in full force and effect, and there is no material default by any party thereto. (d) Except as set forth on Schedule 4.11(d), none of Sound Point or the Sound Point Subsidiaries has granted material rights to others in Intellectual Property owned or licensed by Sound Point or any Sound Point Subsidiary. (e) Sound Point and the Sound Point Subsidiaries have taken commercially reasonable measures to maintain the secrecy of, and protect the value of, its Trade Secrets. No Trade Secrets or, to the Knowledge of Sound Point, any other confidential information or Intellectual Property has been disclosed by Sound Point or any Sound Point Subsidiary to any Person, other than latent confidential information embodied in new products upon release, except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached. All former and current officers, directors, employees, personnel, consultants, advisors, agents, independent contractors and contract manufacturers of Sound Point and the Sound Point Subsidiaries (or any of their predecessors), who have contributed to or participated in the conception or development of any material Intellectual Property have entered into a written agreement with Sound Point or one of the Sound Point Subsidiaries transferring to Sound Point or

52 such Sound Point Subsidiary all such Intellectual Property by operation of law or by valid written assignment. (f) To the Knowledge of Sound Point, there has been no misappropriation of Trade Secrets or other infringement by other Persons of any Intellectual Property rights of any of Sound Point or the Sound Point Subsidiaries. (g) To the Knowledge of Sound Point, the present businesses, activities and products of Sound Point and the Sound Point Subsidiaries do not infringe any rights of any other Person in Intellectual Property. No proceeding charging any of Sound Point or the Sound Point Subsidiaries with infringement of any Intellectual Property of any other Person has been filed or, to the Knowledge of Sound Point, is threatened as of the date of this Agreement. To the Knowledge of Sound Point, none of Sound Point or the Sound Point Subsidiaries is making unauthorized use of any confidential information or Trade Secrets of any Person. Except as set forth on Schedule 4.11(g), none of Sound Point or the Sound Point Subsidiaries has any agreements or arrangements with any Persons (other than Sound Point and the Sound Point Subsidiaries) related to confidential information or Trade Secrets of such Persons, other than non- disclosure and confidentiality agreements entered into in the ordinary course with respect to the investment activities of the Sound Point Funds. To the Knowledge of Sound Point, the activities of employees of Sound Point and Sound Point Subsidiaries on behalf of Sound Point, the Sound Point Subsidiaries or the Sound Point Funds, do not violate any such agreements or arrangements. (h) All source code and other documentation concerning Software owned by Sound Point and any of the Sound Point Subsidiaries is accurate, complete and sufficiently documented to enable a Software developer of reasonable skill to understand, modify, debug, enhance, compile, support and otherwise utilize all aspects of the Software to which it pertains, without reference to other sources of information. No such source code has been delivered or licensed to any other Person, or is subject to any source code escrow or assignment obligation. To the Knowledge of Sound Point, all Software owned and created or developed by Sound Point or any of the Sound Point Subsidiaries is free and clear of any defects, malware, viruses or other malicious code. Sound Point and the Sound Point Subsidiaries have not used open source governed, in whole or in part, by the terms of the GNU General Public License or any other similar open source license in a way that requires (as a license condition) that Sound Point or the Sound Point Subsidiaries (i) disclose or license any proprietary source code of its proprietary Software or (ii) refrain from enforcing its rights in any Patents owned by any of Sound Point or the Sound Point Subsidiaries. (i) Each of Sound Point, the Sound Point Subsidiaries and the Sound Point Funds, have at all times since January 1, 2020, complied in all material respects with all Applicable Privacy and Data Security Laws. No notice or allegation has been received since January 1, 2020, by any of Sound Point, the Sound Point Subsidiaries or the Sound Point Funds from a competent authority alleging that Sound Point or the relevant Sound Point Subsidiary or Sound Point Fund has not complied with all Applicable Privacy and Data Security. No individual has claimed since January 1, 2020, and, to the Knowledge of Sound Point, no grounds exist for an individual to Claim, compensation from any of Sound Point, the Sound Point Subsidiaries or the Sound Point Funds for breaches of Applicable Privacy and Data Security Laws.

53 (j) Each of Sound Point, the Sound Point Subsidiaries and the Sound Point Funds, have taken, and are currently taking, reasonable measures to detect breaches of Personal Information, and maintain and train applicable personnel on policies and procedures to escalate any such detected breaches to the attention of Sound Point’s, Sound Point Subsidiaries’, or Sound Point Funds’ executives. (k) Neither the execution, delivery nor performance of this Agreement nor the consummation of the transaction hereunder will constitute a material violation of any Applicable Privacy and Data Security Laws. (l) Each of Sound Point, the Sound Point Subsidiaries and the Sound Point Funds, maintain commercially reasonable records of their customers’ communications preferences, such as opt-ins and opt-outs for various forms of direct marketing, behavioral advertising, and customer and location tracking, sufficient for Sound Point, the Sound Point Subsidiaries, and the Sound Point Funds to honor such preferences and comply with all Applicable Privacy and Data Security Laws in all material respects. 4.12 Sound Point Material Contracts. (a) Schedule 4.12(a) sets forth a correct list of all of the Contracts of the following types to which any of Sound Point, GP Parent or the Sound Point Subsidiaries is, as of the date hereof, a Party or by which any of their respective properties or assets are bound (together with those Contracts described on Schedule 4.5 (Real Property), Schedule 4.6(a) (Sound Point Advisory Contracts), Schedule 4.11 (Intellectual Property), Schedule 4.12 (Sound Point Material Contracts), Schedule 4.16 (Insurance) and Schedule 4.23 (Sound Point Funds) hereto, the “Sound Point Material Contracts”): (i) Sound Point Advisory Contract or any other Contract for the provision of Investment Management Services; (ii) Contract relating to “soft-dollar” arrangements (i.e., providing for benefits relating to commissions generated from financial transactions executed by broker-dealers on behalf of any Sound Point Clients) or similar arrangements; (iii) Contract for the provision of administrative services or other similar services, including with any Sound Point Client; (iv) Contract for the provision of custodial services or other similar services; (v) Contract for the provision of services to Sound Point Clients of Sound Point, GP Parent or any Sound Point Subsidiary, other than Investment Management Services (e.g., brokerage services, Tax preparation or similar services); (vi) Contract for the purchase of any assets, material or equipment for any of Sound Point, GP Parent, Sound Point Subsidiaries or Sound Point Funds except purchase orders in the ordinary course for less than $25,000 each, such orders not exceeding $100,000 in the aggregate;

54 (vii) Contract creating any obligations of any of Sound Point, GP Parent or the Sound Point Subsidiaries of $250,000 or more with respect to any such Contract not specifically disclosed elsewhere under this Agreement; (viii) Contract for the sale of all or any portion of the assets in excess of $250,000 of any of Sound Point, GP Parent or Sound Point Subsidiaries, or any Contract for the purchase of all or any portion of the assets in excess of $250,000 of any other entity; (ix) Contract with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to Sound Point, GP Parent, any Sound Point Subsidiary or any Sound Point Fund (including without limitation any agreement with respect to solicitation of prospective investors in any of the Sound Point Funds); (x) Contract containing covenants (A) limiting the freedom of Sound Point, GP Parent or the Sound Point Subsidiaries (or their respective Affiliates) to compete in any line of business or with any Person or (B) granting exclusive rights to any Person to sell, distribute or promote in any geographical area any particular product of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds; (xi) Contract: (A) for borrowed money, (B) evidenced by bonds, debentures, notes or similar instruments, (C) to pay the deferred purchase price of property or services, (D) under leases that would, in accordance with GAAP, appear on the balance sheet of the lessee as a liability, (E) secured by a Claim, (F) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (G) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another Person (other than Contracts entered into by the Sound Point Funds in the ordinary course of their portfolio investment, trading, hedging and related activities); (xii) Contract relating to any joint venture, partnership, strategic alliance or similar relationship; (xiii) Contract under which Sound Point, GP Parent or any Sound Point Subsidiary has, directly or indirectly, made any advance, loan, or extension of credit to, or capital contribution or other investment (other than expense reimbursements) in, any other Person, including any of the Sound Point Funds; (xiv) Contract materially restricting the ability of Sound Point, GP Parent or any Sound Point Subsidiary to solicit or hire any other Person; (xv) Contract with any Governmental Authority; (xvi) Contract which contains (A) a “most favored nation,” right of first refusal or negotiation, or similar provisions running in favor of or against any of Sound Point, GP Parent, any Sound Point Subsidiaries or any Sound Point Funds, (B) “clawback” “giveback” or similar obligations running in favor of or against any of Sound Point, GP Parent, Sound Point Subsidiaries or Sound Point Funds,

55 (C) reimbursements, refunds, caps or waivers on fees or expenses or (D) “key person” provisions (including any such “key person” provisions giving rights of termination of, or obligations to notify, other parties) running against Sound Point, GP Parent, any Sound Point Subsidiary or any Sound Point Fund; (xvii) Contract that restricts payment of dividends or any distributions in respect of the equity interests of each of Sound Point and GP Parent or equity interests of the Sound Point Subsidiaries; (xviii) Contract entered into since January 1, 2020, providing for a merger or consolidation or acquisition of, or sale of all or a material portion of the assets of, or other extraordinary transaction in respect of Sound Point, GP Parent or Sound Point Subsidiaries with or to any other Person; (xix) Contract relating to any swap, forward, futures, warrant, potion, cap, floor or collar financial Contract, or any other interest-rate, commodity price, equity value or foreign currency protection Contract or other hedging or derivative transaction involving a notional exposure by Sound Point, GP Parent or any Sound Point Subsidiary of more than $250,000 as of the Balance Sheet Date; (xx) Contract with an Affiliate that is material to the business of Sound Point, GP Parent, Sound Point Subsidiary or Sound Point Client; or (xxi) any other Contract which is otherwise material to the business of Sound Point, GP Parent and the Sound Point Subsidiaries. A true and correct copy (or, with respect to any oral Sound Point Material Contract, a correct written summary of the terms and conditions of such oral Sound Point Material Contract) of each Sound Point Material Contract (including all amendments, modifications, exhibits and schedules thereto) has been made available to AGUS. Each of Sound Point, GP Parent or Sound Point Subsidiary, as applicable, has performed or complied with all of its covenants and obligations under each Sound Point Material Contract in all material respects, and neither Sound Point, GP Parent nor the applicable Sound Point Subsidiary, nor, to the Knowledge of Sound Point, any other party to a Sound Point Material Contract is in, or is alleged to be in, breach or violation of or default under such Sound Point Material Contract. Neither Sound Point, GP Parent nor the Sound Point Subsidiaries have received any written or, to the Knowledge of Sound Point, oral notice from any counterparty to a Sound Point Material Contract that such counterparty intends to terminate, make any material redemption under, not renew, or materially amend the terms of such Sound Point Material Contract, including any material decrease, subsidy, rebate, discount, waiver or deferral of fees chargeable by Sound Point, GP Parent or any of its Subsidiaries under such Sound Point Material Contracts, and neither Sound Point, GP Parent nor any Sound Point Subsidiary has given any such written or oral notice to any counterparty to a Sound Point Material Contract. Each of Sound Point, GP Parent and the Sound Point Subsidiaries have not waived any of their material rights under any Sound Point Material Contract.

56 4.13 Litigation. (a) Except as set forth on Schedule 4.13(a), there is not, and since January 1, 2020, there has not been, any litigation, examination or audit or other action, suit or proceeding or, to the Knowledge of Sound Point, any material investigation, examination or audit, at law or in equity, by or before any Governmental Authority (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code or any action, suit, proceeding or investigation under any federal or state securities Law, rule or regulation), in which Sound Point, GP Parent, the Sound Point Subsidiaries, the Sound Point Funds or, to the Knowledge of Sound Point, any other officer, director, member, partner, investor or employee of any such Person is a party or otherwise engaged or, to the Knowledge of Sound Point, with which any of them is threatened, in connection with the businesses, affairs, properties or assets of Sound Point, GP Parent or the Sound Point Subsidiaries, or which would reasonably be expected to hinder the enforceability or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no Orders currently in effect against Sound Point, GP Parent or any of its Affiliates that would reasonably be expected to prevent or materially delay the ability of each of Sound Point and GP Parent to perform its obligations hereunder. (b) Except as set forth on Schedule 4.13(b), none of Sound Point, GP Parent or the Sound Point Subsidiaries are, and since January 1, 2020, have been, subject to any Order. None of Sound Point, GP Parent or the Sound Point Subsidiaries is a party to or bound by any Contract or other means to settle or compromise any litigation or other action, suit or proceeding against it which has involved any obligation other than the payment of money or under which any of Sound Point, GP Parent or the Sound Point Subsidiaries has any continuing liability. 4.14 Compliance with Laws; Permits. (a) Except as set forth on Schedule 4.14(a), each of Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds is, and at all times since January 1, 2020, has been, in compliance in all material respects with all applicable Laws, including, without limitation, the Advisers Act, ERISA, the Exchange Act, the Investment Company Act, the Securities Act, the Financial Markets and Services Act and the regulations promulgated under each of the foregoing. (b) None of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds or, to the Knowledge of Sound Point (solely in connection with the business of any of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds), any other director, officer or employee of any of the foregoing Persons, is in default with respect to any Order issued by any Governmental Authority relating to or otherwise affecting any of the foregoing Persons that, individually, or in the aggregate, would reasonably be expected to be material to Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds. None of Sound Point, GP Parent, the Sound Point Subsidiaries, the Sound Point Funds or, to the Knowledge of Sound Point, any other director, officer or employee of any of the foregoing Persons, has at any time since January 1, 2020, been, or is as of the date hereof, charged with any violation of any Laws or has received any notice asserting any violation of any Laws affecting or relating to Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds or their businesses or the transactions contemplated hereby that, individually, or in the aggregate, would reasonably

57 be expected to be material to Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds. (c) Except as set forth on Schedule 4.14(c), none of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds is subject to any cease-and-desist or other Order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Authority that materially restricts the conduct of the foregoing Persons and that in any manner relates to the businesses of any of the foregoing Persons or is on notice of any pendency of any of the foregoing. (d) Each of Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds conducts and at all times since January 1, 2020, has conducted its business in all material respects in accordance with, and at all times since January 1, 2020, has otherwise complied in all material respects with, the relevant Sound Point Funds’ Offering Documents, Organizational Documents and other constituent documents. (e) Since January 1, 2020, none of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds, nor, to the Knowledge of Sound Point, any Affiliate, director, officer or employee thereof, or any agent, representative, sales intermediary or other third party acting on behalf of any member of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds: (i) has taken any action in violation of or prohibited by any applicable anticorruption, anti-money laundering or anti-bribery Laws, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd 1 et seq.) and the U.K. Bribery Act and any such Laws or executive Orders administered by the U.S. Department of the Treasury, the Office of Foreign Assets Control, the United Nations Security Council, The European Union or His Majesty’s Treasury; (ii) has offered, paid, given, promised to pay or give or authorized the payment or gift of anything of value, directly or indirectly through third parties, to any Public Official or other Person, for purposes of (A) influencing any act or decision of any Public Official or other Person in his or her official capacity; (B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty; (C) securing any improper benefit; or (D) inducing such Public Official or other Person to use his or her influence with a government, Governmental Authority, commercial enterprise owned or controlled by any government (including state owned or controlled facilities), or any other Person in order to assist the business of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds, or any Person related in any way to the business of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds, in obtaining or retaining business or directing any business to any Person. None of Sound Point, GP Parent or the Sound Point Subsidiaries or any “covered associate” (as defined under the Advisers Act) of Sound Point, GP Parent or the Sound Point Subsidiaries has made a contribution to an official of a government entity (as such terms are defined in Rule 206(4)-5 of the Advisers Act) in excess of the de minimis limits set forth in of Rule 206(4)-5 of the Advisers Act. 4.15 Business; Registrations. (a) Each of Sound Point and GP Parent has at all times since its inception been engaged solely in the business of providing Investment Management Services,

58 holding interests in Persons that provide Investment Management Services or holding interests in Sound Point Funds. (b) Each of Sound Point, Sound Point CRE Management, LP, a Delaware limited partnership, Sound Point Commercial Real Estate Finance LLC, a Delaware limited liability company and Sound Point CLO C-MOA, LLC, a Delaware limited liability company (the “CMOA”, and collectively with Sound Point, Sound Point CRE Management, LP and Sound Point Commercial Real Estate Finance LLC, the “Sound Point RIAs”), has at all times since January 1, 2020, been duly registered as an investment adviser under the Advisers Act and registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of its business required or requires such registration, licensing or qualification. None of the other Sound Point Subsidiaries are required to be registered as an investment adviser under the Advisers Act or any other applicable Laws. Each of Sound Point and each Sound Point Subsidiary and Affiliate that is or has been at any time since January 1, 2020, a Relying Adviser, a Foreign Private Adviser, or an Exempt Reporting Adviser is and has been since such time in compliance with all applicable Laws. Each Sound Point RIA has delivered to AGUS true and complete copies of its most recent Form ADV, as amended to date, and each Sound Point RIA has delivered or made available to AGUS true and complete copies of all of its other foreign and domestic registration forms, likewise as amended to date. At all times since January 1, 2020, the information contained in such forms (and in any such forms filed by any predecessors thereto) was true and complete in all material respects at the time of filing and each Sound Point RIA has made all material amendments to such forms as they are required to make under applicable Laws. Sound Point and each of its supervised persons (as that term is defined in the Advisers Act) have all permits, registrations, qualifications, licenses, notice or other filing, franchises, certifications and other approvals (collectively, “Sound Point Licenses”) required from Governmental Authorities in order for them to conduct the businesses presently conducted by Sound Point and the Sound Point Subsidiaries, as the case may be, and such supervised persons in the manner presently conducted. Each such Sound Point License is and has been since January 1, 2020, valid, is in full force and effect and is not the subject of any pending or, to the Knowledge of Sound Point, threatened administrative or judicial proceeding to revoke, cancel, suspend, modify or declare such License invalid or deficient in any respect. The books and records of Sound Point and the Sound Point Subsidiaries relating to Investment Management Services are complete and correct in all material respects and, have been maintained, in all material respects, in accordance with applicable Laws and generally accepted business practices within the investment management industry. (c) None of Sound Point, GP Parent, the Sound Point Subsidiaries or, to the Knowledge of Sound Point, any Person “associated” (within the meaning of Section 202(a)(17) of the Advisers Act) with the foregoing, has at any time, been convicted of any crime or is or has at any time, been engaged in any conduct that would be a basis for (i) denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder, or ineligibility to serve as an Associated Person of an investment adviser, or (ii) being ineligible to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act, and to the Knowledge of Sound Point there is no proceeding or investigation that is reasonably likely to become the basis for any such ineligibility, disqualification, denial, suspension or revocation. To the Knowledge of Sound Point, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act

59 is applicable to any of Sound Point, GP Parent, the Sound Point Subsidiaries or any Person listed in the first paragraph of Rule 506(d)(1) promulgated under the Securities Act (in each case with respect to Sound Point, GP Parent, a Sound Point Subsidiary or a Sound Point Fund as an issuer). (d) Neither Sound Point, GP Parent nor the Sound Point Subsidiaries has at any time since January 1, 2020, been a “broker” or “dealer” within the meaning of the Exchange Act. Except as set forth on Schedule 4.15(d), none of Sound Point, GP Parent or the Sound Point Subsidiaries (or any predecessor thereto) has at any time since January 1, 2020, been a “commodity pool operator” or “commodity trading adviser” within the meaning of the Commodity Exchange Act or the regulations of the Commodity Futures Trading Commission, or a trust company. Except as set forth on Schedule 4.15(d), since January 1, 2020, none of Sound Point, GP Parent or the Sound Point Subsidiaries, or Sound Point’s other directors, officers or employees, (i) is registered or required to be registered as a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a retail forex dealer, a broker, a dealer, a registered representative or Associated Person, a counseling officer, an insurance agent, a sales Person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, FINRA or the securities commission of any state or any self-regulatory body; or (ii) a member or member firm of a U.S. designated contract market, as such term is defined in the Commodity Exchange Act. No Person renders Investment Management Services to or on behalf of Sound Point Clients, Sound Point or a Sound Point Subsidiary, other than full-time employees of the Sound Point RIAs (or a Sound Point Relying Adviser thereof). (e) Sound Point UK is duly authorized by the FCA as an authorized Person under the FSMA and has all necessary authorizations from the FCA to carry on its business in the United Kingdom and in each other jurisdiction where the conduct of its business requires such authorizations. At all times, Sound Point UK has timely filed all FCA Documents and has paid all fees and assessments due and payable in connection therewith. At all times, as of the date of its filing or amendment, each such FCA Document complied in all material respects with applicable Laws. Except for Sound Point UK, none of Sound Point or the Sound Point Subsidiaries is required to be, or at any time has been, authorized by any Governmental Authority of the United Kingdom, whether under the FSMA or otherwise. (f) Since January 1, 2020, each of Sound Point, GP Parent and each Sound Point Subsidiary has filed (after giving effect to any extensions) all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority pursuant to applicable Laws. No such filing contained any material misstatement or omission at the time of filing. (g) Since January 1, 2020, all Track Records used by Sound Point, GP Parent or a Sound Point Subsidiary have been used in compliance with all applicable Laws, are owned by such company or Subsidiary, and such company or Subsidiary has the right to use the Track Records. No other Person has the right to use the Track Records. Since January 1, 2020, neither Sound Point, GP Parent nor a Sound Point Subsidiary has violated any Contract or applicable Laws which would cause the Track Records to be invalid or not available for use by each of Sound Point and GP Parent upon consummation of the transactions contemplated by this

60 Agreement. Sound Point, GP Parent and the Sound Point Subsidiaries have possession of, or immediate access to, all books and records and other documentation necessary or desirable to calculate and substantiate the Track Records for purposes of the Advisers Act. Since January 1, 2020, neither Sound Point, GP Parent, any Sound Point Subsidiary or any Sound Point Fund has given any guarantee, warranty or assurance as to the future investment performance of any Sound Point Fund (or investment thereof) or the investment performance resulting from the Investment Management Services nor made any statement that could reasonably be understood as such. 4.16 Insurance. Each of Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds (a) has, and will have as of the Closing, in full force and effect all insurance coverage and bonds required by ERISA and other applicable Laws and by any Contract to which any of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds is a party and (b) has made available to AGUS copies of all (i) insurance policies, binder, bonds or risk management agreements maintained by Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds and (ii) documentation or correspondence, including any reservation of rights letters, relating to any pending or outstanding Claims under such insurance coverages and bonds. All insurance policies maintained by Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds as of the date of this Agreement are listed on Schedule 4.16 hereto and provide adequate insurance coverage for the properties and assets of Sound Point, GP Parent and the Sound Point Subsidiaries and the operation of their business for all risks normally insured against by a Person carrying on the same business and for all risks to which they are normally exposed. All applications for insurance coverage by Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds, and all other material statements made by Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds to insurers in connection with requests to procure insurance coverage, have been materially accurate. None of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds is in material default under any such insurance policy and all premiums thereunder have been paid in full. Except as set forth on Schedule 4.16, no Claim is outstanding by any of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds under any such insurance policy, and each of Sound Point, GP Parent, the Sound Point Subsidiaries and the Sound Point Funds, as applicable, has cooperated in all material respects with insurance carriers in connection with any pending or outstanding Claims. None of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds have received since January 1, 2020, notice from any insurer or agent of any material changes in the terms or premium under such insurance policy or bond or intent to cancel any such insurance policy or bond or have otherwise been denied by an insurer thereunder. 4.17 Acquisition for Investment. Each of Sound Point and GP Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the AssuredIM Interests. Each of Sound Point and GP Parent represents and warrants that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Each of Sound Point and GP Parent is acquiring the AssuredIM Interests and the AssuredIM GP Interests, respectively, for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or “blue sky” Law, or with any present intention of distributing or selling such AssuredIM Interests in violation of any federal or state securities or “blue sky” Law. Each of Sound Point and GP Parent understands and agrees that the AssuredIM Interests and the AssuredIM GP Interests, as applicable, may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise

61 disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities Laws, in each case, to the extent applicable. 4.18 Finder’s Fee. Each of Sound Point and GP Parent has not incurred, become liable for or otherwise entered into any Contract with respect to any broker’s commission, finder’s fee or similar payment relating to or in connection with the transactions contemplated by this Agreement. 4.19 Transactions with Interested Persons. Except for the Sound Point Benefit Plans, since January 1, 2020, none of Sound Point, GP Parent, the Sound Point Subsidiaries or the Sound Point Funds has been a party to any transaction or Contract or arrangement with any director, officer or employee of Sound Point, GP Parent or any of the Sound Point Subsidiaries, or any of the respective Affiliates or Immediate Family members of any such Persons, and, to the Knowledge of Sound Point, none of such Persons owns, directly or indirectly on an individual or joint basis, any interest (excluding passive investments in the shares of any enterprise which are publicly traded; provided that such Person’s holdings therein, together with any holdings of such Person’s Affiliates and Immediate Family members, are less than five percent (5%) of the outstanding shares or comparable interest in such entity in the aggregate) in, or serves as an employee, independent contractor, officer, director or in another similar capacity of, any competitor or Sound Point Client of Sound Point. 4.20 Solvency. (a) Neither Sound Point nor GP Parent is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of AGUS, the AssuredIM Operating Companies, or any of their Affiliates or Subsidiaries. As of the Closing Date, assuming the satisfaction or waiver of the conditions set forth in Section 7 and Section 8, and after giving effect to all of the transactions contemplated by this Agreement, any financing, repayment or refinancing of debt that may be required in connection with the consummation of the transactions contemplated by this Agreement, and payment of all related fees and expenses, the AssuredIM Operating Companies and their Subsidiaries, taken as a whole, will be Solvent. (b) For purposes of this Section 4.20: (i) The term “Solvent” means, with respect to any Person as of a particular date, that on such date, (A) the sum of the assets, at a fair valuation, of such Person exceeds its debts, (B) such Person has not incurred debts beyond its ability to pay such debts as such debts mature, and (C) such Person does not have unreasonably small capital with which to conduct its business. (ii) The term “debt” means any liability whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. (iii) The amount of any unliquidated or contingent liabilities at any time shall be the maximum amount which, in light of all the facts and circumstances

62 existing at such time, could reasonably be expected to become an actual or matured liability. 4.21 Sound Point Benefit Plans. (a) Schedule 4.21(a) hereto lists each Sound Point Benefit Plan (as defined below). None of Sound Point or any of its ERISA Affiliates has any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to, or cause to exist any Sound Point Benefit Plan (or any plan, program or arrangement which would be an Sound Point Benefit Plan if in effect on the date hereof), (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Sound Point Benefit Plan, other than with respect to a modification, change or termination required by ERISA or by the Code. (b) Each Sound Point Benefit Plan which is intended to qualify under Section 401(a) or 501(a) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section (or with respect to a pre-approved prototype or volume submitter plan, can rely on an opinion or advisory letter from the IRS to the prototype or volume submitter plan sponsor), and has in fact been qualified under the applicable section of the Code from the effective date of such Sound Point Benefit Plan through and including the Closing (or, if earlier, the date that all of such Sound Point Benefit Plan assets were distributed). No event or omission has occurred which could reasonably be expected to cause any such Sound Point Benefit Plan to lose its qualification under the applicable section of the Code. (c) Each Sound Point Benefit Plan has been established and administered in accordance with its terms in all material respects, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. With respect to any Sound Point Benefit Plan, there has occurred no “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable Laws (including, without limitation, any health care continuation requirements or any other Tax law requirements, or conditions to favorable Tax treatment, applicable to such plan), which could reasonably be expected to result, directly or indirectly, in any material Taxes or penalties or other liabilities to Sound Point. None of Sound Point or any of its ERISA Affiliates has engaged in any prohibited transaction. No material litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine Claims for benefits or domestic relations Orders) is pending or, to the Knowledge of Sound Point, threatened with respect to any such Sound Point Benefit Plan. (d) Except as set forth on Schedule 4.21(d), none of the Sound Point or its ERISA Affiliates (as defined below) has ever (i) sponsored, maintained or contributed to any employee benefit plan, program or arrangement (including, without limitation, the Sound Point Benefit Plans) which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)), (ii) contributed to or had any liability (contingent or otherwise) to any Multiemployer Plan, or (iii) contracted for or provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA or as part of severance) or has ever promised to provide such post-termination benefits. None of the Sound Point Benefit Plans is a multiple employer

63 pension plan or a multiple employer welfare arrangement (within the meaning of section 3(40) of ERISA). (e) With respect to each Sound Point Benefit Plan complete and correct copies of the following documents or a written description if none exist (if applicable to such Sound Point Benefit Plan) have previously been delivered to AGUS: (i) all material documents embodying or governing such Sound Point Benefit Plan, and any funding medium for the Sound Point Benefit Plan (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter (or opinion or an advisory letter, if applicable) with respect to such Sound Point Benefit Plan under Code Section 401(a), and any applications for determination or approval subsequently filed with the IRS; (iii) the summary plan description for such Sound Point Benefit Plan (or other descriptions of such Sound Point Benefit Plan provided to employees whether written or oral) and all modifications thereto; (iv) for the three (3) most recently completed years, the Form 5500 and attached schedules, audited financial statements, actuarial valuation reports and attorney’s response to an auditor’s request for information; and (v) any insurance policy (including any fiduciary liability insurance policy) related to such Sound Point Benefit Plan. (f) None of Sound Point or its Subsidiaries is in default with respect to any material term or condition of any Sound Point Benefit Plan, nor will the Closing (or the transactions contemplated hereby) result in any such default, including, without limitation, after the giving of notice, lapse of time or both. (g) None of the assets of any Sound Point Benefit Plan are invested in employer securities or employer real property. (h) There have been no acts or omissions by Sound Point or any of its ERISA Affiliates which have given rise to or may reasonably be expected to give rise to interest, fines, penalties, Taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Sound Point or any of its ERISA Affiliates may be liable or under Section 409A of the Code for which the Sound Point or any of its ERISA Affiliates or any participant in any Sound Point Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of section 409A of the Code) may be liable. Sound Point and each Sound Point Benefit Plan that is a Health Plan (i) is currently in compliance in all material respects with the Healthcare Reform Laws, and (ii) has been in compliance in all material respects with all applicable Healthcare Reform Laws since January 1, 2020. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject Sound Point or any Sound Point Benefit Plan that is a Health Plan, to material penalties or excise Taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws. (i) Neither consummation of the transactions contemplated by this Agreement nor this Agreement (whether separately or together with any other action) will accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any current or former director, officer, or employee (including partners who perform services) of Sound Point or any of its ERISA Affiliates. There is no Sound Point Benefit Plan, contract, plan or arrangement to which Sound Point (or any ERISA Affiliate thereof) is a party or by which it is

64 bound, that requires Sound Point (or any ERISA Affiliate thereof) to compensate any employee, former employee or any person providing services to Sound Point (or any ERISA Affiliate) for excise Taxes paid pursuant to Section 4999 of the Code or for liability such employee, former employee or service provider incurs pursuant to Section 409A of the Code. (j) Sound Point (i) has withheld and reported all amounts in material compliance as required by Law or by contract to be withheld and reported with respect to wages, salaries and other payments to employees and former employees, consultants and independent contractors, (ii) is not liable for any material arrearage of wages or any Taxes or any interest, fine or penalty for failure to comply with any of the foregoing and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees or former employees. (k) Each Sound Point Benefit Plan maintained or contributed to by Sound Point or any of its ERISA Affiliates under the Law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a “Sound Point Foreign Plan”) is listed on Schedule 4.21(k). As regards each Sound Point Foreign Plan, (i) such Sound Point Foreign Plan is, and has been operated, in material compliance with its terms and the provisions of the Laws of each jurisdiction in which such Sound Point Foreign Plan is maintained, to the extent those Laws are applicable to such Sound Point Foreign Plan, (ii) all contributions to, and material payments from, such Sound Point Foreign Plan which may have been required to be made in accordance with the terms of such Sound Point Foreign Plan, and, when applicable, the Laws of the jurisdiction in which such Sound Point Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, (iii) Sound Point and its ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and such Sound Point Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Sound Point Foreign Plan any required determinations, if any, that such Sound Point Foreign Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Sound Point Foreign Plan, (iv) there are no pending investigations by any Governmental Authority involving such Sound Point Foreign Plan, and no pending Claims (except for Claims for benefits payable in the normal operation of such Sound Point Foreign Plan), suits or proceedings against such Sound Point Foreign Plan or asserting any rights or Claims to benefits under such Sound Point Foreign Plan, and (v) the consummation of the transactions contemplated by this Agreement will not by themselves create or otherwise result in any liability with respect to such Sound Point Foreign Plan. No Sound Point Foreign Plan has unfunded liabilities that will not be offset by insurance. (l) For purposes of this section, a “Sound Point Benefit Plan” means (i) any “employee welfare benefit plan” or “employee pension benefit plan” (as those terms are defined in sections 3(1) and 3(2), respectively, of ERISA), other than a “multiemployer plan” (as defined in section 3(37) of ERISA); (ii) any retirement or deferred compensation plan, incentive compensation plan, stock option plan, stock (or other equity or beneficial interest) plan, phantom equity plan, profit sharing, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements for any current or former employee, director, consultant or agent, whether

65 pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA, whether or not subject to ERISA); or (iii) any employment agreement or consulting agreement, which, with respect to clauses (i), (ii) or (iii), Sound Point maintains, sponsors, is a party to, participates in, has a commitment to create or with respect to which any of such entities has or may have any present or future liability, contingent or otherwise. 4.22 Managers, Directors, Officers and Employees. (a) Schedule 4.22(a) hereto contains a true and complete list of all current directors, officers, managers and employees of Sound Point (the “Sound Point Employees”). (b) Sound Point is not delinquent in payments to any of the Sound Point Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Sound Point would not, by reason of the transactions contemplated by this Agreement, be liable to any Sound Point Employee for any payments. Except as set forth on Schedule 4.22(b), Sound Point does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. There are no grievances, complaints, charges, Claims, demands or investigations against or involving Sound Point pending, or the Knowledge of Sound Point, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Sound Point, including any grievance, complaint, charge, Claim, demand or investigation relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment-related matter arising under applicable Laws. Sound Point has in place all material employee policies required by applicable Laws, and, to the Knowledge of Sound Point, there have been no material violations or alleged material violations of any of such policies since January 1, 2020. Sound Point is, and at all times since January 1, 2020, has been, in material compliance with the requirements of the Immigration Reform and Control Act of 1986. (c) Sound Point is not, nor has it been since January 1, 2020, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a Union, any Union representing or purporting to represent any Sound Point Employees, and, to the Knowledge of Sound Point, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Sound Point. Sound Point has no duty to bargain with any Union. (d) Sound Point has complied with the WARN Act, or any mini WARN Act.

66 (e) Sound Point has been and is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes. All independent contractors and consultants providing personal services to Sound Point have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of Sound Point have been properly classified under the Fair Labor Standards Act and similar state Laws. (f) (i) There is not currently pending, and to the Knowledge of Sound Point, since January 1, 2020, there have not been, any allegations of sexual harassment or other sexual misconduct made against any manager, officer, executive or other employee of Sound Point, (ii) since January 1, 2020, Sound Point has not entered into a settlement agreement to resolve any allegations of sexual harassment or other sexual misconduct by any of its managers, officers, executives or other employees, and (iii) to the Knowledge of Sound Point, there are no circumstances or conduct by any manager, officer, executive or other employee of Sound Point that would lead to material liability related to allegations of sexual harassment or other sexual misconduct. 4.23 Sound Point Funds. (a) Schedule 4.23(a) lists each of the Sound Point Advisory Contracts, arrangements for the payment of service fees and all administrative services and other service agreements, if any, pertaining to any of the Sound Point Funds. As to each Sound Point Fund, there has been in full force and effect a Sound Point Advisory Contract at all times since January 1, 2020, that any of Sound Point or the Sound Point Subsidiaries (or predecessors thereto) were performing such services for such Sound Point Fund, and each such Sound Point Advisory Contract pursuant to which any of Sound Point or the Sound Point Subsidiaries has at any time since January 1, 2020, received compensation in respect of its activities in connection with any of the Sound Point Funds was duly approved in accordance with all applicable Laws (as applicable to such Sound Point Fund). (b) None of Sound Point or the Sound Point Subsidiaries (or any predecessors thereto or Affiliates thereof) has at any time since January 1, 2020 (i) sponsored or served as the principal underwriter of any collective investment vehicle required to be registered as an investment company under the Investment Company Act and, in the case of any Sound Point Fund domiciled outside of the United States, the similar Laws of its jurisdiction of domicile, (ii) provided Investment Management Services to or through any investment company registered under the Investment Company Act, or (except for the Sound Point Funds) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, or (iii) except for Cayman Mutual Funds and CLOs, provided Investment Management Services to or through any issuer or other Person that is required to be registered under the Laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in

67 the business of investing, reinvesting or trading in securities. Schedule 4.23(b) sets forth with respect to each Sound Point Fund the exemption from registration under the Investment Company Act and, in the case of any Sound Point Fund domiciled outside of the United States, the similar Laws of its jurisdiction of domicile, and identifies each Cayman Mutual Fund and CLO. None of Sound Point or the Sound Point Subsidiaries provides Investment Management Services to any pooled investment fund other than the Sound Point Funds. (c) None of Sound Point, the Sound Point Subsidiaries or any Person who is an “affiliated person” (as defined in the Investment Company Act) or any other “interested person” of Sound Point (as defined in the Investment Company Act), receives or is entitled to receive any compensation directly or indirectly from any of the Sound Point Funds or their security holders for other than bona fide investment advisory, administrative or other services. None of the foregoing is an “affiliated person” of an investment company that is registered or required to be registered under the Investment Company Act. (d) Schedule 4.23(d) hereto sets out a complete and accurate list, as of the date hereof, of the respective jurisdictions of formation of each of the Sound Point Funds, and each of the Sound Point Funds is in good standing in such jurisdiction. (e) Each of the Sound Point Funds has a separate prime broker, custodian or trustee which is a third-party entity independent of any of Sound Point or the Sound Point Subsidiaries (or Affiliates of the foregoing) undertaking asset management services for the Sound Point Funds. (f) Other than in the capacity of a general partner or in a similar capacity, none of Sound Point or the Sound Point Subsidiaries is liable in connection with, on behalf of, or for, any obligation of any of the Sound Point Funds, and none of Sound Point or the Sound Point Subsidiaries is in a position in which it may become so liable, including on any insolvency, liquidation, transformation, amalgamation, merger or split-up of any of the Sound Point Funds. (g) True and complete copies of the Organizational Documents for each Sound Point Fund have been made available to AGUS. (h) Each Sound Point Fund offers and has offered its securities in compliance with all applicable Laws. (i) Each Sound Point Fund is, and at all times since the date it commenced operations has been, duly organized and validly existing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its assets and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Laws. (j) Each Sound Point Fund is and since January 1, 2020, has been in compliance with its Organizational Documents and its Offering Documents. (k) With respect to each Sound Point Fund, to the Knowledge of Sound Point, there are no material errors (other than those which have been corrected and notified to the

68 recipients of such reports) in any financial report delivered or made available to its investors, and each such report has been delivered on a timely basis in accordance with applicable Laws, its Organizational Documents and its Offering Documents. (l) As of the Balance Sheet Date, there were no Material CLO Actions with respect to any Sound Point CLO and no Material CLO Action is ongoing. Since the Balance Sheet Date, no investor in a CLO for which Sound Point or a Sound Point Subsidiary provides Investment Management Services has notified Sound Point or a Sound Point Subsidiary, the manager of such company, or the trustee of such company that such investor intends to submit a notice of Material CLO Action. No notices regarding potential Material CLO Actions (which have not closed) have been published under Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC. (m) Except for the Sound Point EU/UK Retention Letters as set forth on Schedule 4.23(m) with respect to risk retention under the applicable Securitisation Regulations, none of Sound Point, the Sound Point Subsidiaries or the Sound Point Funds is, in the case of any Sound Point CLO, obligated under any agreement or risk retention letter to which it is party, to retain or hold any securities issued by a CLO as a risk retention interest. Sound Point and the Sound Point Subsidiaries reasonably believe that each Sound Point CLO constitutes an “open market CLO” as contemplated in Loan Syndications & Trading Ass’n v. SEC, No. 17-5004 (D.C. Cir. Feb. 9, 2018) and that it is not required to retain or hold any securities issued by a CLO as a risk retention interest under the credit risk retention requirements of Section 941 of the Dodd-Frank Act. (n) In respect of the Sound Point CLO transactions in respect of which the CMOA is the “retainer” (howsoever described), for the purposes of the Securitisation Regulations, under the Sound Point EU/UK Retention Letters, it is reasonable to believe that the CMOA qualifies as the collateral manager and an “originator” of such Sound Point CLOs for the purposes of the Securitisation Regulations and that the “Originator Requirement” (howsoever described and defined in the relevant Sound Point EU/UK Retention Letters or Indentures) applicable to such Sound Point CLOs was satisfied as at the original issue date of such transaction. (o) The financing arrangements entered into by the CMOA (both directly and indirectly) in respect of any Sound Point CLO Securities expressed to be retained pursuant to and in accordance with the Sound Point EU/UK Retention Letters comply with the requirements of the Securitisation Regulations in all material respects. (p) Each material agreement relating to any Sound Point CLO (including financing arrangements in connection with the Sound Point CLO Securities issued by such Sound Point CLO) expressed to be entered into by a specific series of the CMOA (a “Series”) constitutes a valid and binding obligation of such Series enforceable against the Series in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or similar Laws affecting creditors’ rights generally. (q) Neither the applicable Sound Point Subsidiary, nor the applicable Sound Point CLO, has, to the Knowledge of Sound Point, breached any provision of any applicable

69 Sound Point Portfolio Management Agreement or any applicable Indenture in any material respect. To the Knowledge of Sound Point, no event of default and no event that with the passage of time or the filing of notice would reasonably be expected to constitute an event of default has occurred as of the date hereof under any applicable Indenture, and there are no facts or circumstances that would reasonably be expected to result in an event of default under any Indenture, the termination of any applicable Sound Point Portfolio Management Agreement or the removal or replacement of Sound Point CLO, as applicable, or the ability of Sound Point CLO, as applicable, to continue to act as Portfolio Manager thereunder, including, without limitation, any event that has resulted in or would reasonably be expected to result in a “Cause” (as defined in such Sound Point Portfolio Management Agreement) event under such Sound Point Portfolio Management Agreement. The “Portfolio Manager Information” (or similar term as defined in the Sound Point Portfolio Management Agreement or the final offering circular with respect to any Sound Point CLO), as of its date, did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the applicable Sound Point Subsidiaries has (i) delivered to any Sound Point CLO any written notice of termination of any applicable Sound Point Portfolio Management Agreement or written notice of its resignation as the Portfolio Manager under any Sound Point Portfolio Management Agreement or (ii) received, to the Knowledge of Sound Point, from any Sound Point CLO, any trustee or any holder of securities issued under any Indenture any written notice (A) of any event of default under any applicable Sound Point Portfolio Management Agreement or Indenture, (B) of termination of any applicable Sound Point Portfolio Management Agreement or removal or replacement of Sound Point CLO, as applicable, as Portfolio Manager thereunder, or (C) expressing any intention to terminate such Sound Point Portfolio Management Agreement or remove or replace the applicable Sound Point Subsidiary as Portfolio Manager thereunder. 4.24 Assets. (a) Except for assets disposed of in the ordinary course of business since the Balance Sheet Date or as set forth on Schedule 4.24(a), Sound Point and the Sound Point Subsidiaries have good and valid title to, a valid leasehold interest in, or a valid license to use all of the properties and assets (tangible or intangible, real or personal) reflected on the Sound Point Interim Balance Sheets or acquired, leased, or licensed by Sound Point and the Sound Point Subsidiaries since the Balance Sheet Date, free and clear of any Claims (other than Permitted Encumbrances). Except as set forth on Schedule 4.24(a), no personal property used in connection with the business of Sound Point and the Sound Point Subsidiaries is held under any lease or is located on premises other than (i) those in the possession of Sound Point and the Sound Point Subsidiaries and (ii) immaterial tangible assets such as desktops, laptops, and mobile computing devices in use by any employee of Sound Point and the Sound Point Subsidiaries. (b) The tangible properties and assets owned, leased, or licensed by Sound Point and the Sound Point Subsidiaries are in good operating condition (reasonable wear and tear excepted), and are suitable for the uses for which intended. (c) Except as set forth on Schedule 4.24(c), the properties and assets owned, leased, or licensed by Sound Point and the Sound Point Subsidiaries constitute all of the

70 properties and assets used in or necessary to conduct their business as currently conducted or proposed to be conducted. 4.25 Environmental Matters. (a) Sound Point and the Sound Point Subsidiaries are, and have been since January 1, 2020, in compliance in all material respects with all Environmental Laws, have in effect all Environmental Permits required under any Environmental Laws to operate as they currently operate, and are in compliance in all material respects with all such Environmental Permits. (b) As of the date hereof: (i) neither Sound Point nor the Sound Point Subsidiaries have received, since January 1, 2020, any written notice of any violation or potential liability under any Environmental Law, any written request for information under any Environmental Law, or demand letter under any Environmental Law from any Person relating to operations or properties of Sound Point or the Sound Point Subsidiaries, (ii) none of Sound Point or the Sound Point Subsidiaries are subject to any Orders arising under Environmental Laws, and (iii) to the Knowledge of Sound Point, none of Sound Point or the Sound Point Subsidiaries have received written notice of any pending or threatened administrative, civil or criminal actions, suits, proceedings or investigations under any Environmental Laws which would result in Sound Point or the Sound Point Subsidiaries incurring liability under Environmental Laws. 4.26 R&W Insurance Policy. Sound Point has obtained the R&W Insurance Policy bound and effective as of the date hereof, and all amounts required to be paid thereunder as of the date hereof have been paid by Sound Point. Sound Point has provided AGUS with a true, correct and complete copy of the R&W Insurance Policy on or prior to the date hereof. SECTION 5. COVENANTS 5.1 Actions of the AssuredIM Operating Companies and Sound Point. (a) AGUS hereby agrees to comply, and to cause the AssuredIM Operating Companies and the AssuredIM Subsidiaries to comply, with the covenants and agreements contained in this Section 5 and (b) Sound Point hereby agrees to comply with the covenants and agreements contained in this Section 5. 5.2 Pre-Closing Conduct of Business of the AssuredIM Operating Companies. During the period from the date of this Agreement and continuing through the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 9 (the “Interim Period”), except (A) as expressly contemplated by this Agreement (including in connection with the Pre- Closing Transactions), (B) as set forth on Schedule 5.2, (C) as may be required by applicable Laws or (D) with the prior written consent of Sound Point, AGUS shall and shall cause the AssuredIM Operating Companies and the AssuredIM Subsidiaries to (i) conduct in all material respects their business in the ordinary course consistent with past practice, including (A) commercially reasonable efforts to manage each of the AssuredIM CLOs in accordance with all applicable standards of care set forth in the AssuredIM Portfolio Management Agreements in all material respects, and (B) comply in all material respects with the terms of the BlueMountain Fuji Agreements; and (ii) use their reasonable best efforts to preserve intact their business and the

71 rights, franchise, goodwill and relationships with all Clients, AssuredIM Funds, investors, customers, strategic partners, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with them. Without limiting the generality of the foregoing, except (w) as expressly contemplated by this Agreement, (x) as set forth on Schedule 5.2, (y) as may be required by applicable Laws, or (z) with the prior written consent of Sound Point, AGUS shall cause the AssuredIM Operating Companies and each AssuredIM Subsidiaries not to, and the AssuredIM Operating Companies shall not and shall cause each AssuredIM Subsidiary not to: (a) merge with or into or consolidate with any other Person, adopt a plan or agreement of complete or partial liquidation, liquidate, dissolve, restructure or recapitalize, make a voluntary assignment for the benefit of its creditors or file a voluntary petition of bankruptcy or insolvency; (b) amend or waive the Organizational Documents of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds; (c) split, combine or reclassify any limited liability company interests, limited partnership interests, shares of capital stock or other equity interest in any AssuredIM Operating Company or AssuredIM Subsidiary; (d) make any distribution or declare, pay or set aside any dividend with respect to any equity interest in any AssuredIM Operating Company or AssuredIM Subsidiary, other than cash dividends or distributions from any AssuredIM Operating Company or AssuredIM Subsidiary to another any AssuredIM Operating Company or AssuredIM Subsidiary; (e) redeem, purchase or otherwise acquire, directly or indirectly, any equity interest in any AssuredIM Operating Company or AssuredIM Subsidiary, other than (i) as required in the Organizational Documents of the applicable AssuredIM Operating Company or AssuredIM Subsidiary or (ii) in connection with the dissolution of an AssuredIM Fund; (f) issue, sell or grant, or authorize the issuance, sale or grant of (i) any equity interests or voting interests in any AssuredIM Operating Company or AssuredIM Subsidiary, (ii) any option, restricted share unit, profits interest or other equity-based compensation award, call, warrant or right to acquire any equity interests or voting interest in any AssuredIM Operating Company or AssuredIM Subsidiary or (iii) other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire any equity interests or voting interests in any AssuredIM Operating Company or AssuredIM Subsidiary; (g) incur any Indebtedness, issue or sell any debt securities or rights to acquire any debt securities, guarantee the Indebtedness of any Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person other than (i) solely among AssuredIM Operating Companies and AssuredIM Subsidiaries, or (ii) other than aggregate Indebtedness and guarantees incurred, assumed or otherwise entered into in the ordinary course of business for additional amounts up to $250,000; (h) make any loan or advance to any Person; (i) sell, transfer, lease or otherwise dispose of or pledge (other than

72 Permitted Encumbrances) any of their material assets, other than in the ordinary course of business consistent with past practices; (j) settle, or offer or propose to settle, any litigation or other action, investigation, arbitration, suit or proceeding involving an AssuredIM Operating Company or an AssuredIM Subsidiary other than (i) settlements involving only the payment of monetary damages by an AssuredIM Operating Company or an AssuredIM Subsidiary not exceeding, in the aggregate, $250,000 or (ii) any settlement that would not prohibit or restrict an AssuredIM Operating Company or an AssuredIM Subsidiary from operating its business in substantially the same manner as operated on the date of this Agreement or require the waiver or release of any material rights or Claims; (k) make any material change to (i) their accounting methods, practices or policies, other than as required by GAAP or applicable Laws or (ii) their cash management and collection of accounts receivable; (l) (i) make, revoke or change any election relating to Taxes inconsistent with past practice, (ii) change or revoke any material Tax accounting method, (iii) change any material Tax accounting period, (iv) amend any income or other material Tax Return, (v) settle or compromise any material Tax liability with any Taxing Authority, (vi) enter into any closing agreement or voluntary disclosure agreement or program with any Taxing Authority, (vii) surrender any right to Claim a refund of Taxes or (viii) consent to any extension or waiver of the limitation period applicable to any Tax, Tax Claim, or Tax assessment; (m) (i) modify, amend, terminate or waive any Material Contract, in each case in a manner that would reasonably be expected to be material and adverse to the AssuredIM Operating Companies and AssuredIM Subsidiaries, individually or in the aggregate; or (ii) enter into any Contract that would have been a Material Contract if entered into prior to the date hereof (other than replacement Contracts to replace expired or terminated Material Contracts on substantially similar terms) requiring an annual payment in excess of $50,000 by the AssuredIM Operating Company or AssuredIM Subsidiary party to such contract, agreement or arrangement; (n) amend or otherwise modify, or permit any waiver under, any Advisory Contract, other than (i) any Side Letter entered into between an AssuredIM Fund and an investor therein in the ordinary course of business that is substantially consistent in form and substance with Side Letters entered into by such AssuredIM Fund with similarly situated investors in such AssuredIM Fund in the ordinary course of business consistent with past practice and (ii) fee waivers provided in connection with the investment by a Client in another Client to avoid “double dipping”; provided that nothing in this Section 5.2(n) shall restrict the amendment of modification of any Advisory Contract to modify the investment guidelines under such Advisory Contract; provided, further, that subject to the terms of the Confidentiality Agreement and the Clean Team Confidentiality Agreement, as applicable, AGUS shall provide written notice to Sound Point before taking any action pursuant to this Section 5.2(n); provided, however, that nothing contained in this Agreement is intended to give to Sound Point, directly or indirectly, a consent or veto right with respect to any of the actions set forth in this Section 5.2(n);

73 (o) enter into any Advisory Contract that obligates an AssuredIM Operating Company, an AssuredIM Subsidiary or any of their respective Affiliates to guarantee the obligations or performance of the AssuredIM Operating Company or AssuredIM Subsidiary party to such Advisory Contract; provided that, for the avoidance of doubt, nothing in this Section 5.2(o) shall restrict the ability of AssuredIM GP to guarantee the obligations of any AssuredIM Subsidiary that is the general partner of an AssuredIM Fund as AssuredIM GP has done in the ordinary course of business consistent with past practice; provided, further, that subject to the terms of the Confidentiality Agreement and the Clean Team Confidentiality Agreement, as applicable, AGUS shall provide written notice to Sound Point before taking any action pursuant to this Section 5.2(o); provided, however, that nothing contained in this Agreement is intended to give to Sound Point, directly or indirectly, a consent or veto right with respect to any of the actions set forth in this Section 5.2(o); (p) enter into any Advisory Contract with a Client, other than any Advisory Contract or Side Letter entered into between an AssuredIM Fund and an investor therein in the ordinary course of business that is substantially consistent in form and substance with Side Letters entered into by such AssuredIM Fund with similarly situated investors in such AssuredIM Fund in the ordinary course of business consistent with past practice; provided that subject to the terms of the Confidentiality Agreement and the Clean Team Confidentiality Agreement, AGUS shall provide written notice to Sound Point before taking any action pursuant to this Section 5.2(p); provided, however, that nothing contained in this Agreement is intended to give to Sound Point, directly or indirectly, a consent or veto right with respect to any of the actions set forth in this Section 5.2(p); (q) other than as required by any existing Assured Benefit Plan applicable to the AssuredIM UK Employees, (i) (A) enter into or materially amend any Assured Benefit Plan applicable to the AssuredIM UK Employees (or any arrangement that would be an Assured Benefit Plan applicable to the AssuredIM UK Employees if in effect on the date hereof), (B) grant, increase or take any action to accelerate any rights or benefits under any Assured Benefit Plan applicable to the AssuredIM UK Employees, or (C) make any material increase in salaries or other compensation payable to any AssuredIM UK Employee, or (ii) grant or increase any retention, change in control or similar payment or benefit to, or enter into or amend any existing retention, change in control or similar payment or benefit arrangement with, any AssuredIM UK Employee. For the avoidance of doubt, this Section 5.2(q) shall not apply to any changes already agreed with any AssuredIM UK Employee whose redeployment has been agreed as at the date of this Agreement nor shall it prevent AssuredIM London from entering into any release of Claims following a resignation by an AssuredIM UK Employee; (r) make any amendment to any of the Contracts set forth on Schedule 1 to the UK Business Transfer Agreement; (s) enter into a new line of business not related to the Investment Management Services; (t) acquire any business or Person, by merger, consolidation, or otherwise, or acquire any material asset or any equity of any other Person (other than commitments for capital expenditures, which shall be governed exclusively by Section 5.2(u));

74 (u) make or incur any new non-cancelable financial commitment or capital expenditure requiring payments in excess of $250,000 annually; (v) increase or decrease the number of members of the Board of Managers of any AssuredIM Operating Company or an AssuredIM Subsidiary; (w) enter into any material transaction with any of their respective Affiliates other than in connection with the Pre-Closing Transactions; (x) act or fail to act in any manner that would reasonably be expected to result in any loss, lapse, abandonment, cancellation, invalidity or unenforceability of any Intellectual Property material to the conduct of the business of any of the AssuredIM Operating Companies and the AssuredIM Subsidiaries, taken as a whole; (y) permit any amendment or modification of the terms of, or waiver under, any Advisory Contract or any other accommodation; (z) (i) except in the ordinary course of business consistent with past practice in terms of amount and frequency and after prior consultation with Sound Point, commit any seed capital to any AssuredIM Fund or (ii) form any AssuredIM Fund or establish any new Client except to the extent that its applicable Advisory Contract includes an affirmative consent to the “assignment” (as defined in the Advisers Act) of such Advisory Contract in connection with the consummation of the transactions contemplated hereby; (aa) permit any new lien, security interest or other encumbrance on the AssuredIM EU/UK RR Securities (other than to the extent customarily imposed by Law or by clearing systems) that does not exist as of the date of this Agreement or sell, transfer, assign or otherwise dispose of any AssuredIM EU/UK RR Securities; and (bb) agree or commit to do, or otherwise enter into any Contract to do, any of the foregoing. Notwithstanding the foregoing, (A) nothing contained in this Agreement is intended to give to Sound Point, directly or indirectly, rights to Control or direct the operations of the AssuredIM Operating Companies or AssuredIM Subsidiaries or any AssuredIM Funds prior to the Closing or a consent or veto right with respect to any of the actions set forth in Section 5.2(n), Section 5.2(o) and Section 5.2(p), and (B) this Section 5.2 shall not apply to the Pre-Closing Transactions, which shall be governed exclusively by Section 5.12. 5.3 Pre-Closing Conduct of Business of Sound Point and GP Parent. (a) During the Interim Period, except (A) as expressly contemplated by this Agreement, (B) as set forth on Schedule 5.3(a), (C) as may be required by applicable Laws or (D) with the prior written consent of AGUS, Sound Point and GP Parent shall (i) conduct in all material respects its respective businesses in the ordinary course consistent with past practice and (ii) use its respective reasonable best efforts to preserve intact its business and the rights, franchise, goodwill and relationships with all Clients, investors, customers, strategic partners, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with it.

75 Without limiting the generality of the foregoing, Sound Point shall, and shall use commercially reasonable efforts to cause the Sound Point Subsidiaries to, use commercially reasonable efforts to manage each of the Sound Point CLOs in accordance with all applicable standards of care set forth in the Sound Point Portfolio Management Agreements in all material respects. Without limiting the generality of the foregoing, except (w) as expressly contemplated by this Agreement, (x) as set forth on Schedule 5.3(a), (y) as may be required by applicable Laws or (z) with the prior written consent of AGUS (such consent not to be unreasonably withheld, conditioned or delayed), Sound Point and GP Parent shall not and shall cause each of their respective Subsidiaries not to: (i) merge with or into or consolidate with any other Person, adopt a plan or agreement of complete or partial liquidation, liquidate, dissolve, restructure or recapitalize, make a voluntary assignment for the benefit of its creditors or file a voluntary petition of bankruptcy or insolvency; (ii) amend or waive the Organizational Documents of Sound Point and GP Parent; (iii) split, combine or reclassify any limited liability company interests, limited partnership interests, shares of capital stock or other equity interest in Sound Point and GP Parent; (iv) issue, sell or grant, or authorize the issuance, sale or grant of (A) any equity interests or voting interests in Sound Point or any of its Subsidiaries, (B) any option, restricted share unit, profits interest or other equity-based compensation award, call, warrant or right to acquire any equity interests or voting interest in Sound Point or any of its Subsidiaries or (C) other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire any equity interests or voting interests in Sound Point or any of its Subsidiaries; (v) except with respect to Indebtedness set forth on Schedule 4.7(d), (A) incur any Indebtedness, issue or sell any debt securities or rights to acquire any debt securities, in each case, the proceeds of which are distributed to the equity owners of Sound Point, or (B) guarantee the Indebtedness of any Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, other than in the cases of clauses (A) and (B), (x) solely among Sound Point and its Subsidiaries, (y) obligations for clawback liability assumed in connection with the formation of an Sound Point Fund, or (z) aggregate Indebtedness and guarantees incurred, assumed or otherwise entered into in the ordinary course of business for additional amounts up to $250,000; (vi) sell, transfer, lease or otherwise dispose of or pledge (other than Permitted Encumbrances) any of its material assets, other than in the ordinary course of business consistent with past practices; (vii) settle, or offer or propose to settle, any litigation or other action, investigation, arbitration, suit or proceeding involving Sound Point or any of its Subsidiaries that would prohibit or restrict Sound Point or any of its Subsidiaries from

76 operating its business in substantially the same manner as operated on the date of this Agreement; (viii) make any material change to its accounting methods, practices or policies, other than as required by GAAP or applicable Laws; (ix) other than in the ordinary course of business consistent with past practices or as required by any existing Sound Point Benefit Plan, (A) enter into or materially amend any material Sound Point Benefit Plan (or any arrangement that would be a material Sound Point Benefit Plan if in effect on the date hereof), (B) grant, increase or take any action to accelerate any rights or benefits under any material Sound Point Benefit Plan, or (C) make any material increase in salaries or other compensation payable to Stephen Ketchum; (x) enter into a new line of business not related to the Investment Management Services; (xi) increase or decrease the number of members of the Board of Managers of Sound Point or any of its Subsidiaries; (xii) enter into any material transaction with any of its respective Affiliates (other than Sound Point or any of its Subsidiaries) other than pursuant to written arrangements in effect on the date of this Agreement; (xiii) act or fail to act in any manner that would reasonably be expected to result in any loss, lapse, abandonment, cancellation, invalidity or unenforceability of any Intellectual Property material to the conduct of the business of any of Sound Point and its Subsidiaries, taken as a whole; and (xiv) agree or commit to do, or otherwise enter into any Contract to do, any of the foregoing. If AGUS does not grant or deny consent to a proposed action that requires AGUS’ consent pursuant to this Section 5.3(a), within five (5) Business Days (or such shorter time as Sound Point may indicate is required under the circumstances) after its receipt of a written request by Sound Point for AGUS’ consent to take such action, AGUS shall be deemed to have consented to the taking of such action notwithstanding any other provision of this Section 5.3(a). (b) Without limiting the generality of the foregoing, during the Interim Period, Sound Point shall notify AGUS prior to engaging in any of the following: (i) make any distribution or declare, pay or set aside any dividend with respect to any equity interest in Sound Point or any of its Subsidiaries, other than cash dividends or distributions from Sound Point or any of its Subsidiaries to another of its Subsidiaries with prior consultation with AGUS; (ii) make any loan or advance (other than loans or advances less than $100,000 individually and up to $1,000,000 in the aggregate, in each case, on

77 customary terms and with customary rates, and which are reflected on the Sound Point Estimated Closing Statement in the aggregate), including to Sound Point or any of its Subsidiaries; (iii) (A) make, revoke or change any material election relating to Taxes, (B) change or revoke any material Tax accounting method, (C) change any material Tax accounting period, (D) amend any material Tax Return or (E) settle or compromise any material Tax liability with any Taxing Authority, provided Sound Point shall be bound by the covenants in clauses (B), (C), (D) and (E) herein only to the extent any such action by Sound Point may result in any adverse Tax consequence to AGUS; (iv) acquire any business or Person, by merger, consolidation, or otherwise, or acquire any material asset or any equity of any other Person (other than commitments for capital expenditures, which shall be governed exclusively by Section 5.3(b)(v)); and (v) except with respect to any Sound Point Real Property, make or incur any new individual non-cancelable financial commitment (other than limited partner or general partner investments in any Sound Point Client) or individual capital expenditure, in each case, requiring payments in excess of $3,000,000. Notwithstanding the foregoing, (A) nothing contained in this Agreement is intended to give to AGUS, directly or indirectly, rights to Control or direct the operations of Sound Point prior to the Closing, and (B) nothing in this Section 5.3 shall restrict in any manner whatsoever any distribution or declaration, payment or setting aside of any dividend with respect to any equity interest in any of Sound Point, GP Parent or any of their respective Affiliates. 5.4 Contract Consents; Client Consents; Fuji Consents. (a) During the Interim Period, AGUS shall (and shall cause the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds to) use commercially reasonable efforts to obtain the consents (including any consent to the termination of any Contract, or assignment to Sound Point or its Affiliates of any Contract, in each case, as requested by Sound Point in writing) set forth on Schedule 5.4(a) (the “Contract Consents”). In furtherance and not in limitation of the foregoing, AGUS shall (and shall cause the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds to) (i) consult in good faith with Sound Point with respect to such consents, waivers, terminations or assignments, (ii) provide Sound Point with drafts of, and a reasonable opportunity to comment on, the form of any consent, waiver, termination or assignment to be sought pursuant to this Section 5.4 and (iii) make introductions to vendors, suppliers, customers, service providers and consultants of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds to facilitate the transition of the AssuredIM Operating Companies to Sound Point; provided, that in the case of each of clauses (i) – (iii), in no event will AGUS, the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds jointly negotiate with any customer or other third party any of the terms and conditions contained in such consents, waivers, terminations or assignments or any Contracts that may be entered into prior to, on or after the Closing.

78 (b) With respect to each Client other than Fuji (a “Non-Fuji Client”), the AssuredIM Operating Companies shall use commercially reasonable efforts to obtain, as promptly as reasonably practicable following the date hereof, the consent of such Non-Fuji Client to (i) the “assignment” (as defined in the Advisers Act) of such Non-Fuji Client’s Advisory Contract resulting from the consummation of the transactions contemplated hereby and (ii) the acquisition by Sound Point or GP Parent of the applicable general partner (or Person performing similar duties) related to such Advisory Contract, in each case in accordance with, and in the manner required by, the terms of such Advisory Contract and all applicable Laws. To the extent that one or more Non-Fuji Clients consents to an “assignment” of a Non-Fuji Client Advisory Contract and further in the event that Sound Point is to be appointed as an investment manager thereunder, as may be mutually agreeable to AGUS and Sound Point, the Parties hereby agree that such assignment shall be structured in a manner mutually agreeable to AGUS and Sound Point and, where applicable, in accordance with, and in the manner required by, the terms of such Advisory Contract and all applicable Laws; provided, however, in no event will the Parties or any of their respective Affiliates jointly negotiate the terms and conditions of any such “assignments” with any Non-Fuji Client. Without in any way limiting the foregoing, each Non-Fuji Client shall provide the following consents for all purposes of this Agreement (such consent for the applicable Non-Fuji Client, the “Client Consent”): (i) in the case of each Non-Fuji Client that is not structured as a collateralized loan obligation issuer, each of which is listed on Schedule 5.4(b)(i), and provided that the following is permitted under such Non-Fuji Client’s Advisory Contract, Organizational Documents, Offering Documents and applicable Laws: (A) if such Non-Fuji Client has a board of directors, managers or similar governing body (each, a “Governing Body”), written consent has been obtained from each individual serving on such Governing Body that is not AGUS or an employee of AGUS, an AssuredIM Operating Company, an AssuredIM Subsidiary or any of their respective Affiliates (each such individual, an “Unaffiliated Party”); or (B) if such Non-Fuji Client does not have a Governing Body, (1) written consent has been obtained (and has not been withdrawn or superseded) from limited partners, shareholders or other investors, or advisory committee comprised thereof (as applicable and provided for by the relevant operative documents), of such Non-Fuji Client other than AGUS, an AssuredIM Operating Company, an AssuredIM Subsidiary, any of their respective Affiliates, and any officer, director, partner or employee of the foregoing (“Unaffiliated Investors”) representing more than fifty percent (50%) of the membership interests in such Non-Fuji Client; or (2) if not prohibited by applicable Laws or the applicable Organizational Documents or Advisory Contract (for the avoidance of doubt, any Organizational Documents or Advisory Contract that requires written consent to an assignment shall be deemed to prohibit the following), (x) if no such written consent is obtained, if written notice has been sent to the limited partners, shareholders or other investors of such Non-Fuji Client describing the proposed transactions hereunder, requesting such consent and explaining that each limited partner, shareholder or other investor that does not object to the assignment of the

79 applicable Advisory Contract within forty-five (45) days following delivery of such notice will be deemed to have consented to such assignment (provided that such notice must be sent at least sixty (60) days prior to the Closing Date) and (y) Unaffiliated Investors of such Non-Fuji Client who, in the aggregate, represent over fifty percent (50%) of the membership interests in such Non-Fuji Client do not notify the applicable AssuredIM Operating Company in writing that such investors have not so consented (and such notice is not withdrawn in writing); and (ii) in the case of each Non-Fuji Client that is structured as a collateralized loan obligation issuer that complies with the applicable Laws of the European Economic Area, each of which is listed on Schedule 5.4(b)(ii), and provided that the following is permitted under such Non-Fuji Client’s Advisory Contract, Organizational Documents, Offering Documents and applicable Laws: written consent from each individual serving on the Governing Body that is an Unaffiliated Party, it being acknowledged that Sound Point shall not be appointed as investment manager thereunder unless and until (i) the relevant collateral loan obligation transaction is “reset” or “reissued” such that there is considered to be a “new” securitisation for the purposes of the Securitisation Regulations and a new Advisory Contract is entered into in connection therewith or (ii) Sound Point receives a written legal opinion from counsel of recognized national or international standing that, under the relevant facts and circumstances, such appointment shall not cause a violation of the Securitisation Regulations; and (iii) in the case of each Non-Fuji Client that is structured as a collateralized loan obligation issuer that does not comply with the applicable Laws of the European Economic Area, each of which is listed on Schedule 5.4(b)(iii), and provided that the following is permitted under such Non-Fuji Client’s Advisory Contract, Organizational Documents, Offering Documents and applicable Laws, written consent from each individual serving on the Governing Body that is an Unaffiliated Party. (c) With respect to any Client of Sound Point that is a fund registered under the Investment Company Act, Sound Point shall use its reasonable best efforts to (i) obtain, as promptly as reasonably practicable following the date hereof, the approval by the vote of a majority of the outstanding voting securities of such registered fund, or approval as required pursuant to any Exemptive Order applicable to such registered fund, or (ii) terminate Sound Point’s obligations under any Contracts with such registered funds at or prior to the Closing. (d) As soon as reasonably practicable following the date hereof, the AssuredIM Operating Companies shall send a written notice to each Non-Fuji Client and the limited partners, shareholders, directors and investors thereof (as applicable) informing them of the proposed transactions hereunder. (e) With respect to Fuji only, the AssuredIM Operating Companies shall: (i) request, as soon as reasonably practicable following the date hereof, (x) a waiver from Fuji of any automatic termination of the BlueMountain Fuji Agreements arising from the “assignment” (as defined in the Advisers Act) of such

80 BlueMountain Fuji Agreement resulting from the consummation of the transactions contemplated hereby (which waiver shall include an affirmative consent from the Governing Body of Fuji to such “assignment”) (the “Fuji Advisers Act Consent”) and (y) the consent of Fuji to the assignment to Sound Point or its Affiliates of each BlueMountain Fuji Agreement, in each case in accordance with, and in the manner required by, the terms of the BlueMountain Fuji Agreements and all applicable Laws (the “Fuji Assignment Consent” and, together with the Fuji Advisers Act Consent, the “Fuji Consents”); and (ii) if and only to the extent that the Fuji Assignment Consent is obtained following any request made pursuant to Section 5.4(e)(i) above, use commercially reasonable efforts to effectuate the contractual assignment of the BlueMountain Fuji Agreements (on substantially similar terms) to Sound Point or its Affiliates in reasonable time following the receipt of such Fuji Assignment Consent (provided that nothing in the foregoing shall be construed as requiring the Fuji Assignment Consent to be obtained or, if obtained, the related contractual assignment to be effectuated prior to the Closing Date). (f) Subject to the limitations set out in Section 5.4(h) below, Sound Point shall reasonably cooperate with the AssuredIM Operating Companies in connection with the obtaining of Client Consents and requesting the Fuji Consents under this Section 5.4. Without limiting the generality of the foregoing, upon the reasonable request of any AssuredIM Operating Company, Sound Point shall assist the AssuredIM Operating Companies in their efforts to obtain Client Consents and to request the Fuji Consents under this Section 5.4, including, if reasonably requested by an AssuredIM Operating Company, participating during normal business hours with the AssuredIM Operating Companies in calls and meetings in New York City (or such other places agreed by Sound Point) with any Client or Governing Body thereof. Subject to compliance with applicable Laws, the AssuredIM Operating Companies shall keep Sound Point reasonably informed of the status of the requests for the Fuji Consents and the AssuredIM Operating Companies’ efforts to obtain the Client Consents and upon the reasonable request of Sound Point, such companies shall provide Sound Point with information about the Fuji Consent and Client Consent process and status. Sound Point shall have the reasonable opportunity to review drafts and final versions of any notices proposed to be sent to clients under this Section 5.4 (other than Section 5.4(a) which is separately provided for therein), including with respect to the Fuji Consents, and any consent solicitation materials in advance of dissemination of such materials to the applicable recipients thereof (other than, for the avoidance of doubt, ordinary course communications with the foregoing which do not refer to Sound Point or the transactions contemplated by this Agreement). The foregoing review and approval process shall not apply to materials that are substantively similar to prior materials already provided to and approved by Sound Point. Notwithstanding anything to the contrary herein, in no event will AGUS, the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds jointly with Sound Point negotiate any of the terms and conditions contained in such Client Consents and Fuji Consents that may be entered into prior to or on the Closing. (g) Prior to Closing, (i) without the prior written consent of AGUS, none of Sound Point or its Affiliates or their respective employees, directors, officers or agents shall, directly or indirectly, contact or communicate with any Client, any investor in a Client, any Affiliate of a Client or any such investor or any investment consultant or similar Person regarding

81 the transactions contemplated by this Agreement, and (ii) without the prior written consent of Sound Point, none of AGUS or its Affiliates or their respective employees, directors, officers or agents shall, directly or indirectly, contact or communicate with any Sound Point Client, any investor in a Sound Point Client, any Affiliate of a Sound Point Client or any such investor or any investment consultant or similar Person regarding the transactions contemplated by this Agreement. (h) Notwithstanding anything to the contrary in this Section 5.4, none of the Parties, nor any of their Affiliates or Subsidiaries shall be obligated to make any payments or deliver other consideration, or grant any modifications, waivers or concessions, to any Person for purposes of securing any Client Consent or consent with respect to any Contract Consent, including the Fuji Consents (provided that nothing in the foregoing shall preclude AGUS or any of its Affiliates agreeing in its sole discretion to such payment, delivery or grant in connection with the Fuji Consents). 5.5 Pre-Closing Access. (a) During the Interim Period, subject to the other provisions of this Section 5.5, upon the reasonable request of the other Party, each of AGUS and Sound Point shall provide access to the other Party and its representatives to the properties, employees, books and records and Contracts of the AssuredIM Operating Companies and AssuredIM Subsidiaries, in the case of AGUS, and Sound Point and its Subsidiaries, in the case of Sound Point, to the extent reasonably requested by the other Party in furtherance of a bona fide business purpose reasonably related to the transactions contemplated hereby. Such access shall occur only during normal business hours upon reasonable advance notice by each Party to the other Party, under the supervision of the other Party’s personnel and shall be conducted in a manner that does not unreasonably interfere with the operations of the AssuredIM Operating Companies or AssuredIM Subsidiaries, in the case of AGUS, and Sound Point and its Subsidiaries, in the case of Sound Point. Notwithstanding the obligations contained in this Section 5.5, neither Party shall be required to provide access to or to disclose information where such access or disclosure would (i) jeopardize the attorney-client privilege or work product protection of it or its Affiliates (provided that each Party shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a reasonable Claim that such privilege or protection would be waived or lost pursuant to such access or disclosure, or develop an alternative method of providing such information to the other Party) or contravene any applicable Laws, fiduciary duty or Contract (provided that each Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure or develop an alternative method of providing such information to the other Party) entered into prior to the date hereof or (ii) cause material competitive harm to the AssuredIM Operating Companies and AssuredIM Subsidiaries, in the case of AGUS, and to Sound Point and its Subsidiaries, in the case of Sound Point, if the transactions contemplated hereby are not consummated. All information provided or accessed under this Section 5.5 (or otherwise) shall be subject to the terms of the Confidentiality Agreement and the Clean Team Confidentiality Agreement. (b) Prior to the Closing, (i) none of Sound Point or its Affiliates or their respective employees, directors, officers or agents shall contact or communicate with the owners, employees, representatives, suppliers, lenders or service providers of any AssuredIM Operating

82 Company or AssuredIM Subsidiary in connection with the transactions contemplated hereby without the prior written consent of AGUS, and (ii) none of AGUS or its Affiliates or their respective employees, directors, officers or agents shall contact or communicate with the owners, employees, representatives, suppliers, lenders or service providers of Sound Point or any Sound Point Subsidiary in connection with the transactions contemplated hereby without the prior written consent of Sound Point. (c) Notwithstanding anything to the contrary herein, prior to the Closing Date, AGUS and the AssuredIM Operating Companies shall use commercially reasonable efforts to, and subject to any applicable confidentiality or other regulatory restrictions (including those under any relevant inside information or market abuse legislation), cooperate with any reasonable request by Sound Point to contact and/or meet with any third party that owns any debt or equity interest in any of the AssuredIM CLOs and any rating agency that has issued any solicited rating with respect to any of the instruments or evidences of indebtedness issued by any of the AssuredIM CLOs. 5.6 Regulatory Matters; Antitrust Notifications. (a) Sound Point, AGUS, the AssuredIM Operating Companies shall, and shall cause their respective Affiliates to, cooperate with each other and use their reasonable best efforts to as promptly as practicable after the date hereof prepare and file, or cause to be prepared and filed, all applications, notices and filings with, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof all consents, approvals and waivers of, all Governmental Authorities that are necessary for it to timely consummate the transactions contemplated by this Agreement and the Transaction Documents, including without limitation the AGUS Required Approvals and Sound Point Required Approvals. Sound Point, AGUS, the AssuredIM Operating Companies agree to take all reasonable steps necessary to satisfy any conditions or requirements imposed on it by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents. Each of AGUS and Sound Point (each, a “Reviewing Party”) will have the right to review in advance, and the other Party (each, a “Filing Party”) will consult with the Reviewing Party on, all the information relating to the Reviewing Party and its Affiliates (“Reviewing Party Information”) that appears in any filing or written materials submitted by the Filing Party to any Governmental Authority in connection with the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that each Party may redact or restrict access to certain information to be provided in any such filings, including those described below in Section 5.6(c) under the HSR Act to the Reviewing Party’s outside counsel. The Parties agree that they will keep the other Parties apprised in a timely manner of the status of matters referred to in this Section 5.6(a). This Section 5.6(a) shall not apply to the obtaining of Client Consents or the requesting of any Fuji Consents, which shall be governed exclusively by Section 5.4. (b) Sound Point, AGUS, the AssuredIM Operating Companies shall promptly advise the other upon receiving any communication from any Governmental Authority relating to the transactions contemplated by this Agreement or the Transaction Documents or otherwise materially affecting its ability to timely consummate the transactions contemplated hereby and thereby. Notwithstanding anything herein to the contrary, each of AGUS and Sound Point shall, and shall cause each of its Affiliates, to (i) provide the other with advance copies of all

83 material correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or any of its Affiliates and any Governmental Authority in connection with the transactions contemplated by this Agreement and the Transaction Documents (other than with respect to any correspondence, filings or communications relating to Sound Point Required Approvals, but subject to Section 5.6(a) as it relates to Reviewing Party Information); provided, however, that each Party may redact competitively sensitive information or restrict access to any such correspondence to the other Party’s outside counsel, and (ii) notify the other Party and consult with such other Party as reasonably necessary or appropriate in advance of any substantive meeting or communication with any Governmental Authority in respect of any filing or any investigation or inquiry related to the transactions contemplated by this Agreement and the Transaction Documents and, with respect to any meeting, provide the other Party the opportunity to attend and participate in the meeting, if permitted by the Governmental Authority. (c) As promptly as possible after the date of this Agreement, but in any event within fifteen (15) Business Days following the date of this Agreement, if required by any Laws, each of AssuredIM and Sound Point shall file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice a pre-merger notification in accordance with the HSR Act with respect to the transactions contemplated by this Agreement, and shall file an antitrust notification in any other jurisdiction if required by any Laws. Each of AssuredIM and Sound Point shall furnish promptly to the FTC, the Antitrust Division and any other requesting Governmental Authority any additional information requested by either of them pursuant to the HSR Act or any other antitrust notification in connection with such filings. Subject to applicable Laws and all privileges, including the attorney-client privilege, AGUS, AssuredIM and Sound Point shall cooperate fully with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other Party and its advisors prior to filing or responding. Sound Point and AGUS shall each be responsible for fifty percent (50%) of the filing fees associated with any applicable premerger notification and report form filing required under the HSR Act and any filings required under any foreign investment or competition Law. (d) Notwithstanding anything to the contrary contained in this Agreement, AGUS, AssuredIM and Sound Point shall use their respective reasonable best efforts to obtain any necessary approval from any Governmental Authority responsible for merger control, antitrust or competition Laws or to prevent the initiation of any lawsuit by any Governmental Authority under any merger control, antitrust or competition Laws or to prevent the entry of any Order that would otherwise make the transactions contemplated by this Agreement unlawful; provided that the foregoing shall not require Sound Point to: (i) dispose or transfer any material asset, including those of Sound Point, AssuredIM or their respective Affiliates; (ii) hold separate any material assets or operations (either before or after the Closing Date) of Sound Point and AssuredIM or their respective Affiliates; (iii) materially change or modify any course of conduct or otherwise making any commitment to any Governmental Authority regarding future operations of Sound Point, AssuredIM and Sound Point or their respective Affiliates’ business; or (iv) defend, contest, or resist any action or proceeding instituted (or threatened to be instituted) by any Governmental Authority under any merger control, antitrust or competition Laws.

84 5.7 Sound Point Financial Information. (a) During the Interim Period, Sound Point shall provide to AGUS, within sixty (60) days after the end of each calendar quarter, copies of financial information of Sound Point, which financial information shall be prepared in accordance with GAAP (not modified GAAP) and shall include each of the following: a balance sheet, statement of operations, comprehensive income, statement of partners’ capital and management analysis of results as of and for the quarter and year-to-date period ending such calendar quarter. (b) No later than the earlier of June 15, 2023 or fifteen (15) days prior to the Closing Date, Sound Point shall provide to AGUS, the audited consolidated financial statements of Sound Point prepared in accordance with GAAP, consisting of the audited consolidated balance sheet at December 31, 2022 and December 31, 2021, related statements of operations, comprehensive income, partners’ capital, cash flows and related footnotes for each of the fiscal years then ended, accompanied by an unqualified opinion of Sound Point’s auditor (the “Year End Financial Statements”). (c) Sound Point shall deliver to AGUS the unaudited interim consolidated financial statements of Sound Point (i) for the first, second and third fiscal quarters of calendar year 2022, no later than the earlier of May 15, 2023 or fifteen (15) days prior to the Closing Date, (ii) for the first fiscal quarter of calendar year 2023, no later than sixty (60) days after the end of such fiscal quarter, (iii) for the second fiscal quarter of calendar year 2023, no later than sixty (60) days after the end of such fiscal quarter, and (iv) for the third fiscal quarter of calendar year 2023, no later than sixty (60) days after the end of such fiscal quarter, in each case consisting of a consolidated balance sheet as of the last day of the fiscal period and the related statements of income, comprehensive income and partners’ capital and cash flows for the three-, six- or nine-month period then ended, and the corresponding three-, six- or nine-month period of the prior fiscal year. Such unaudited interim consolidated financial statements shall be prepared in accordance with GAAP (not modified GAAP) on the same basis as the Year End Financial Statements and shall have been reviewed by Sound Point’s auditor using professional standards and procedures for conducting such reviews as required by Rule 10-01 of Regulation S-X for interim financial statements filed in a periodic report with the SEC. (d) The financial statements referred to in clauses (a), (b) and (c) above shall conform to the requirements of Regulation S-X (“Regulation S-X”) under the Securities Act and the Exchange Act, applicable to financial statements to be filed by an acquirer. (e) In addition, Sound Point shall provide such information, or reasonable access thereto, with respect to Sound Point as may be reasonably requested by AGUS to permit AGUS to prepare or file pro forma financial information required by the rules of the SEC. Sound Point also shall cooperate with AGUS to provide any additional historical financial information regarding Sound Point, or access thereto, that is reasonably requested by AGUS in connection with AGUS’ analysis of the financial statements referred to in clauses (a), (b) and (c) above required to be included in any reports or other filings by AGUS under applicable SEC rules and regulations. Sound Point shall keep AGUS informed at any time upon AGUS’ reasonable request in reasonable detail of the status of its efforts to prepare the financial statements referred to in clauses (a), (b) and (c) above.

85 (f) Prior to the Closing Date, Sound Point shall use its reasonable best efforts to (i) prepare any financial statements of Sound Point for any periods prior to the Closing required to be filed by AGUS with the SEC as described in clauses (b) and (c) above, (ii) obtain the consent of Sound Point’s auditor to the inclusion of its opinion with respect to Sound Point’s financial statements in one or more reports or registration statements that may be filed by AGUS under applicable SEC rules and regulations, (iii) provide additional pro forma financial statements or other financial information that may be required to be filed by AGUS with respect to Sound Point’s under applicable SEC rules and regulations, and (iv) request that Sound Point’s auditor issue one or more customary comfort letters with respect to the financial information of Sound Point. 5.8 Notifications. During the Interim Period, AGUS, on the one hand, and Sound Point, on the other hand, shall give each other prompt notice in writing of: (a) any result, occurrence, fact, change, event or effect that (i) renders, or would reasonably be expected to render, any representation or warranty of such Party set forth in this Agreement to be untrue or inaccurate to an extent such that the conditions set forth in Section 7 or Section 8, as applicable, would not be satisfied if the Closing were to then occur or (ii) results or would reasonably be expected to result in any failure of such Party to comply with or satisfy in any material respect any covenant, condition or agreement to be completed with or satisfied by such Party; (b) any Claims commenced or, to the Knowledge of AGUS or to the Knowledge of Sound Point, as applicable, threatened against or otherwise affecting the notifying Party, which relate to the consummation of the transactions contemplated by this Agreement or the Transaction Documents; provided, that no such notification, nor any failure to make such notification, shall affect any of the representations, warranties, covenants (other than the failure to make any such notification pursuant to this Section 5.8), rights or remedies, or the conditions to the obligations of, the Parties or (c) but in no event less frequently than on a monthly basis of, any material redemptions by any Sound Point Client or material amendments or modifications of the terms of, or waivers under, any Sound Point Advisory Contract, including any material decrease, subsidy, rebate, discount, waiver or deferral of fees chargeable by Sound Point or any of its Subsidiaries. During the Interim Period, Sound Point shall deliver to AGUS, promptly following delivery to the other owners of Sound Point equity interests, such information as Sound Point furnishes to such other owners of Sound Point equity interests. 5.9 Efforts of Parties to Close. During the Interim Period, Sound Point and AGUS agree to use reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement. Other than as set forth in this Agreement, none of Sound Point, the Sound Point Subsidiaries nor any Sound Point Fund shall be obligated to make any payments or deliver other consideration, or grant any modifications, waivers or concessions, to any Person for purposes of securing any consent under this Agreement. 5.10 Indemnification; D&O Insurance. (a) Sound Point agrees that, for a period of six (6) years after the Closing Date, it will not amend the Organizational Documents of any AssuredIM Operating

86 Company or AssuredIM Subsidiary with respect to any rights to indemnification, advancement of expenses and exculpation in favor of the current or former owners, partners, members, directors, managers, officers or employees of the AssuredIM Operating Companies or AssuredIM Subsidiaries as in effect on the date hereof to the extent that any such amendment would adversely affect the rights in favor of any such owner, partner, member, director, manager, officer or employee (each, a “D&O Indemnitee”). (b) AGUS shall, on or prior to Closing, purchase a run off (i.e., “tail”) policy or endorsement on terms reasonably satisfactory to the AssuredIM Operating Companies with respect to the current policies of directors’ and officers’ liability, errors and omissions liability, professional liability, employment practices liability and employee benefit plan fiduciary liability insurance of the AssuredIM Operating Companies and AssuredIM Subsidiaries in effect as of the Closing covering Claims asserted within six (6) years after the Closing arising from facts or events that occurred at or before the Closing (including consummation of the transactions contemplated by this Agreement). The entire premium for such “tail” policy, if applicable, shall be paid by AGUS in a single lump sum on or prior to the Closing Date. Sound Point shall cause the AssuredIM Operating Companies and AssuredIM Subsidiaries to not amend, cancel or otherwise terminate such “tail” policy. (c) The covenants contained in this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Parties and each indemnified or insured party and shall not be deemed exclusive of any other rights to which such Person is entitled, whether pursuant to Law, Contract or otherwise. 5.11 No Solicitation of Other Offers. During the Interim Period, none of Assured Guaranty Ltd., its Subsidiaries and controlled Affiliates, nor AGUS, the AssuredIM Operating Companies or any of their respective Affiliates (excluding Assured Guaranty Ltd., its Subsidiaries and controlled Affiliates), nor any of their respective directors, officers, managers, partners, shareholders, owners, employees, representatives or agents, shall (and AGUS and the AssuredIM Operating Companies shall cause them and Assured Guaranty Ltd. and its controlled Affiliates not to), directly or indirectly, (a) solicit, encourage, or initiate any inquiries, proposals, submissions or offers for, or negotiate or otherwise engage or participate in discussions or communications with any Person with respect to, any Alternative Proposal, (b) furnish or cause to be furnished any non- public information concerning the AssuredIM Operating Companies or the AssuredIM Subsidiaries, their respective businesses, operations, properties or assets to any Person in connection with any Alternative Proposal or (c) execute or enter into any agreement, understanding, letter of intent or arrangement with respect to any Alternative Proposal. Effective as of the date hereof, AGUS and each AssuredIM Operating Company shall, and shall cause each AssuredIM Subsidiary and all Persons acting on behalf of it to, immediately cease any existing activities, discussions and negotiations with any Persons with respect to any Alternative Proposal and to notify Sound Point of any Alternative Proposals that AGUS or any AssuredIM Operating Company receives following the date hereof. “Alternative Proposal” for purposes of this Agreement means any offer or proposal by any Person other than Sound Point or any of its Affiliates concerning any (i) merger, consolidation, other business combination or similar transaction involving the AssuredIM Operating Companies or the AssuredIM Subsidiaries, (ii) sale, lease, license or other disposition directly or indirectly of any AssuredIM Operating Company or any AssuredIM Subsidiary, (iii) issuance or sale or other disposition of any equity

87 interests of any AssuredIM Operating Company, (iv) transaction or series of transactions in which any Person will acquire beneficial ownership, or the right to acquire beneficial ownership or any group (as defined in Section 13(d) of the Exchange Act) has been formed which beneficially owns or has the right to acquire beneficial ownership, of any equity interests of any AssuredIM Operating Company or (v) combination of the foregoing. 5.12 Pre-Closing Transactions. Prior to the Closing, AGUS shall effect, and shall cause the AssuredIM Operating Companies and the AssuredIM Subsidiaries to effect, pursuant to documentation reasonably acceptable to Sound Point, the restructuring and other transactions set forth in Schedule 5.12 (the “Pre-Closing Transactions”). AGUS and the AssuredIM Operating Companies shall in good faith, and on a prompt and timely basis, consult with Sound Point and keep Sound Point reasonably apprised of the implementation of the Pre-Closing Transactions and the execution of any transaction documentation related thereto. AGUS shall pay all of the fees, costs and expenses incurred by the AssuredIM Operating Companies and the AssuredIM Subsidiaries in connection with or as a result of the implementation of the Pre-Closing Transactions, including any severance costs and/or deferred compensation payable to employees of the AssuredIM Operating Companies or the AssuredIM Subsidiaries that have been or will be terminated in connection with the Pre-Closing Transactions. 5.13 Preservation of Books and Records; Post-Closing Access and Cooperation. In order to facilitate the resolution of any Claims made by or against or incurred by Sound Point or its Subsidiaries, or for any other reasonable purpose requested by Sound Point, in each case relating to the conduct of the business and operations of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds during the period prior to the Closing, for a period of seven (7) years following the Closing, AGUS shall (a) retain the books and records, including personnel files, of AGUS which relate to any of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds and their respective operations for periods prior to the Closing; and (b) upon reasonable notice, afford the representatives of Sound Point reasonable access, including the right to make, at Sound Point’s expense, photocopies, during normal business hours, to such books and records; provided that (i) such access does not materially interfere with the conduct of the business of AGUS, and (ii) such access does not include access to materials that are subject to the attorney-client, work-product or other privilege or access to any working papers of any independent accountant unless customary confidentiality and hold harmless agreements have been first executed. 5.14 Intercompany Obligations and Arrangements. (a) At or prior to the Closing, AGUS shall cause the AssuredIM Operating Companies and the AssuredIM Subsidiaries to terminate, or otherwise amend to exclude the applicable AssuredIM Operating Company or the AssuredIM Subsidiary as a party thereto and to obtain a full and unconditional release of all Claims related thereto, past, present and future, known and unknown, liquidated and contingent, without cost or expense to the AssuredIM Operating Companies and the AssuredIM Subsidiaries, all Intercompany Agreements, and no amounts will be owed by, or owing to, any AssuredIM Operating Company or any AssuredIM Subsidiary pursuant to any such Intercompany Agreement and none of AGUS, any Affiliate of AGUS, any AssuredIM Operating Company or any AssuredIM Subsidiary shall have any liability

88 under any such Intercompany Agreement, whether arising prior to or after the Closing or in connection with such termination or amendment or otherwise. (b) AGUS shall, and shall cause its Affiliates (including the AssuredIM Operating Companies) to, take such action and make such payments as may be necessary so that concurrently with or immediately prior to the Closing, the AssuredIM Operating Companies and the AssuredIM Subsidiaries, on the one hand, and AGUS and its Affiliates, on the other hand, shall settle, discharge, offset, pay, repay in full, terminate or extinguish all intercompany loans, notes, and advances regardless of their maturity and all intercompany receivables and payables for the amount due, including any accrued and unpaid interest to but excluding the date of payment. 5.15 Insurance. The AssuredIM Operating Companies and the AssuredIM Subsidiaries shall use their reasonable best efforts to maintain in effect until the Closing Date (and shall pay all premiums due thereon), the insurance policies and fidelity bonds listed on Schedule 2.16, or use their reasonable best efforts to procure comparable replacement policies and bonds (or such replacement coverage as is obtainable) and maintain such policies and bonds in effect until the Closing. 5.16 Confidentiality. (a) Without limiting any confidentiality obligations of any party to the 9th A&R LP Agreement, AGUS acknowledges that during the course of its ownership of interests in the AssuredIM Operating Companies, AGUS has had access to Confidential Information, as defined herein, of the AssuredIM Operating Companies and the AssuredIM Subsidiaries, as the case may be, and in particular, Trade Secrets of the AssuredIM Operating Companies and the AssuredIM Subsidiaries, as the case may be. For a period of three (3) years after such date as AGUS no longer owns any equity securities of Sound Point (or any of its successors), AGUS shall hold in confidence, and not use or disclose to any Person without written authorization of Sound Point, any Confidential Information of the AssuredIM Operating Companies or the AssuredIM Subsidiaries; provided, that such obligations shall be in effect for a minimum period of five (5) years after the Closing regardless of AGUS’ ownership of any equity securities of Sound Point (or any of its successors). Notwithstanding the foregoing, the restrictions in this Section 5.16(a) shall not apply to the disclosure of any Confidential Information (x) as required by any Laws or rules of any stock exchange or any Order from any Governmental Authority or legal process or as required or requested to be made available to any Governmental Authority or any of its Affiliates or (y) in connection with any actual or threatened dispute, proceeding or action related to this Agreement or the transactions contemplated hereby; provided that in the case of clause (x), to the extent legally permissible, AGUS shall give Sound Point prior written notice of any such disclosure and agrees to cooperate with Sound Point in a reasonable manner to protect the confidentiality of such information to the fullest extent possible. (b) Sound Point acknowledges that during the course of AGUS’ ownership of interests in the AssuredIM Operating Companies, the AssuredIM Operating Companies (including the Transferred Employees) have had access to Confidential Information of AGUS or its Affiliates, as the case may be, and in particular, Trade Secrets of AGUS and its Affiliates, as the case may be, and Protected AGUS Materials. Sound Point shall use its commercially reasonable efforts to cause its employees and the Transferred Employee to hold in

89 confidence, and not use or disclose to any Person without written authorization of AGUS, any Confidential Information of AGUS or its Affiliates (other than, in each case of the AssuredIM Operating Companies and the AssuredIM Subsidiaries). Notwithstanding the foregoing, the restrictions in this Section 5.16(b) shall not apply to the disclosure of any Confidential Information (x) as required by any Laws or rules of any stock exchange or any Order from any Governmental Authority or legal process or as required or requested to be made available to any Governmental Authority or any of its Affiliates or (y) in connection with any actual or threatened dispute, proceeding or action related to this Agreement or the transactions contemplated hereby; provided that in the case of clause (x), to the extent legally permissible, Sound Point shall (and in regards to any Transferred Employee, to the extent it has actual notice thereof from any Transferred Employee) give AGUS prior written notice of any such disclosure and agrees to cooperate with AGUS in a reasonable manner to protect the confidentiality of such information to the fullest extent possible. (c) The Parties acknowledge and agree that (i) the other Parties and their respective Affiliates would suffer irreparable harm in the event that any provision of Section 5.16(a) in regards to Sound Point and Section 5.16(b) in regards to AGUS, were not performed in accordance with its terms or otherwise were breached; and (ii) monetary damages, even if available, alone may not be an adequate remedy for any such non-performance or breach. Accordingly, (i) AGUS agrees that in the event of any breach or threatened breach of any provision of Section 5.16(a), Sound Point shall be entitled, in addition to all other rights and remedies that it may have existing in its favor at law, in equity or otherwise, to obtain injunctive or other equitable relief, including a temporary restraining order, a preliminary injunction and a final injunction, to prevent any such breach or threatened breach and to enforce such provisions specifically, and (ii) Sound Point agrees that in the event of any breach or threatened breach of any provision of Section 5.16(b), AGUS shall be entitled, in addition to all other rights and remedies that it may have existing in its favor at law, in equity or otherwise, to obtain injunctive or other equitable relief, including a temporary restraining order, a preliminary injunction and a final injunction, to prevent any such breach or threatened breach and to enforce such provisions specifically. (d) For the avoidance of doubt, notwithstanding anything to the contrary herein, in the event of any conflict between confidentiality obligations of any party to the 9th A&R LP Agreement and the confidentiality provision in Section 5.16(a), the terms of the 9th A&R LP Agreement shall prevail. 5.17 Employee Benefits Matters. (a) No later than thirty (30) days following the date hereof, (i) Sound Point shall provide a list in writing to AGUS of (i) the AssuredIM US Employees whom Sound Point would like to continue to employ effective as of the Closing Date and (ii) the AssuredIM UK Employees whose employment is required by Sound Point for the future operation of the business in the UK after the Closing Date (collectively, the “Offer Employees”). Any AssuredIM US Employee or AssuredIM UK Employee that is not an Offer Employee and/or is an employee who AGUS intends to transfer to one of its Affiliates is herein referred to as a “Pre-Closing Severance Employee”. Sound Point’s decisions, as determined by Sound Point in its reasonable judgment and discretion, as to which Persons are designated as Pre-Closing Severance Employees shall be made in a lawful manner that is non-discriminatory and is in compliance with applicable Laws. Prior to

90 the Closing, AGUS shall take, and shall cause the AssuredIM Operating Companies or AssuredIM Subsidiaries, as applicable, to take, all necessary actions in relation to the Pre-Closing Severance Employees to (i) transfer their employment to AGUS (or an Affiliate of AGUS other than the AssuredIM Operating Companies and/or the AssuredIM Subsidiaries) or (ii) terminate their employment. AGUS or an Affiliate thereof shall make all payments to any such terminated Pre- Closing Severance Employees both before and after the Closing Date. AGUS’ decisions, in its reasonable judgement and discretion as to which Pre-Closing Severance Employees are terminated shall be made in a lawful manner that is non-discriminatory and is in compliance with applicable Laws. AGUS shall comply with the WARN Act in connection with the transactions contemplated by this Agreement and the termination of the Pre-Closing Severance Employees. Each Offer Employee who is not a Pre-Closing Severance Employee and who works for Sound Point on or after the Closing Date is herein referred to as a “Transferred Employee”. For any Pre-Closing Severance Employee who is terminated during the period beginning on the date of this Agreement and ending on the Closing Date and is entitled to any post-termination payments conditioned on the signing of a release (other than any employee who has been presented with a separation agreement prior to the date of this Agreement), the Parties agree that AGUS and its Affiliates shall provide any separation agreement and release of Claims documents that includes a release of Claims against AGUS and its Affiliates and Sound Point and its Affiliates and AssuredIM and the AssuredIM Operating Companies and AssuredIM Subsidiaries, and such employees shall return any such signed documents to AGUS and its Affiliates, copies of which AGUS shall cause to be delivered promptly to Sound Point. For any Transferred Employee who is terminated (i) between Closing and ending on the three (3) month anniversary of the Closing Date and is entitled to any post-termination payments conditioned on the signing of a release and/or (ii) after the Closing and is entitled to any post-termination payments in respect of RSUs or PRAs or entitled to payment of any amounts that also constitute a Transaction Severance Liability conditioned on the signing of a release, the Parties agree that Sound Point and its Affiliates shall provide any separation agreement and release of Claims documents that includes a release of Claims against AGUS and its Affiliates and Sound Point and its Affiliates and AssuredIM and the AssuredIM Operating Companies and AssuredIM Subsidiaries and that are in such form as AGUS and Sound Point shall reasonably mutually agree, and such employees shall return any such signed documents to Sound Point and its Affiliates, copies of which Sound Point shall cause to be delivered promptly to AGUS. (b) Sound Point (i) will recognize all service of the Transferred Employees with any AssuredIM Operating Company or AssuredIM Subsidiary to the extent such service is taken into account under any Sound Point Benefit Plan for purposes of eligibility, participation, vesting and benefit accrual under a Sound Point Benefit Plan; provided, that such service shall not be credited (A) for purposes of vesting under any equity-based compensation award that may be granted by Sound Point or one of its Affiliates or benefit accrual under any defined benefit pension or retiree medical plans of Sound Point and its Affiliates covering the Transferred Employees, (B) to the extent such credit would result in any duplication of compensation or benefits or the funding thereof or (C) for purposes of any benefit plan that is frozen or provides grandfathered benefits, and (ii) shall use its commercially reasonable efforts to cause Transferred Employees to be given credit for amounts paid under a corresponding Assured Benefit Plan, for the calendar year in which the Closing Date occurs, for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Sound Point Benefit Plan.

91 (c) Prior to the Closing Date, AGUS shall take, and shall cause the AssuredIM Operating Companies and/or the AssuredIM Subsidiaries to take, all necessary actions to effect the cessation of, and withdrawal from, participation by the AssuredIM Operating Companies and/or the AssuredIM Subsidiaries as a participating employer in all Assured Benefit Plans with such actions to be effective as of the Closing Date. For any Assured Benefit Plan that is a nonqualified deferred compensation plan, Sound Point agrees to notify AGUS within ten (10) days of the date that any Transferred Employee incurs a “separation from service” within the meaning of Section 409A of the Code. (d) AGUS shall be responsible for the provision of group health plan continuation coverage pursuant to COBRA with respect to each Person who is an “M&A qualified beneficiary,” as defined in Treasury Regulations Section 54.4980B-9, with respect to the transactions contemplated by this Agreement, who experiences a “qualifying event” as defined in Section 4980B(f)(3) of the Code (other than any Transferred Employee or his or her dependents who experience a “qualifying event” after the Closing Date). Sound Point shall be responsible for the provision of group health plan continuation coverage pursuant to COBRA with respect to any Transferred Employee or his or her dependents who experience a “qualifying event” after the Closing Date. (e) Sound Point agrees that it shall take all necessary actions to make all payments to all Transferred Employees required pursuant to the terms of any Retention Letter Agreements that become due pursuant to the terms of such agreements on or after the Closing Date other than distributions in settlement of RSUs or payments in settlement of PRAs. AGUS agrees that it shall take all necessary actions to make, or shall cause a Subsidiary to make, (i) all distributions in settlement of RSUs and payments in settlement of PRAs to all Transferred Employees required pursuant to the terms of any Retention Letter Agreements that become due pursuant to the terms of such agreements, and (ii) all payments due pursuant to such letters for all employees other than the Transferred Employees. Within five (5) Business Days following the end of each calendar month following the Closing (including the calendar month in which the Closing occurs), Sound Point shall provide an itemized list of all Transaction Severance Liabilities paid by Sound Point to any Transferred Employee during such calendar month and all information required for such calculation of the Transaction Severance Liabilities for such month, and AGUS shall provide an itemized list of all Shared Liabilities paid by AGUS to any Transferred Employee during such calendar month and all information required for such calculation of the Shared Liabilities for such month; provided that, for the avoidance of doubt, no such list shall be required once Shared Liabilities equal or exceed the cap therefor. Within ten (10) Business Days following the receipt of such list, AGUS agrees that it shall make a payment to Sound Point by wire of immediately available funds to an account designed by Sound Point in writing in an amount equal to the Transaction Severance Liabilities for such calendar month (for the avoidance of doubt, the parties agree that the final monthly payment of Transaction Severance Liabilities shall be paid no later than March of 2027); provided, however, if the amount required for any such payment is less than $100,000, then such amount shall not be payable until the following month together with the amount for the following month (unless such combined amount the following month remains less than $100,000 in which case it may wait again until the following month); provided, further, that the balance of such amounts shall be paid no later than the end of each calendar quarter even if the aggregate amount remains under $100,000.

92 (f) Sound Point shall be entitled to a deduction for federal and applicable state and local income Tax purposes for compensation for all amounts paid to Transferred Employees after the Closing other than the payments for the PRAs, and AGUS agrees not to take a deduction for federal and applicable state and local income Tax purposes for such amounts other than the PRAs, and AGUS shall be entitled to a deduction for federal and applicable state and local income Tax purposes for all payments for the PRAs paid to Transferred Employees after the Closing and for all amounts paid to AssuredIM Employees other than the Transferred Employees, and Sound Point agrees it shall not take a deduction for federal and applicable state and local income Tax purposes for such amounts. (g) AGUS will cause final Form W-2s to be filed for AssuredIM for all AssuredIM Employees for calendar year 2023 for compensation paid prior to Closing. Sound Point agrees that it will not, and it will take all necessary actions to cause AssuredIM to not, pay any employees any amounts of compensation from AssuredIM on or after Closing. (h) AssuredIM London shall comply in all material respects with its statutory obligations to inform and consult appropriate representatives as required by applicable Law, including regulation 13 of TUPE in connection with the transfer of employees under the UK Business Transfer Agreement, subject always to Sound Point UK having complied in all material respects with its applicable legal obligations included in regulation 13(4) of TUPE. (i) Sound Point UK shall comply in all material respects with its statutory obligations in respect of TUPE (including regulation 13(4) of TUPE) in connection with the transfer of employees under the UK Business Transfer Agreement. (j) No provision of this Section 5.17 shall create any third-party beneficiary rights in any AssuredIM Employee or any other Person (including any beneficiary or dependent thereof) other than the Parties nor is it intended to amend or alter, and no provision hereof shall be construed as amending, any benefit plan of AGUS or any of its Affiliates, any Assured Benefit Plan or any benefit plan of Sound Point or any of its Affiliates. 5.18 AssuredIM Name. Sound Point acknowledges that the AssuredIM Name is and shall remain the property of AGUS and its Affiliates and that nothing in this Agreement will be deemed to transfer to Sound Point or any of its Affiliates any right, title, or interest in, or license to, the AssuredIM Name. As promptly as practicable after the Closing Date, but in any case (a) within five (5) Business Days thereof, Sound Point: (i) shall make all corporate filings necessary to change the AssuredIM Operating Companies’ respective corporate name registrations with the Secretary of State of the applicable jurisdiction of formation or organization of each AssuredIM Operating Company to a name that does not include the AssuredIM Name or any words or trademarks that are confusingly similar thereto, and (ii) shall provide satisfactory written evidence thereof to AGUS and (iii) shall cease using any e-mail addresses or internet domain names containing any reference to the AssuredIM Name or any words or trademarks that are confusingly similar thereto; provided that AGUS shall forward any e-mails received to such e-mail addresses and shall direct any traffic to such internet domain names to the e-mail addresses and internet domain names requested in writing by Sound Point at least ten (10) Business Days prior to the Closing for a period to exceed no longer than one (1) year following the Closing Date; and (b) within three (3) months thereof, Sound Point shall not, and shall cause its Affiliates, including

93 the AssuredIM Operating Companies, not to, use a Trademark including the AssuredIM Name and/or any other Trademark incorporating the AssuredIM Name, whether in web sites, invoices, letterhead, advertising and promotional materials, office forms and business cards, product instructions, packaging and other materials, printed, electronic or otherwise; provided that until the foregoing has become effective, Sound Point shall ensure that all letters, e-mails (including e- mail signatures) and other communication which still must contain a reference to the AssuredIM Name to comply with any Laws are, as far as possible, labeled with an easy readable note, sticker or other sign stating that the AssuredIM Operating Companies are no longer affiliated with AGUS or any of its Affiliates. All rights not expressly granted by AGUS hereunder are reserved by AGUS. Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any license to use the AssuredIM Name or other AGUS Intellectual Property. 5.19 R&W Insurance Policy. (a) Sound Point acknowledges and agrees that the R&W Insurance Policy provides that the insurer providing the same shall have no right of subrogation against AGUS or its Affiliates, except in the case of Fraud. Sound Point shall not: (i) permit the R&W Insurance Policy to be amended, supplemented, or otherwise modified, and shall not grant any waiver or consent thereunder, in each case in a manner that would reasonably be expected to be adverse to AGUS or its Affiliates; (ii) cancel the R&W Insurance Policy or permit it to lapse; or (iii) take action that would reasonably be expected to cause the R&W Insurance Policy to lapse or to be rescinded or canceled. (b) AGUS acknowledges and agrees that the AGUS R&W Insurance Policy provides that the insurer providing the same shall have no right of subrogation against Sound Point, the Sound Point Subsidiaries, or their respective Affiliates, except in the case of Fraud. AGUS shall not: (i) permit the AGUS R&W Insurance Policy to be amended, supplemented, or otherwise modified, and shall not grant any waiver or consent thereunder, in each case in a manner that would reasonably be expected to be adverse to Sound Point, the Sound Point Subsidiaries, the AssuredIM Operating Companies, the AssuredIM Subsidiaries or their respective Affiliates; (ii) cancel the AGUS R&W Insurance Policy or permit it to lapse; or (iii) take action that would reasonably be expected to cause the AGUS R&W Insurance Policy to lapse or to be rescinded or canceled. 5.20 Wind-Down of the AssuredIM Legacy Funds. Following the date of this Agreement, AGUS shall, and shall cause each of the AssuredIM Operating Companies and the AssuredIM Subsidiaries to, use its commercially reasonable efforts to move the AssuredIM Legacy Funds to either Kroll Inc. or PricewaterhouseCoopers. To the extent not fully-paid on or prior to the Closing Date, all costs related to the AssuredIM Legacy Funds for calendar year 2023 and each year thereafter will be borne by AGUS to the extent such costs are not borne by the AssuredIM Legacy Funds, which obligation to bear such costs shall survive until the last AssuredIM Legacy Fund is wound down in its entirety.

94 5.21 Shared IP Licenses. (a) Licenses. Effective upon and concurrent with the Closing, but subject to the limitations and disclaimers set forth in this Section 5.21: (i) AssuredIM hereby grants to AGUS and its Affiliates a worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-exclusive, sublicensable, transferable, license (the “AGUS Shared IP License”) to use, copy, distribute, publicly perform and display, create derivative works of, make, have made, sell, offer for sale, import, and otherwise exploit the AssuredIM Shared IP in all media now known or hereafter devised for any purpose; (ii) AssuredIM GP hereby grants to AGUS and its Affiliates a worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-exclusive, sublicensable, transferable, license (the “AGUS GP Parent Shared IP License” and together with the AGUS Shared IP License, the “Shared Licenses”) to use, copy, distribute, publicly perform and display, create derivative works of, make, have made, sell, offer for sale, import, and otherwise exploit the AssuredIM GP Shared IP in all media now known or hereafter devised for any purpose; and (iii) without limiting the scope of the Shared Licenses, but subject always to the provisions of this Section 5.21, AGUS shall have the right to sublicense the Shared IP to any of the AHP Entities. (b) Improvements. Each Party shall own all right, title, and interest in any modifications, improvements, updates, and new versions of the Shared IP made by or on behalf of such Party. (c) Limitations. AGUS, on behalf of itself and its Affiliates, and each authorized sublicensee, covenants and agrees that: (i) it shall itself treat, and shall obligate its authorized sublicensees in writing to treat, all Shared IP as Confidential Information of the respective licensor (i.e., AssuredIM or AssuredIM GP, as the case may be) and shall hold in confidence, and not use (except as expressly permitted by a Shared License) or disclose to any Person without written authorization of Sound Point, such Shared IP; provided that such obligations shall not apply to (x) the disclosure of any Shared IP as required by any Laws or rules of any stock exchange or any Order from any Governmental Authority or legal process or as required or requested to be made available to any Governmental Authority, (y) the disclosure of any Shared IP in connection with any actual or threatened dispute, proceeding or action related to this Agreement or the transactions contemplated hereby, or (z) the use (except as expressly permitted by a Shared License) or disclosure of any Shared IP to an authorized sublicensee bound by use limitations and confidentiality obligations not less restrictive than those set forth herein; provided, further, that in the case of clause (x), to the extent legally permissible, AGUS shall give AssuredIM or AssuredIM GP, as the case may be, prior written notice of any such disclosure and agrees to cooperate

95 in a reasonable manner to protect the confidentiality of such Shared IP to the fullest extent possible; (ii) neither it nor its authorized sublicensees shall use the Shared IP for any Competing Purpose; provided, however, that the AHP Entities may use (but not sublicense) the Shared IP for a Competing Purposes related to healthcare and/or private equity investing; (iii) it shall not sublicense, or purport to sublicense, the Shared IP for commercial use (e.g., not for an internal business purpose) to third parties that are not AHP Entities or Affiliates of AGUS, without the express prior written consent of Sound Point, such consent to be withheld, conditioned or delayed for any reason or no reason at Sound Point’s sole discretion; (iv) neither it nor its authorized sublicensees shall seek to register, prosecute or maintain any Intellectual Property that would, absent the Shared Licenses infringe on AssuredIM or AssuredIM GP’s Intellectual Property rights in covering or embodied by technology among the Shared IP; provided, however, that nothing prevents the taking of such acts with respect to any modifications, improvements, updates, and new versions of the Shared IP; (v) it shall notify Sound Point in writing if it has knowledge of any suspected infringement or misappropriation of the Shared IP; (vi) neither it nor its authorized sublicensees shall assert against any Person, either orally or in writing, that such Person is infringing the Shared IP or any Intellectual Property covering or embodied by the Shared IP, nor shall it otherwise threaten to assert or enforce the Shared IP or such Intellectual Property against any other Person without the express prior written consent of Sound Point; and (vii) neither it nor its authorized sublicensees shall remove, alter or otherwise obscure any proprietary mark or symbol (e.g., ©) contained in the Shared IP without the express prior written consent of Sound Point. (d) Disclaimers. AGUS, on behalf of itself, its Affiliates and the AHP Entities, acknowledges and agrees that AssuredIM and AssuredIM GP: (i) expressly disclaim any warranties, including implied warranties, that the Shared IP or the Intellectual Property covering or embodied by the Shared IP is merchantable, fit for any particular purpose or confidential, or that the Shared IP or the use thereof will not infringe or misappropriate the Intellectual Property of any other Person; (ii) expressly disclaim any duty, and shall have no duty or obligation, to prosecute, maintain, enforce or defend Intellectual Property covering or embodied by the Shared IP;

96 (iii) shall have no liability to AGUS or any AGUS Affiliate, AHP Entity or other Person for Losses (whether direct, indirect or otherwise) or other liabilities resulting from or attributable to use of the Shared IP by AGUS, any AGUS Affiliate, AHP Entity or other Person; and (iv) expressly disclaim any duty, and shall have no duty or obligation, to correct, update, fix, modify or otherwise support use of the Shared IP or any Software included in the Shared IP. (e) No IT Assets. Without limiting the Shared Licenses and for the purpose of clarity, the Shared Licenses do not grant AGUS or Affiliates (including AHP Entities) the right to use AssuredIM’s or AssuredIM GP’s information technology assets, irrespective of whether physical or cloud-based, including the Software, systems, servers, computers, hardware, firmware, middleware, workstations, tablets, phones, peripheral devices, networks, data communications lines, routers, hubs, switches or other information technology equipment after Closing. (f) No Liability. AGUS shall indemnify and hold harmless the Sound Point Indemnified Parties from and against any and all Losses incurred by the Sound Point Indemnified Parties arising out of or resulting from any liabilities with respect to any Third Party Claim to the extent attributable to the exercise by AGUS of the rights granted pursuant to the Shared IP Licenses or any nonfulfillment of any covenant or agreement of AGUS contained in or made pursuant to this Section 5.21. Notwithstanding Section 11.2, Section 11.3 through Section 11.9, mutatis mutandis, shall govern any claims made by the Sound Point Indemnified Parties pursuant to this Section 5.21(f). (g) Survival. This Section 5.21 shall survive the Closing and the indemnity in Section 5.21(f) shall survive until the date that is six (6) years following the termination of the last Shared IP License (or any sublicense) that is terminated in writing by mutual agreement of Sound Point and AGUS. 5.22 CLOs. (a) During the Interim Period, AGUS shall and shall cause the AssuredIM Operating Companies and the AssuredIM Subsidiaries to promptly provide to Sound Point true and correct copies of (i) subject to compliance with all applicable Laws and confidentiality obligations, any written notices, written consents and written directions of the type referenced in the last sentence of Section 2.21(m) and which have been addressed or copied to the applicable AssuredIM Operating Company that are received, solicited or rejected during the Interim Period and (ii) any AssuredIM CLO Reports that are delivered to investors during the Interim Period, other than, in each case any documents that are otherwise available on Intex. (b) During the Interim Period, Sound Point shall promptly provide to AGUS true and correct copies of (i) subject to compliance with all applicable Laws and confidentiality obligations, any written notices, written consents and written directions by any Sound Point CLO (or by a trustee or collateral administrator) or by any holder of any class of outstanding securities of an AssuredIM CLO, (ii) all written notices, written consents and written

97 directions with respect to any matter as to which consent of the holders of any class of outstanding securities has been received, solicited or rejected, in each case, and which have been addressed or copied to Sound Point that are received, solicited or rejected during the Interim Period, and (iii) any reports in respect of any Sound Point CLOs that are delivered to investors during the Interim Period, other than, in each case any documents that are otherwise available on Intex. 5.23 Evaluation for the Need of a Sublease. During the period commencing on the date hereof and continuing until the Closing, AGUS and Sound Point shall work in good faith to evaluate whether there is a need for Sound Point to sublease from AGUS or an Affiliate thereof a portion of the 25th floor of that certain property located at 1633 Broadway, New York, NY 10019 and, if so needed, will mutually agree upon the associated price per square foot for such sublease. 5.24 Day One Operation Readiness. Immediately following the date hereof, AGUS shall cooperate and shall cause its relevant Affiliates (including the AssuredIM Operating Companies) to cooperate with Sound Point, and Sound Point shall cooperate with AGUS and its Affiliates, in planning for executing the transition to Sound Point of the systems that are currently operated by AGUS on behalf of the AssuredIM Operating Companies in accordance with a mutually agreed upon timetable and processes, such cooperation to include AGUS and Sound Point using their respective reasonable best efforts in (a) establishing transition teams to facilitate the transition, (b) setting regular meetings of the transition teams, (c) developing reasonably detailed project plans and budgets as necessary for the transition, (d) holding an initial “kick-off” meeting with the relevant AGUS, AssuredIM Operating Company and Sound Point personnel, and (e) performing their respective activities as designated therein, which AGUS and Sound Point acknowledge and agree are necessary to accomplish the transactions contemplated by this Agreement and the Transaction Documents (the “Transition Projects”), including building and testing a VPN tunnel and testing data feeds between Sound Point and the AssuredIM Operating Companies. In connection with the Transition Projects, AGUS and Sound Point shall mutually agree in good faith to modify or amend, as necessary, the Transition Projects, in each case so as to allow for the uninterrupted service to Clients on the Closing Date. 5.25 National Futures Association De-Registration. Prior to the Closing, AGUS shall cause each AssuredIM Fund and Client that is a registered commodity pool or commodity trading advisor with the Commodity Futures Trading Commission (via the National Futures Association) to withdraw such registration(s) or change the relevant exemptions such that none of Sound Point, the AssuredIM Operating Companies or the AssuredIM Subsidiaries shall be required to be a registered commodity pool operator or commodity trading advisor in respect of such AssuredIM Funds and Clients on or after the Closing Date. SECTION 6. CERTAIN TAX MATTERS 6.1 Tax Treatment. The Parties agree that the purchase and sale of the AssuredIM Interests pursuant to this Agreement shall each be treated, for all U.S. federal and corresponding state and local income Tax purposes, as a contribution of property from AGUS to Sound Point in exchange for partnership interests under Section 721 of the Code. Except upon a final determination by a Governmental Authority holding otherwise, each Party hereby agrees to report, and cause their Affiliates to report, the transactions contemplated by this Agreement for all U.S. federal income Tax purposes (including for purposes of reporting on any Tax Returns filed

98 by Sound Point or AGUS) in a manner that is consistent with the provisions of this Section 6.1 and no Party shall take, and each Party shall cause its Affiliates to not take any position (whether in audits, or Tax Returns or otherwise) that is inconsistent with the provisions of this Section 6.1. 6.2 Tax Indemnification. Following the Closing, subject to the terms and conditions of this Section 6, AGUS agrees to indemnify, defend and hold harmless Sound Point and its Affiliates from and against Indemnified Taxes; provided, however, that AGUS shall not be required to indemnify Sound Point pursuant to this Section 6.2 for any amounts to the extent attributable to any Taxes arising out of or resulting from any transaction or action taken or caused by Sound Point or any of its Affiliates outside the ordinary course of business on the Closing Date after the Closing or any Transfer Taxes for which Sound Point is responsible pursuant to Section 1.7. 6.3 Tax Returns. (a) AGUS shall timely prepare and file (or cause to be timely prepared and filed) all Tax Returns of the AssuredIM Operating Companies and AssuredIM Subsidiaries for taxable periods ending on or before the Closing Date (collectively, “AssuredIM Tax Returns”). All AssuredIM Tax Returns shall be prepared and filed in a manner consistent with past practice, provided that any Tax deductions attributable to expenses borne directly or indirectly by AGUS or any AssuredIM Operating Company or any AssuredIM Subsidiary in connection with the transactions contemplated by this Agreement shall be attributed to the taxable period (or portion thereof) ending on the Closing Date and shall be allocated to AGUS to the maximum extent permitted by Law. Not later than thirty (30) days prior to the due date (including extensions) of any AssuredIM Tax Return, AGUS shall submit a draft of such AssuredIM Tax Return (excluding any consolidated, combined, unitary or similar Tax Returns which include any entity other than AssuredIM Operating Companies or AssuredIM Subsidiaries) together with all material supporting documentation and work papers, to Sound Point for its comment and approval and AGUS shall incorporate any reasonable comments timely received from Sound Point. (b) Without the prior written consent of Sound Point (which consent shall not be unreasonably withheld, conditioned or delayed), AGUS (and, prior to the Closing, the AssuredIM Operating Companies and AssuredIM Subsidiaries) shall not, to the extent it may affect, or relate to, an AssuredIM Operating Company or an AssuredIM Subsidiary, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, in each case to the extent such action would have the effect of increasing the Tax liability or reducing any Tax asset of Sound Point, an AssuredIM Operating Company or an AssuredIM Subsidiary in respect of any Post-Closing Tax Period. (c) Sound Point shall timely prepare and file (or cause to be timely prepared and filed) all Tax Returns of the AssuredIM Operating Companies and AssuredIM Subsidiaries not described in Section 6.3(a) (the “Sound Point Tax Returns”); provided that with respect to any such Sound Point Tax Return for a Straddle Period (i) any such Sound Point Tax Return shall be prepared in a manner consistent with past practice and (ii) (A) with respect to any such Tax Returns for sales taxes or VAT, if AGUS shall have provided to Sound Point any information reasonably required to prepare such Tax Returns not later than fourteen (14) days prior to the applicable due date (including extensions), then not later than three (3) Business Days prior

99 to such due date (including extensions), Sound Point shall submit a draft of such Tax Returns, together with all material supporting documentation and work papers, to AGUS for its comment, (B) with respect to any such Tax Returns for commercial rent Tax, if AGUS shall have provided to Sound Point any information reasonably required to prepare such Tax Returns not later than nine (9) days prior to the applicable due date (including extensions), then not later than two (2) Business Days prior to such due date (including extensions), Sound Point shall submit a draft of such Tax Returns, together with all material supporting documentation and work papers, to AGUS for its comment and (C) with respect to any other Sound Point Tax Returns for a Straddle Period, if AGUS shall have provided to Sound Point any information reasonably required to prepare such Tax Returns not later than twenty (20) days prior to the applicable due date (including extensions) (or, if that is not reasonably practicable, as soon as is reasonably practicable), then not later than ten (10) days prior to such due date (including extensions) (or, if that is not reasonably practicable, as soon as is reasonably practicable), Sound Point shall submit a draft of such Tax Returns, together with all material supporting documentation and work papers, to AGUS for its comment. Sound Point shall incorporate any reasonable comments timely received from AGUS. (d) Without the prior written consent of AGUS (which consent shall not be unreasonably withheld, conditioned or delayed), Sound Point shall not, and shall not permit any of its Affiliates to, take any of the following actions with respect to a Pre-Closing Tax Period or a Straddle Period of any AssuredIM Operating Company or AssuredIM Subsidiary (i) file, re-file or amend any income or other material Tax Return; (ii) file any voluntary disclosure involving Taxes; (iii) change any material method or period of accounting; (iv) enter into any closing agreement or settle any material Tax Claim or assessment; (v) extend or waive the limitation period applicable to any material Tax Claim or assessment; (vi) surrender any right to Claim a material refund of Taxes; or (vii) make or change any material Tax election (including under Code Section 6226 or any comparable applicable provisions of state, local, or foreign Tax law). 6.4 Apportionment. For all purposes under this Agreement, in the case of any real property, personal property, ad valorem or other Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the total number of days in the entire Straddle Period. Any such Taxes that are not allocated to the Pre-Closing Tax Period shall be allocated to the Post-Closing Tax Period. In the case of any other Taxes for a Straddle Period, the allocation of such Taxes between the Pre-Closing Tax Period and the Post-Closing Tax Period shall be made on the basis of an interim closing of the books as of close of business on the Closing Date. If any such Taxes shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned as described above. 6.5 Tax Contests. (a) Sound Point shall promptly notify AGUS upon receipt of written notice of any pending federal, state, local or foreign Tax audit or examination or notice of deficiency or other adjustment, assessment or redetermination (each a “Tax Proceeding”) relating to any AssuredIM Tax Return (a “Pre-Closing Tax Proceeding”).

100 (b) Subject to this Section 6.5(b), AGUS shall have the right, at AGUS’ expense and with counsel of its choosing, to control, contest, resolve, and defend against any Pre- Closing Tax Proceeding. Notwithstanding the foregoing: (i) AGUS shall offer Sound Point a reasonable opportunity to comment before submitting to any Taxing Authority any written materials prepared or furnished in connection with such Pre-Closing Tax Proceeding, and allow Sound Point to participate in any related meeting or telephonic conference with the applicable Taxing Authority, (ii) AGUS shall keep Sound Point reasonably apprised of such Pre-Closing Tax Proceeding, (iii) AGUS shall incorporate any reasonable comments to any written materials prepared for submission to any Taxing Authority timely received from Sound Point and (iv) AGUS shall not, and shall not permit its Affiliates to, concede, settle, or compromise any such Pre-Closing Tax Proceeding without the prior written consent of Sound Point, which consent shall not be unreasonably withheld, conditioned or delayed; it being understood and agreed that Sound Point’s withholding of consent shall not be deemed unreasonable to the extent such concession, settlement, or compromise would reasonably be expected to affect adversely Sound Point or its respective Affiliates. 6.6 Refunds. Any refunds of Taxes (net of any (a) Taxes imposed on Sound Point or any AssuredIM Operating Company or any AssuredIM Subsidiary as a result of the receipt of such refund and (b) any reasonable costs and expenses incurred by Sound Point or any AssuredIM Operating Company or any AssuredIM Subsidiary in obtaining such refund) of, or with respect to, or any AssuredIM Operating Company or any AssuredIM Subsidiary that are received after the Closing Date by Sound Point or any AssuredIM Operating Company or any AssuredIM Subsidiary and are attributable or allocable to any Pre-Closing Tax Period (each, a “Tax Refund”) shall be payable to AGUS within ten (10) days after the receipt of such refund; provided, however, that in the event that any such Tax Refund is subsequently reduced or denied by any Governmental Authority, AGUS shall repay such Tax Refund (including the after-Tax amount of any interest payable to the applicable Taxing Authority with respect to such reduced or denied Tax Refund) to Sound Point within ten (10) days after receiving Sound Point’s demand therefor. 6.7 Tax Sharing Agreements. All Tax allocation, sharing or indemnity agreements or arrangements involving any AssuredIM Operating Company or any AssuredIM Subsidiary (other than any Commercial Contract, and excluding for the avoidance of doubt, this Agreement) shall be terminated as of the Closing Date and, after the Closing Date, no AssuredIM Operating Company or AssuredIM Subsidiary shall be bound thereby or have any liability thereunder. 6.8 Books and Records; Cooperation. Sound Point and AGUS shall (and shall cause their respective Affiliates to) (a) provide the other Party and its Affiliates with such assistance as may be reasonably requested in connection with the preparation and filing of any Tax Return or any audit or other examination by any Taxing Authority or any judicial or administrative proceeding relating to Taxes and (b) retain (and provide the other Party and its Affiliates (at their own cost and expense) with reasonable access to) all records or information which may be relevant to such Tax Return, audit, examination or proceeding, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the Parties. Any information obtained under this Section 6.8 shall be kept confidential except (i) as may be

101 necessary in connection with the filing of Tax Returns or Claims for refund of in conducting an audit or other proceeding, or (ii) with the consent of AGUS or Sound Point, as the case may be. 6.9 Push Out Election. In connection with any audit, proceeding or other dispute relating to Taxes or Tax Returns of Sound Point for a Pre-Closing Tax Period, the Parties agree that, to the extent permitted by Law, Sound Point shall make a “push out” election described in Section 6226 of the Code (and any corresponding state and local Law) and AGUS and Sound Point shall fully cooperate in the making of any such election. SECTION 7. CONDITIONS TO THE OBLIGATIONS OF SOUND POINT The obligation of Sound Point to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or, to the extent permitted by applicable Laws, waiver in writing by Sound Point) at or prior to the Closing of each of the following conditions: 7.1 Litigation; No Opposition. (a) No Order by any Governmental Authority of competent jurisdiction enjoining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect; and (b) no statute, rule, regulation or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the transactions contemplated hereby. 7.2 HSR Approval. Any applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated. 7.3 Representations, Warranties and Covenants. (a) Each of the representations and warranties of the AssuredIM Operating Companies or AGUS contained in this Agreement (other than the representations and warranties set forth in Section 2.1 (Organization and Qualification), Section 2.2(b) (Ownership Interests of the AssuredIM Operating Companies), Section 2.3 (Subsidiaries; Investments), Section 2.17 (Finder’s Fee), Section 3.1 (Organization of AGUS), the first three sentences of Section 3.2 (Authority of AGUS), Section 3.3 (Ownership Interests), and Section 3.5 (Finder’s Fee) (collectively, the “AGUS Fundamental Representations”)) shall be true and correct in all respects (determined without regard to any qualifications as to materiality or an AssuredIM Material Adverse Effect or words of similar effect), in each case on the date hereof and on the Closing Date (except for any representation or warranty made as of a specific date, which shall be so true and correct as of such specific date), except for any failure(s) to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have an AssuredIM Material Adverse Effect. (b) (i) Each of the AGUS Fundamental Representations (other than the representations and warranties set forth in Section 2.2(b) (Ownership Interests of the AssuredIM Operating Companies)) shall be true and correct in all but de minimis respects on the date hereof and on the Closing Date (except for any such representations or warranties made as of a specific date, which shall be so true and correct as of such specific date), and (ii) each of the representations and warranties set forth in Section 2.2(b) (Ownership Interests of the AssuredIM Operating Companies) shall be true and correct in all respects on the date hereof and on the Closing Date

102 (except for any such representations or warranties made as of a specific date, which shall be so true and correct as of such specific date). (c) Each of the covenants and agreements of AGUS hereunder that by its terms is to be performed at or prior to the Closing by AGUS shall have been duly performed in all material respects by AGUS at or prior to the Closing. (d) A senior officer of AGUS shall have delivered to Sound Point a certificate dated as of the Closing Date signed by such officer on behalf of AGUS confirming the satisfaction of the conditions contained in Sections 7.3(a) - (c) by AGUS and the AssuredIM Operating Companies. 7.4 Pre-Closing Transactions. The Pre-Closing Transactions shall have been completed in all material respects in accordance with Section 5.12 and Schedule 5.12 of the AssuredIM Disclosure Schedule. 7.5 No Material Adverse Effect. Since the date of this Agreement there shall not have been any AssuredIM Material Adverse Effect or any US Insurers Material Adverse Effect, in each case, that is still continuing. 7.6 Consents. Client Consents in respect of each of the AssuredIM CLOs shall have been obtained and copies thereof delivered to Sound Point. 7.7 Scheduled Conditions. The conditions set forth on Schedule 7.7 of the AssuredIM Disclosure Schedule shall have been fulfilled. 7.8 Other Approvals. Each of the AssuredIM Required Approvals and Sound Point Required Approvals shall have been made or obtained. 7.9 UK Business Transfer Agreement. The closing of the transactions contemplated by the UK Business Transfer Agreement shall have occurred in accordance with the terms thereof. 7.10 R&W Insurance Policies. (a) Each of the R&W Insurance Policy and the AGUS R&W Insurance Policy shall continue to be in full force and effect and shall not have been rescinded, withdrawn or terminated by the issuers or underwriters thereof, and (b) AGUS shall have paid all applicable premiums and fees associated with the AGUS R&W Insurance Policy. 7.11 9th A&R LP Agreement. (a) The executed signature pages of the 9th A&R LP Agreement shall have been released from escrow and (b) the 9th A&R LP Agreement shall be in full force and effect and shall not have been modified, amended or terminated since the date of this Agreement. 7.12 2nd A&R GP Agreement. (a) The executed signature pages of the 2nd A&R GP Agreement shall have been released from escrow and (b) the 2nd A&R GP Agreement shall be in full force and effect and shall not have been modified, amended or terminated since the date of this Agreement.

103 7.13 Closing Deliverables. Sound Point shall have received the Closing deliverables contemplated by Section 1.4(a). 7.14 BofA Consent. Sound Point shall have obtained the written consent of BofA under the BofA Credit Agreement (and, if applicable, ancillary agreements related thereto) in connection with the transactions contemplated by this Agreement (other than under and pursuant to the Note contemplated by Section 1.5(e)) and the Transaction Documents. 7.15 CLO II LPA. Sound Point shall have received a certificate of AG Asset Strategies LLC, duly executed by an authorized signatory of AG Asset Strategies LLC and dated as of the Closing Date: (A) authorizing and approving its entry into, execution and delivery of the Third Amended and Restated Limited Partnership Agreement of Assured Investment Management CLO Warehouse Fund II (US) L.P., (B) appointing Sound Point as the investment manager thereunder and (C) authorizing and approving Sound Point as the owner of all of the equity securities of Assured Investment Management CLO Warehouse II GP, LLC. 7.16 The Letter Agreement. The representations and warranties set forth in Section 9(c) of the Letter Agreement shall be true and correct in all respects on the Closing Date (except for any such representations or warranties made as of a specific date, which shall be so true and correct as of such specific date). SECTION 8. CONDITIONS TO THE OBLIGATIONS OF AGUS The obligation of AGUS to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or, to the extent permitted by applicable Laws, waiver in writing by AGUS) at or prior to the Closing of each of the following conditions: 8.1 Litigation; No Opposition. (a) No Order by any Governmental Authority of competent jurisdiction enjoining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect; and (b) no statute, rule, regulation or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the transactions contemplated hereby. 8.2 HSR Approval. Any applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated. 8.3 Representations, Warranties and Covenants. (a) Each of the representations and warranties of Sound Point contained in this Agreement (other than the representations and warranties set forth in Section 4.1 (Organization and Qualification of Sound Point and GP Parent), Section 4.2 (Capitalization of Sound Point and GP Parent), Section 4.3 (Subsidiaries; Investments), the first three sentences of Section 4.4 (Authority of Sound Point and GP Parent), and Section 4.18 (Finder’s Fee) (collectively, the “Sound Point Fundamental Representations”)) shall be true and correct in all respects (determined without regard to any qualifications or limitations as to materiality or a Sound Point Material Adverse Effect or words of similar effect), in each case on the date hereof and on the Closing Date (except for any representation or warranty made as of a specific date, which shall be so true and correct as of such specific date), except for any failure(s) to be so true and correct

104 that, individually or in the aggregate, has not had and would not reasonably be expected to have a Sound Point Material Adverse Effect. (b) Each of Sound Point Fundamental Representations shall be true and correct in all but de minimis respects on the date hereof and on the Closing Date (except for any such representations or warranties made as of a specific date, which shall be so true and correct as of such specific date). (c) Each of the covenants and agreements of Sound Point hereunder that by its terms is to be performed at or prior to the Closing by Sound Point shall have been duly performed in all material respects by Sound Point at or prior to the Closing. (d) A senior officer of Sound Point shall have delivered to AGUS a certificate dated as of the Closing Date signed by such officer on behalf of Sound Point certifying as to the satisfaction of the conditions contained in Section 8.3(a) - (c). 8.4 Sound Point Financial Statements. Sound Point shall have delivered to AGUS the Year End Financial Statements. 8.5 The Ketchum Amendments. The Ketchum Amendments shall be in full force and effect and shall not have been rescinded, withdrawn or terminated by Stephen Ketchum. 8.6 9th A&R LP Agreement. (a) The executed signature pages of the 9th A&R LP Agreement shall have been released from escrow and (b) the 9th A&R LP Agreement shall be in full force and effect and shall not have been modified, amended or terminated since the date of this Agreement. 8.7 2nd A&R GP Agreement. (a) The executed signature pages of the 2nd A&R GP Agreement shall have been released from escrow and (b) the 2nd A&R GP Agreement shall be in full force and effect and shall not have been modified, amended or terminated since the date of this Agreement. 8.8 No Material Adverse Effect. Since the date of this Agreement there shall not have been any Sound Point Material Adverse Effect that is still continuing. 8.9 Other Approvals. Each of the AssuredIM Required Approvals and Sound Point Required Approvals shall have been made or obtained. 8.10 UK Business Transfer Agreement. The closing of the transactions contemplated by the UK Business Transfer Agreement shall have occurred in accordance with the terms thereof. 8.11 R&W Insurance Policies. (a) Each of the R&W Insurance Policy and the AGUS R&W Insurance Policy shall continue to be in full force and effect and shall not have been rescinded, withdrawn or terminated by the issuers or underwriters thereof, and (b) Sound Point shall have paid all applicable premiums and fees associated with the R&W Insurance Policy.

105 8.12 Closing Deliverables. AGUS shall have received the Closing deliverables contemplated by Section 1.4(b). 8.13 BofA Consent. Sound Point shall have obtained the written consent of BofA under the BofA Credit Agreement (and, if applicable, ancillary agreements related thereto) in connection with the transactions contemplated by this Agreement (including under and pursuant to the Note contemplated by Section 1.5(e)) and the Transaction Documents. SECTION 9. TERMINATION OF AGREEMENT 9.1 Termination. Prior to the Closing, this Agreement may be terminated only as follows (and it may not be terminated following the Closing): (a) by mutual written consent of Sound Point and AGUS; (b) by Sound Point, on the one hand, or AGUS, on the other hand, if any Order of any Governmental Authority permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and non-appealable; provided that (i) Sound Point may not terminate this Agreement pursuant to this Section 9.1(b) if any breach of this Agreement by Sound Point is the primary cause of the existence of such Order and (ii) AGUS may not terminate this Agreement pursuant to this Section 9.1(b) if any breach of this Agreement by the AssuredIM Operating Companies or AGUS is the primary cause of the existence of such Order; (c) (i) by AGUS, if Sound Point breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Sound Point contained in this Agreement shall have become untrue, that would result in a failure of a condition set forth in Section 8 and which breach cannot be cured or has not been cured (to the extent necessary to avoid a failure of such a condition) prior to the earlier of (A) thirty (30) days’ following delivery of written notice from AGUS to Sound Point and (B) the Outside Date; provided that AGUS may not terminate this Agreement pursuant to this Section 9.1(c)(i) if AGUS is then in breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, any of the conditions set forth in Section 8 not to be satisfied; or (ii) by Sound Point, if AGUS breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the AssuredIM Operating Companies or AGUS contained in this Agreement shall have become untrue, that would result in a failure of a condition set forth in Section 7 and which breach cannot be cured or has not been cured (to the extent necessary to avoid a failure of such condition) prior to the earlier of (A) thirty (30) days’ notice thereof from Sound Point to AGUS and (B) the Outside Date; provided that Sound Point may not terminate this Agreement pursuant to this Section 9.1(c)(ii) if Sound Point is then in breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, any of the conditions set forth in Section 7 not to be satisfied; or (d) (i) by AGUS if the Closing does not occur by the close of business on the date that is nine (9) months after the date hereof (the “Outside Date”); provided that the right to terminate this Agreement under this Section 9.1(d)(i) shall not be available to AGUS if a

106 material breach of this Agreement by AGUS shall have been the cause of, or shall have resulted in, the failure of the Closing to occur by the Outside Date; or (ii) by Sound Point if the Closing does not occur by the close of business on the Outside Date; provided that the right to terminate this Agreement under this Section 9.1(d)(ii) shall not be available to Sound Point if a material breach of this Agreement by Sound Point shall have been the cause of, or shall have resulted in, the failure of the Closing to occur by the Outside Date; and provided, further, in the case of each of clauses (i) and (ii), that if on the initial Outside Date the conditions set forth in Sections 7.2 and 8.2 are not satisfied but all the other conditions to Closing set forth in Section 7 and Section 8 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being capable of being satisfied), then either of Sound Point, on the one hand, or AGUS, on the other hand, may, in its or their sole discretion, extend the Outside Date by three (3) months by providing written notice of such extension to the other applicable Party, in which case the Outside Date shall be deemed for all purposes to be such later date. In the event that Sound Point is seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)), Sound Point shall give prompt written notice of such termination to AGUS, and in the event AGUS is seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)), AGUS shall give prompt written notice of such termination to Sound Point. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2. 9.2 Effect of Termination. If this Agreement is terminated in accordance with Section 9.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any Party; provided, however, that (a) the provisions of this Section 9 and the provisions of Section 12 hereof shall survive any termination of this Agreement; and (b) nothing herein shall relieve any Party from any liability for its Fraud or willful and material breach of this Agreement. For purposes of this Agreement, “willful and material breach” means a breach of any material representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by or on behalf of the breaching Party. SECTION 10. DEFINITIONS 10.1 Definitions. For purposes of this Agreement and the exhibits and either the AssuredIM Disclosure Schedules or the Sound Point Disclosure Schedules hereto, the following terms shall have the respective meanings set forth in this Section 10.1: “2nd A&R GP Agreement” shall have the meaning specified in the recitals hereto. “9th A&R LP Agreement” shall have the meaning specified in the recitals hereto. “2022 LTI” has the meaning given such term in a Transferred Employee’s Retention Letter Agreement. “2023 Bonus” has the meaning given such term in a Transferred Employee’s Retention Letter Agreement.

107 “2023 Bonus Annual Portion” means the portion of the 2023 Bonus paid in calendar year 2024 to a Transferred Employee that is not deferred into the Deferred Bonus Plan. “2023 Bonus Deferred Portion” means the portion of the 2023 Bonus paid in equal one- third installments in 2025, 2026 and 2027 to a Transferred Employee pursuant to the terms of the Deferred Bonus Plan. “Accounting Firm” shall mean such internationally recognized independent accounting firm mutually agreed to by AGUS and Sound Point; provided that if Sound Point or AGUS do not appoint an Accounting Firm within thirty (30) days after written notice by one Party to the other proposing the nomination of an accounting firm to serve as the Accounting Firm in accordance with the applicable terms of this Agreement, any Party may request the American Arbitration Association to appoint as the Accounting Firm a senior partner in a nationally recognized independent accounting firm that (i) is capable of serving as an accounting expert with relevant experience and (ii) has not had a material relationship with AGUS, any of the AssuredIM Operating Companies or AssuredIM Subsidiaries or Sound Point or any of their respective Affiliates within the preceding two (2) years. “Advisers Act” means the Investment Advisers Act of 1940, as the same may be amended from time to time and any successor to such act. “Advisory Contract” means any collateral management, portfolio management, investment management, advisory or sub advisory Contract, or any other Contract (whether written or oral) pursuant to which any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries (or any Affiliate or Subsidiary thereof) provides Investment Management Services, pursuant to which all or a portion of the compensation for such services is determined or calculated, or which, in whole or in part, determines or affects the manner in which such services are provided, as of any date of determination (including, without limitation, any of the foregoing with investors in the AssuredIM Funds, such as Side Letters and other documents). “Affiliate” means with respect to any Person (herein the “first party”), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term “control” as used herein (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to (i) vote twenty-five percent (25%) or more of the outstanding voting securities of such Person, or (ii) otherwise direct the management or policies of such Person by contract or otherwise. “Affiliated Group” shall have the meaning specified in the definition of “Indemnified Taxes”. “AGC” shall have the meaning specified in the recitals hereto. “Agreement” shall have the meaning specified in the preamble hereto. “AGM” shall have the meaning specified in the recitals hereto. “AGUS” shall have the meaning specified in the preamble hereto.

108 “AGUS Fundamental Representations” shall have the meaning specified in Section 7.3(a). “AGUS GP Parent Shared IP License” shall have the meaning specified in Section 5.21(a)(ii). “AGUS Indemnified Parties” shall have the meaning specified in Section 11.2(b). “AGUS R&W Insurance Policy” means the representation and warranty insurance policy attached hereto as Exhibit H. “AGUS Required Approvals” shall have the meaning specified in Section 3.2(b)(ii). “AGUS Shared IP License” shall have the meaning specified in Section 5.21(a)(i). “AHP Employee” shall have the meaning specified in Schedule 5.12. “AHP Entity” shall have the meaning specified in Schedule 5.12. “Alternative Proposal” shall have the meaning specified in Section 5.11. “Appeal” means any request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other administrative or judicial petition for review or reconsideration. “Applicable Privacy and Data Security Laws” means (i) all applicable Laws relating to privacy, data security, data protection, data collection, data sharing and the processing of Personal Information, including the Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801-6827, and its implementing regulations, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., as amended by the Fair and Accurate Credit Transactions Act, and their implementing regulations, the California Consumer Privacy Act of 2018), security breach notification Laws (such as Col. Rev. Stat. § 6-1-716), Laws imposing minimum security requirements (such as Cal. Civ. Code §1798.81.5, 201 Mass. Code Reg. 17.00, and Tex. TC Bus. & Commerce Code § 521.052), Laws requiring the secure disposal of records containing certain Personal Information (such as, N.Y. Gen. Bus. Law § 399-H), the European Union General Data Protection Regulation, and the United Kingdom Data Protection Act 2018, as amended by the Data Protection, Privacy and Electronic Communications Regulations 2019; (ii) privacy, data security, data protection, data collection, and data sharing requirements in all contracts to which the AssuredIM Operating Companies, any AssuredIM Subsidiaries or any AssuredIM Funds is a party or by which it is bound; and (iii) all external-facing data security and privacy policies of the AssuredIM Operating Companies, AssuredIM Subsidiaries and AssuredIM Funds (as applicable). “Associated Person” means, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, directors, officers, employees, agents, attorneys, accountants, auditors, consultants, representatives, Affiliates, members, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling Person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner or assignee of any of the foregoing).

109 “Assured Benefit Plan” shall have the meaning specified in Section 2.19(l)(i). “Assured Portion of Severance” means, for any calendar month, an amount equal to the amount of severance paid by Sound Point (including the Employer Portion of FICA/Social Security Contributions thereon) in such month to a Transferred Employee (other than the Transferred Employees who are parties to the arrangements listed in subsection (1) of Schedule 5.17(e)) who was terminated by Sound Point without Cause (as defined in such Transferred Employee’s Retention Letter Agreement) on or before the three-month anniversary of the Closing Date (provided, if the amount paid is greater than the minimum specified in such Transferred Employee’s Retention Letter Agreement, the Assured Portion of Severance for such Transferred Employee shall be reduced to the minimum specified in such Transferred Employee’s Retention Letter Agreement). “Assured Portion of Special Arrangements” means, for any calendar month, an amount equal to the total of the amounts paid by Sound Point in such month to a Transferred Employee for the arrangements listed on Schedule 5.17(e) (including the Employer Portion of FICA/Social Security Contributions thereon). “Assured Portion of Special Awards” means, for any calendar month, an amount equal to all Special Awards paid by Sound Point (including the Employer Portion of FICA/Social Security Contributions thereon) in such month to a Transferred Employee. “Assured Portion of the 2022 LTI” means, for any calendar month, an amount equal to the amount of 2022 LTI paid by Sound Point (including the Employer Portion of FICA/Social Security Contributions thereon) in such month to a Transferred Employee (other than the Transferred Employees who are parties to the arrangements listed in subsection (1) of Schedule 5.17(e)) (provided, if the amount paid is greater than the minimum specified in such Transferred Employee’s Retention Letter Agreement, such amount shall be reduced to the minimum specified in such Transferred Employee’s Retention Letter Agreement). “Assured Portion of the 2023 Bonus” means, for any calendar month, an amount equal to the total of the Assured Portion of the 2023 Bonus Annual Portion plus the Assured Portion of the 2023 Bonus Deferred Portion, in each case paid by Sound Point (including the Employer Portion of FICA/Social Security Contributions thereon) in such month to a Transferred Employee (other than the Transferred Employees who are parties to the arrangements listed in subsection (1) of Schedule 5.17(e)). For the avoidance of doubt, in no event shall the Assured Portion of the 2023 Bonus be greater than the minimum amount specified in the applicable Transferred Employee’s Retention Letter Agreement (i.e., Sound Point’s decision to voluntarily pay more than the minimum amount specified shall not increase the Assured Portion of the 2023 Bonus). “Assured Portion of the 2023 Bonus Annual Portion” means, for any calendar month, an amount equal to the amount of 2023 Bonus Annual Portion paid by Sound Point (including the Employer Portion of FICA/Social Security Contributions thereon) in such month to a Transferred Employee (other than the Transferred Employees who are parties to the arrangements listed in subsection (1) of Schedule 5.17(e)) (provided, if the amount paid is greater than the minimum specified in such Transferred Employee’s Retention Letter Amount, the Assured Portion of the 2023 Bonus Annual Portion for such Transferred Employee shall be reduced to the minimum

110 specified in such Transferred Employee’s Retention Letter Agreement) multiplied by a fraction the numerator of which shall equal the number of days from and including January 1, 2023, through and including the Closing Date (but in no case more than 365 days) and the denominator of which shall equal the number of days from and including January 1, 2023 until December 31, 2023, or if earlier, the date on which Vesting Termination (as defined in the applicable Retention Letter Agreement) occurred (but in no case more than 365 days). “Assured Portion of the 2023 Bonus Deferred Portion” means, for any month, an amount equal to the amount of 2023 Bonus Deferred Portion paid by Sound Point (including the Employer Portion of FICA/Social Security Contributions) in such month to a Transferred Employee (other than the Transferred Employees who are parties to the arrangements listed in subsection (1) of Schedule 5.17(e)) (provided, if the amount paid is greater than the minimum specified, this amount shall be reduced to the minimum specified in the applicable Retention Letter Agreement) determined as equal to the amount originally deferred into the Deferred Bonus Plan with respect to such payment multiplied by a fraction the numerator of which shall equal the number of days in 2023 prior to the Closing and the denominator of which shall equal 365. For example, if a Transferred Employee had deferred $150,000 into the Deferred Bonus Plan that was payable in equal installments of $50,000 plus or minus investment returns, and Sound Point makes a payment to such Transferred Employee in February of 2025 equal to $65,000 based on an increase in investment returns of $15,000 on the original $50,000, and assuming the Closing occurs on July 1, 2023, then the Assured Portion of the 2023 Bonus Deferred Portion for such Transferred Employee shall be equal to $50,000 multiplied by 182/365 (which is $24,931.50). “AssuredIM” shall have the meaning specified in the preamble hereto. “AssuredIM CLO” shall have the meaning specified in Section 2.21(l). “AssuredIM CLO Reports” means any monthly, quarterly or other periodic reporting deliverable in respect of the AssuredIM CLOs that is required to be delivered to the investors therein (excluding any monthly, quarterly or other periodic reporting deliverable in pursuant to and in accordance with Article 7 of the Securitisation Regulations). “AssuredIM Disclosure Schedule” shall have the meaning specified in Section 2. “AssuredIM Employees” shall have the meaning specified in Section 2.20(a). “AssuredIM Estimated Closing Statement” shall have the meaning specified in Section 1.5(a). “AssuredIM EU/UK Retention Letters” shall mean, collectively, the risk retention letters howsoever described, set forth on Schedule 2.21(r) with respect to certain of the AssuredIM CLOs, which seek to comply with the Securitisation Regulations or similar “risk retention legislation” applicable in the European Economic Area or the United Kingdom. “AssuredIM EU/UK RR Securities” means the AssuredIM CLO securities expressed to be retained by AssuredIM pursuant to each AssuredIM EU/UK Retention Letter for the purposes of the Securitisation Regulations.

111 “AssuredIM Financial Statements” shall have the meaning specified in Section 2.7(a). “AssuredIM Funds” means, collectively, all collective investment vehicles and single investor investment vehicles (whether open-ended or closed-ended, structured as a collateralized loan obligation or similar (including AssuredIM CLOs), and including, without limitation, investment companies, partnerships, limited liability companies) (i) sponsored or promoted by any of the AssuredIM Operating Companies, (ii) for which any of the AssuredIM Operating Companies or AssuredIM Subsidiaries acts as a general partner, trustee or managing member (or in a similar capacity), principal underwriter or distributor or (iii) for which any of the AssuredIM Operating Companies or AssuredIM Subsidiaries acts as an investment adviser, investment manager or otherwise provides Investment Management Services, directly or indirectly, including the AssuredIM Legacy Funds. “AssuredIM GP” shall have the meaning specified in the preamble hereto. “AssuredIM GP Interests” shall have the meaning specified in the recitals hereto. “AssuredIM GP Shared IP” means the Shared IP contributed to GP Parent at Closing. “AssuredIM Interests” shall have the meaning specified in the recitals hereto. “AssuredIM Legacy Funds” shall mean the AssuredIM Funds set forth on Schedule 10.1(a). “AssuredIM London” shall have the meaning specified in the recitals hereto. “AssuredIM Material Adverse Effect” shall mean a change, effect, event, occurrence, circumstance, state of facts or development that, individually or in the aggregate, (a) has, or would reasonably be expected to have, a material adverse effect on the financial condition, results of operations, prospects, properties, assets, liabilities, business or operations of the AssuredIM Operating Companies and AssuredIM Subsidiaries, taken together as a whole or (b) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents; provided that, solely with respect to the foregoing clause (a), any such change, effect, event, occurrence, circumstance, state of facts or development resulting from or arising in connection with the following shall be disregarded for purposes of determining whether an AssuredIM Material Adverse Effect has occurred or exists or would reasonably be expected to occur or exist: (i) the entering into of this Agreement or the public announcement or the intended consummation of the transactions contemplated hereby, (ii) any change or condition in economic conditions generally affecting the investment management industry, (iii) any change in financial, banking, or securities markets (including any change in interest rates), (iv) any outbreak or substantial worsening of war or hostilities or terrorist act, calamity, natural disaster or similar crisis, (v) any pandemic (including COVID-19), public health event, outbreak of disease or illness, or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages or shutdowns, or any response of any Governmental Authority (including any COVID-19 Measures), related to any of the foregoing, (vi) any change in applicable Laws or accounting principles or official binding interpretations or enforcement thereof, (vii) any action or inaction by AGUS, any AssuredIM Operating Company or any AssuredIM Subsidiary that is expressly required or expressly prohibited by the terms of this

112 Agreement (including in connection with a failure by Sound Point to provide AGUS with written consent as required and so requested under Section 5.2), (viii) any failure of AGUS, any AssuredIM Operating Company or any AssuredIM Subsidiary to meet any projections or forecasts (provided that the exception in this clause (viii) shall not prevent or otherwise affect any determination that the underlying reasons for such failure constitutes or contributed to an AssuredIM Material Adverse Effect), or (ix) any action or inaction by AGUS, any AssuredIM Operating Company or any AssuredIM Subsidiary at the express written request of Sound Point that would otherwise be prohibited by this Agreement; provided, further, that any change, effect, event, occurrence, circumstance, state of facts or development, in the case of the foregoing clauses (ii), (iii), (iv), (v) and (vi), which has a disproportionate impact on the AssuredIM Operating Companies and AssuredIM Subsidiaries as compared to similarly situated Persons in the investment management industry may be taken into account in determining whether there has been an AssuredIM Material Adverse Effect. “AssuredIM Name” means (i) any trademark, brand name, slogan, logo, corporate name, or other identifier of source or goodwill that includes the word “Assured”, “AIM,” “AssuredIM” or “Assured Guaranty”, and (ii) any and all other derivatives of the word “Assured”. “AssuredIM Operating Company” and “AssuredIM Operating Companies” shall have the meaning specified in the recitals hereto. “AssuredIM Portfolio Management Agreements” means each of the portfolio management agreements, investment management agreements and/or collateral management agreements, howsoever described, set forth on Schedule 10.1(b) with respect to the AssuredIM CLOs. “AssuredIM Required Approvals” shall have the meaning specified in Section 2.4(a)(ii). “AssuredIM Shared IP” means the Shared IP contributed to Sound Point at Closing. “AssuredIM Subsidiaries” shall have the meaning specified in Section 2.3(a). “AssuredIM Tax Return” shall have the meaning specified in Section 6.3(a). “AssuredIM UK Employees” means the employees of AssuredIM London as of the date hereof. “AssuredIM US Employee” means any AssuredIM Employee who is not an AssuredIM UK Employee. “Balance Sheet Date” shall have the meaning specified in Section 2.7(a). “Balance Sheet Ratio” shall have the meaning specified in Section 1.5(e). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as the same may be amended, modified, succeeded or replaced from time to time. “BlueMountain” shall have the meaning specified in the recitals hereto.

113 “BlueMountain Fuji Agreements” shall have the meaning specified in the definition of “BlueMountain Fuji Personnel and Services Agreement”. “BlueMountain Fuji Personnel and Services Agreement” means the Personnel and Services Agreement by and between Fuji and AssuredIM (f/k/a BlueMountain Capital Management, LLC), dated as of May 19, 2021 (and, together with the BlueMountain Fuji Sub-Advisory Agreement, the “BlueMountain Fuji Agreements”). “BlueMountain Fuji Sub-Advisory Agreement” means the Sub-Advisory Agreement by and between BlueMountain Fuji Management, LLC (“Fuji”) and AssuredIM (f/k/a BlueMountain Capital Management, LLC), dated as of May 19, 2021. “BlueMountain R&W Policy” means the Buyer-Side Representations and Warranties Insurance Policy issued by Euclid Transactional, LLC, as agent of the insurers, on August 7, 2019, in favor of AGUS. “BofA” means Bank of America, N.A. “BofA Credit Agreement” means that certain Credit Agreement, entered into as of June 3, 2022, by and among Sound Point, as borrower, GP Parent, as guarantor, the other guarantors party thereto, the lenders from time to time party thereto and BofA, as administrative agent, as amended by that certain First Amendment to Credit Agreement and Incremental Increase Agreement, dated as of July 27, 2022. “Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which banks are authorized or required by law to close in New York City. “Cayman Mutual Fund” means any AssuredIM Fund that falls within the definition of “Mutual Fund” under the Mutual Funds Law (2007 Revision) of the Cayman Islands. “Claim Notice” shall have the meaning specified in Section 11.5. “Claims” means any transfer restrictions, liens, claims, charges, security interests, assignments, mortgages, deposit arrangements, pledges or encumbrances of any kind or nature whatsoever, excluding restrictions on transferability imposed by federal and state securities Laws and excluding restrictions arising under this Agreement. “Client” means any Person (other than an AssuredIM Operating Company or AssuredIM Subsidiary) to whom any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries provides Investment Management Services, including any AssuredIM Fund. “Client Consent” shall have the meaning specified in Section 5.4(b). “CLO” shall have the meaning specified in Section 2.21(l). “Closing” shall have the meaning specified in Section 1.2. “Closing Date” shall have the meaning specified in Section 1.2.

114 “Closing Date Net Assets Amount” means Net Assets Amount as of immediately before the Effective Time, without giving effect to the consummation of the transactions contemplated by this Agreement. “CMOA” has the meaning specified in Section 4.15(b). “Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor code thereto. For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such sections and any similar provisions of state, local or foreign Law. “Combined Entity” shall have the meaning specified in the recitals hereto. “Commercial Contract” shall have the meaning specified in Section 2.8(d). “Commodity Exchange Act” means Title 7, Section 1 et seq. of the United States Code as the same may be amended, modified, succeeded or replaced from time to time. “Common Interests” shall have the meaning specified in the 9th A&R LP Agreement. “Confidential Information” means, with respect to AGUS, any proprietary and non-public information, technical data, Trade Secrets or know-how of any AssuredIM Operating Company and any AssuredIM Subsidiary, including, but not limited to, proprietary research, technical services, products, services, pricing, techniques, operating systems, client lists, leads, customer lists and confidential information regarding clients, customers and suppliers, non-public terms of agreements with clients, customers or suppliers, proprietary processes, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information, in each case, disclosed to AGUS by any AssuredIM Operating Company or AssuredIM Subsidiary either directly or indirectly in writing. Confidential Information with respect to AGUS does not include any of the foregoing items which (i) are or become generally known in the industry and not specific to the AssuredIM Operating Companies and the AssuredIM Subsidiaries or are or become generally known by or available to the public through no breach of this Agreement by AGUS, (ii) are or become available to AGUS on a non-confidential basis from a source other than the AssuredIM Operating Companies and AssuredIM Subsidiaries that is not bound by a confidentiality obligation to the AssuredIM Operating Companies and the AssuredIM Subsidiaries with respect to such items or (iii) have been or are independently developed by AGUS without use of, or reference to, Confidential Information. “Clean Team Confidentiality Agreement” means that certain Clean Team Confidentiality Agreement, dated as of December 2, 2022, between Sound Point Capital Management, LP and Assured Guaranty US Holdings Inc., as amended by that certain Amendment to Clean Team Confidentiality Agreement, dated as of March 23, 2023. “Competing Purpose” means any purpose other than use of the Shared IP in a manner used by AGUS and its Affiliates in the ordinary course of its business during the one (1) year immediately preceding the Closing Date.

115 “Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of May 19, 2021, between Sound Point Capital Management, LP and Assured Guaranty US Holdings Inc. “Contract Consent” shall have the meaning specified in Section 5.4(a). “Contracts” shall have the meaning specified in Section 2.12(a). “Contribution” shall have the meaning specified in Section 1.1. “Contribution Consideration” shall have the meaning specified in Section 1.3(a). “Contribution Consideration Allocation” shall have the meaning specified in Section 1.3(c). “Contribution Value” shall have the meaning specified in Section 1.3(a). “Control” or “Controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by contract or otherwise. For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person. The terms “controlling” and “controlled” shall have their correlative meanings. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive or guideline issued by any Governmental Authority (including the Centers for Disease Control and Prevention or the World Health Organization) in relation to, arising out of, in connection with or in response to an epidemic, pandemic or disease outbreak (including COVID-19), or any change in such Law, directive or guideline. “CRE Interests” shall have the meaning specified in the 9th A&R LP Agreement. “CRE Percentages” means a 30% CRE Income Percentage (as defined in the 9th A&R LP Agreement) and a 24% CRE Sale Percentage (as defined in the 9th A&R LP Agreement). “D&O Indemnitee” shall have the meaning specified in Section 5.10(a) “debt” shall have the meaning specified in Section 4.20(b)(ii). “Deferred Bonus Plan” means that certain Sound Point Capital Management, LP Deferred Bonus Plan, as amended and restated effective as of January 1, 2015, as amended from time to time. “Delivered Reports” shall have the meaning specified in Section 2.21(m).

116 “Disputed Items” shall have the meaning specified in Section 1.5(d). “DL Interests” shall have the meaning specified in the 9th A&R LP Agreement. “DL Percentages” means a 23.547% DL Income Percentage (as defined in the 9th A&R LP Agreement) and a 27.52247% DL Sale Percentage (as defined in the 9th A&R LP Agreement). “Effective Time” shall have the meaning specified in Section 1.2. “Employer Portion of FICA/Social Security Contributions” means an amount equal to (a) the employer portion of Taxes required pursuant to: (i) the Federal Insurance Contributions Act (“FICA”) on any payment subject to the Medicare Hospital Insurance portion of the FICA tax in the United States, which is equal to 1.45% of such payment, or (b) any United Kingdom, class 1 employer’s national insurance contributions and apprenticeship levy or equivalent amounts arising in respect of such payments, to the extent applicable. “Environmental Law” means any applicable Laws (including common Law) concerning the protection of human health or the environment (including ambient air, surface water, groundwater, sediment, land, surface or subsurface strata, and natural resources), including Laws (a) imposing liability in connection with cleanup, investigation or remediation relative to any Release or threatened Release, (b) relating to exposure to Hazardous Substances and protection of worker health and safety, and (c) otherwise relating to the environmental aspects of the manufacture, processing, distribution, use, treatment, storage, disposal, emission, transport, or handling of Hazardous Substances. “Environmental Permit” means any permit or License required by or issued pursuant to any Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor to such Act. “ERISA Affiliate” shall have the meaning specified in Section 2.19(l)(ii). “ERISA Investor” shall have the meaning specified in Section 2.6(b). “Estimated Closing Date Net Assets Amount” shall have the meaning specified in Section 1.5(a). “Estimated Closing Statement” shall have the meaning specified in Section 1.5(a). “Estimating Party” means the AssuredIM Operating Companies (acting at the direction of AGUS) or Sound Point, as applicable. “Excess Balance Sheet Reconciliation Amount” means, if the Balance Sheet Ratio exceeds the Target Balance Sheet Ratio, an amount that, when subtracted from the final AssuredIM Operating Companies Net Assets Amount (as determined pursuant to Section 1.5), causes the Balance Sheet Ratio to equal to the Target Balance Sheet Ratio.

117 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor to such Act. “Exempt Reporting Adviser” means an investment adviser that is not required to register with the SEC or with state securities authorities but is required to file an annual report using a shortened version of Form ADV, including an Exempt Reporting Adviser that relies on the private fund exemption in Advisers Act Section 203(m) or Advisers Act Rule 203(m)-1, the small adviser exemption in Advisers Act Section 203A(a)(1)(A), or a venture capital adviser exemption in Advisers Act Section 203(l). “FCA” means the United Kingdom Financial Conduct Authority. “FCA Document” shall have the meaning specified in Section 2.15(e). “FICA” shall have the meaning specified in the definition of Employer Portion of FICA/Social Security Contributions. “Filing Party” shall have the meaning specified in Section 5.6(a). “FINRA” means the Financial Industry Regulatory Authority. “Foreign Plan” shall have the meaning specified in Section 2.19(k). “Foreign Private Adviser” shall have the meaning specified in Advisers Act Section 203(b)(3). “Fraud” shall mean a knowing and intentional misrepresentation of material facts in this Agreement which constitutes common Law fraud under the Laws of the State of New York. “FSMA” means the Financial Services and Markets Act 2000, as amended, and all rules, regulations, guidance and Orders thereunder, including any made by HM Treasury or the FCA. “FTC” shall have the meaning specified in Section 5.6(c). “Fuji Advisers Act Consent” shall have the meaning specified in Section 5.4(e)(i). “Fuji Assignment Consent” shall have the meaning specified in Section 5.4(e)(i). “Fuji Consents” shall have the meaning specified in Section 5.4(e)(i). “GAAP” means United States generally accepted accounting principles as in effect from time to time. “GLS Funds” shall have the meaning specified in Section 1.4(b)(v). “Governing Body” shall have the meaning specified in Section 5.4(b)(i)(A). “Governmental Authority” shall mean any United States or other foreign, federal, state, provincial, municipal or other governmental entity exercising executive, legislative, judicial,

118 regulatory or administrative functions, including the SEC, and including any governmental or non- governmental self-regulatory organization, agency, board, commission, bureau, instrumentality, department or authority. “GP Common Interests” shall mean “Common Interests” as defined in the 2nd A&R GP Agreement. “GP Parent” shall have the meaning specified in the preamble hereto. “GP Parent Interests” shall have the meaning specified in Section 1.3(b). “GP Participation Percentage” means a “Participation Percentage” as defined in the 2nd A&R GP Agreement. “Hazardous Substance” means petroleum or any material or substance in such concentration that it is regulated or controlled as a hazardous substance, toxic substance, hazardous waste, or pollutant under any Environmental Law. “HCERA” shall have the meaning specified in Section 2.19(h). “Health Plan” shall have the meaning specified in Section 2.19(h). “Healthcare Reform Laws” shall have the meaning specified in Section 2.19(h). “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Immediate Family” means, with respect to any natural Person, (a) such Person’s spouse, parents, grandparents, children, grandchildren and siblings and (b) such Person’s former spouse(s) and current spouses of such Person’s children, grandchildren and siblings, and (c) estates, trusts, partnerships and other entities of which substantially all of the beneficial interest is held directly or indirectly by the foregoing. “Indebtedness” means, as of any time with respect to a Person and its consolidated Subsidiaries, without duplication, to the extent applicable, the unpaid principal amount of and accrued and unpaid interest on all indebtedness for borrowed money, and other payment obligations (including any prepayment penalties or premium, make-whole payments, indemnities, breakage costs (including breakage fees payable on termination of the arrangements), fees and other costs and expenses associated with the repayment of such obligations) as of such time arising under, any obligations of such Person consisting of: (i) all indebtedness for borrowed money, (ii) indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument or debt security, (iii) liabilities for the deferred purchase price of property, assets, securities, businesses or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), including all seller notes and “earn-out” payments related to past acquisitions, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement, (iv) any of interest rate and currency swap arrangements and any other derivative arrangements or arrangements designed to provide protection against fluctuations in interest or currency rates, (v) all obligations classified as

119 financing or capital leases in each of the AssuredIM Financial Statements or the Sound Point Financial Statements, as applicable, the Sound Point Interim Balance Sheets or required to be capitalized by GAAP (excluding any liabilities for operating leases (including for leases classified as operating leases in the AssuredIM Financial Statements and/or the Sound Point Financial Statements)), (vi) all reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances and any similar agreements, regardless of whether drawn upon, (vii) all securitization or factoring transactions, (viii) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests or other ownership or profit interests, (ix) all deferred revenue or deferred advances, and (x) any guarantee of any of the foregoing obligations. “Indemnified Person” means any Person entitled to indemnification under the applicable provisions of Section 11. “Indemnifying Person” means any Person required to provide indemnification under the applicable provisions of Section 11. “Indemnified Taxes” means (i) any Taxes of AGUS, (ii) any Taxes required to be paid by or with respect to any AssuredIM Operating Company, any AssuredIM Subsidiary or any AssuredIM Fund attributable to any Pre-Closing Tax Period (such Taxes for a Straddle Period to be apportioned in accordance with Section 6.4), (iii) any Taxes required to be paid by or with respect to any AssuredIM Operating Company, any AssuredIM Subsidiary or any AssuredIM Fund as a result of such entity having been a member of any U.S. federal “affiliated group” (as defined in Section 1504 of the Code) or state, local or non-U.S. combined, unitary or analogous group, in each case, on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any comparable, similar or analogous provision of state, local or non-U.S. Law, (iv) any Taxes required to be paid by or with respect to any AssuredIM Operating Company, any AssuredIM Subsidiary or any AssuredIM Fund as a transferee or successor pursuant to applicable Law, in either case where the liability is attributable to an event or transaction that occurred on or before the Closing, (v) any amounts required to be paid by any AssuredIM Operating Company, any AssuredIM Subsidiary or any AssuredIM Fund pursuant to any Tax sharing agreement to which any AssuredIM Operating Company, any AssuredIM Subsidiary or any AssuredIM Fund is a party or is otherwise bound by on or prior to the Closing Date, (vi) any Taxes resulting from any breach of any covenant or agreement to be performed by AGUS pursuant to Section 6, and (vii) any Transfer Taxes for which AGUS is responsible under Section 1.7. “Indentures” means, with respect to the AssuredIM CLOs and as the context requires, each of the indentures and trust deeds set forth on Schedule 10.1(c) and, with respect to the Sound Point CLOs and as the context requires, each of the indentures and trust deeds currently in effect with respect to each such Sound Point CLO. “Intellectual Property” means all intellectual property and proprietary and industrial property rights in any jurisdiction throughout the world, including the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention: (i) United States and foreign trademarks, service marks, brand names, Internet domain names, logos, trade dress, trade names, social media identifiers, all other indicia of source or origin (whether registered or unregistered), and all goodwill associated

120 therewith (subsection (i), collectively, “Trademarks”); (ii) United States and foreign patents, patent applications, registrations, continuations, continuations-in-part, divisions and reissues, invention disclosures, industrial designs and statutory invention registrations (subsection (ii), collectively, “Patents”); (iii) trade secrets, know-how and confidential information, including inventions and discoveries (whether or not patentable or reduced to practice) and information protected by the Uniform Trade Secrets Act or similar laws, and confidential and proprietary information (subsection (iii), collectively, “Trade Secrets”); and (iv) published and unpublished works of authorship, whether copyrightable or not (including Software), copyrights therein and thereto, registrations, applications, renewals and extensions therefor, and any and all rights associated therewith. “Intercompany Agreement” means any Contract or arrangement (i) between any of the AssuredIM Operating Companies or the AssuredIM Subsidiaries, on the one hand, and AGUS or any Affiliate of AGUS (other than AssuredIM Operating Companies or the AssuredIM Subsidiaries), on the other hand, or (ii) among any of the AssuredIM Operating Companies (other than AssuredIM London) and AssuredIM Subsidiaries, on the one hand, and AssuredIM London, on the other hand. “Interim Period” shall have the meaning specified in Section 5.2. “Investment Company Act” means the Investment Company Act of 1940, as the same may be amended from time to time and any successor to such Act. “Investment Management Services” means any services which involve (i) the management, directly or indirectly, of an investment account or fund (or portions thereof or a group of investment accounts or funds) or collateralized loan obligation (which for the avoidance of doubt, includes through a services or secondment agreement or similar arrangement) for compensation, (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation, or (iii) otherwise acting as an “investment adviser” within the meaning of the Advisers Act, and performing activities related or incidental thereto. “IRS” means the Internal Revenue Service. “Ketchum Amendments” shall have the meaning specified in the recitals hereto. “Ketchum Non-Competition Agreement” means that certain Non-Competition Agreement, dated as of March 31, 2017, by and among Dyal Capital Partners II (A) LP, Dyal Capital Partners II (B) LP, Ellipse Holdings, LLC, Sound Point, GP Parent and Stephen J. Ketchum. “Ketchum Service Agreement” means that certain Services Agreement, dated as of November 1, 2009, by and between Sound Point and Stephen J. Ketchum, as amended by that certain amendment to the Services Agreement, dated as of March 31, 2017. “Knowledge” means, (i) with respect to AGUS, the knowledge of the Persons set forth on Schedule 10.1(d)(i) of the AssuredIM Disclosure Schedule after reasonable inquiry by each such individual of those employees who would reasonably be expected to have knowledge of the relevant subject matter, and (ii) with respect to Sound Point, the knowledge of the Persons set forth

121 on Schedule 10.1(d)(ii) of the Sound Point Disclosure Schedule after reasonable inquiry by each such individual of those employees who would reasonably be expected to have knowledge of the relevant subject matter. “Law” means any law (including common law), ordinance, statute, code, regulation, standard, directive, requirement, policy, license, permit rule or treaty enacted, issued or promulgated by any Governmental Authority including, without limitation, the Advisers Act, ERISA, the Exchange Act, the Investment Company Act, the Securities Act and the regulations promulgated under each of the foregoing; all laws regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment; the rules and regulations of self-regulatory organizations including, without limitation, FINRA and each applicable exchange (as defined under the Exchange Act); and all other foreign, federal or state securities and financial services laws, regulations and guidance. “Letter Agreement” shall have the meaning specified in the recitals hereto. “License” and “Licenses” shall have the meanings specified in Section 2.15(b). “Loss” means any and all loss, cost, liability, damage, fine, Tax, judgment, fee, award (including interest which may be allowed or required by law) or reasonable expense (including reasonable legal and other professional fees and expenses, including in connection with the enforcement of a Party’s right to be indemnified for any such amount); provided that the term “Losses” shall not apply to (a) any punitive damages (other than punitive damages recovered by third parties in connection with a Third Party Claim) and (b) any Losses to extent such Losses are not the probable and reasonably foreseeable result of, and were not proximately caused by, any breach of the Indemnifying Person of an obligation set forth in Section 11.2(a) or Section 11.2(b) (provided that this clause (b) shall not apply to any Losses that are recovered by third parties in connection with a Third Party Claim). “Management Fees” shall have the meaning specified in Section 2.21(n). “Material CLO Action” shall have the meaning specified in Section 2.21(l). “Material Contracts” shall have the meaning specified in Section 2.12(a). “Mayer Brown” shall have the meaning specified in Section 12.17. “Mitel Matter” means any litigation, examination, audit or other action, suit or proceeding arising out of that certain First Lien Credit Agreement and/or Second Lien Credit Agreement dated November 30, 2018 among MLN TopCo Ltd., MLN UK HoldCo Limited, MLN US TopCo Inc., MLN US HoldCo LLC and Credit Suisse AG, Cayman Islands Branch in their investigation of legal Claims against MLN US HoldCo LLC, MLN US TopCo Inc., Mitel Networks (International) Limited (f/k/a MLN UK HoldCo Limited), MLN TopCo Ltd. (including their respective management and board of directors) (“Mitel”); Credit Suisse AG, Cayman Islands Branch; certain lenders who exchanged their “First Lien” and/or “Second Lien” loans, including Sound Point; and Mitel’s sponsor Searchlight Capital Partners. “Multiemployer Plan” shall have the meaning specified in Section 2.19(l)(iii).

122 “Net Assets Amount” means (i) with respect to the AssuredIM Operating Companies, the assets of the AssuredIM Operating Companies, less the liabilities of the AssuredIM Operating Companies (including liabilities constituting Indebtedness), in each case, solely the balance sheet line items identified on the illustrative calculation set forth on Exhibit F and subject to the exclusions and adjustments set forth thereon, calculated in a format consistent with the illustrative calculation set forth on Exhibit F, and (ii) with respect to Sound Point, the assets of Sound Point (disregarding the acquisition of the AssuredIM Operating Companies), less the liabilities of Sound Point (disregarding the acquisition of the AssuredIM Operating Companies), in each case, solely the balance sheet line items identified on the illustrative calculation set forth on Exhibit F and subject to the exclusions and adjustments set forth thereon, calculated in a format consistent with the illustrative calculation set forth on Exhibit F. “Non-Fuji Client” shall have the meaning specified in Section 5.4(b). “Note” has the meaning set forth in Section 1.5(e). “Objection Notice” shall have the meaning specified in Section 1.5(c). “Offer Employees” shall have the meaning specified in Section 5.17(a). “Offering Document” means offering document, offering memorandum, private placement memorandum or similar document and any amendments, modifications, supplements or waivers with respect to any of the foregoing (including but not limited to any Side Letters or similar arrangements) with respect to an AssuredIM Fund or Sound Point Fund, as applicable. “Order” means any order, judgment, assessment, demand, injunction, decree, writ, stipulation, determination, decision, ruling or award, in each case, entered by, with or under the supervision of any Governmental Authority. “Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws; with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document; and with respect to any other Person, its comparable organizational documents, in each case, as has been amended or restated and as in effect on the date hereof. “Outside Date” shall have the meaning specified in Section 9.1(d). “Participation Percentage” means a “Participation Percentage” as defined in the 9th A&R LP Agreement. “Party” and “Parties” shall have the meaning specified in the preamble hereto. “Patents” shall have the meaning specified in the definition of “Intellectual Property”.

123 “Permitted Encumbrances” shall mean (i) statutory Claims arising by operation of law with respect to a liability incurred in the ordinary course of business and which is not delinquent; (ii) requirements and restrictions of zoning, building and other laws; (iii) Claims for Taxes not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (iv) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Claims and security obligations that are not delinquent; (v) Claims set forth in any title policy or title report or survey with respect to leases and other Claims of record; or (vi) licenses of, or other grants of rights to use, Intellectual Property. “Person” means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof. “Personal Information” means any information that (a) relates to an identified or identifiable individual or (b) is otherwise subject to Applicable Data Privacy and Security Laws. “Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning on the day after the Closing Date. “PPACA” shall have the meaning specified in Section 2.19(h). “PRAs” has the meaning given such term in the Retention Letter Agreements. “Pre-Closing Severance Employee” shall have the meaning specified in Section 5.17(a). “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending at the end of the Closing Date. “Pre-Closing Tax Proceeding” shall have the meaning specified in Section 6.5(a). “Pre-Closing Transactions” shall have the meaning specified in Section 5.12. “Preliminary Closing Statement” shall have the meaning specified in Section 1.5(c). “Prime Rate” means the rate of interest published from time to time in The Wall Street Journal (or any successor publication thereto), designated therein as the prime rate, or if not so published, the rate of interest publicly announced from time to time by any money center bank as its prime rate in effect at its principal office, as identified in writing by AGUS to Sound Point. “Protected AGUS Materials” means any and all documents and communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of AGUS, the AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds or any of their respective Affiliates and representatives (including outside counsel and AGUS’ in-house legal departments) as well as any documents

124 prepared in anticipation of litigation or for trial by or for AGUS, AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds or any of their respective Affiliates and representatives, or by or for their representatives (including the other party’s attorney, consultant, surety, indemnitor, insurer, or agent), or by or for a third-party sharing a common legal interest in the litigation or trial or that third-party’s representatives (including the other party’s attorney, consultant, surety, indemnitor, insurer, or agent), relating to or in connection with the following legal matters prior to the Closing: this Agreement; the events and negotiations leading to this Agreement; any of the transactions contemplated hereby and by the Transaction Documents; any other potential sale or transfer of control transaction involving the AssuredIM Operating Companies; and the Mitel Matter. “Protected Materials” means any and all documents and communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of AGUS, the AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds or any of their respective Affiliates and representatives (including outside counsel and AGUS’ in-house legal departments), as well as any documents prepared in anticipation of litigation or for trial by or for AGUS, AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds or any of their respective Affiliates and representatives, or by or for their representatives (including the other party’s attorney, consultant, surety, indemnitor, insurer, or agent), or by or for a third-party sharing a common legal interest in the litigation or trial or that third-party’s representatives (including the other party’s attorney, consultant, surety, indemnitor, insurer, or agent), relating to or in connection with legal matters prior to the Closing, including this Agreement, the events and negotiations leading to this Agreement, any of the transactions contemplated hereby and by the Transaction Documents, any other potential sale or transfer of control transaction involving the AssuredIM Operating Companies and the Mitel Matter. “Public Official” means (i) any director, officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any director, officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled company or organization; (iii) any director, officer, employee or representative of any public international organization, such as the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office. “R&W Insurance Policy” means the representation and warranty insurance policy attached hereto as Exhibit G. “Real Property” shall have the meaning specified in Section 2.5. “Regulation S-X” shall have the meaning specified in Section 5.7(d). “Related Party” shall have the meaning specified in Section 12.15. “Release” means any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit or discharge of any Hazardous Substance in, onto or through the environment.

125 “Relying Adviser” means any affiliated or related Person that relies on AssuredIM’s or Sound Point’s, as the case may be, SEC registration as an investment adviser under the Advisers Act for its activities. “Retention Letter Agreement” means, with respect to any AssuredIM Employee, the AssuredIM Employment Agreement between such AssuredIM Employee and AssuredIM or AssuredIM London and as specified as a Retention Letter Agreement on Schedule 2.19(a). “Review Period” shall have the meaning specified in Section 1.5(c). “Reviewing Party” shall have the meaning specified in Section 5.6(a). “Reviewing Party Information” shall have the meaning specified in Section 5.6(a). “RIA” and “RIAs” shall have the meaning specified in Section 2.15(b). “RSUs” has the meaning given such term in the Retention Letter Agreements. “SEC” means the Securities and Exchange Commission or any successor agency thereto. “Securities Act” means the Securities Act of 1933, as the same may be amended from time to time and any successor to such act. “Securitisation Regulations” means (i) Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation, as amended, varied or substituted from time to time, including any technical standards thereunder as may be effective from time to time and (ii) Regulation (EU) 2017/2402 in the form in effect on 31 December 2020 which forms part of UK domestic Law by virtue of the European Union (Withdrawal) Act 2018, as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 of the United Kingdom, together with any predecessor legislation to the extent applicable. “Series” has the meaning set forth in Section 4.23(p). “Shared IP” means the Intellectual Property and Software listed on Schedule 5.21. “Shared Licenses” has the meaning set forth in Section 5.21(a)(ii). “Shared Liabilities” means, for any calendar month, the total value of compensation paid during such month by AGUS or a Subsidiary of AGUS to a Transferred Employee on or after the Closing as part of the settlement of any RSUs or PRAs; provided, however, that the Shared Liabilities shall be capped at a total of $500,000 in the aggregate following Closing. “Side Letter” means any agreement entered into between an AssuredIM Fund and an investor in such AssuredIM Fund in connection with such investor’s investment. “Software” means computer software, programs and databases in any form, tool sets, data compilers, higher level or “proprietary” language and macros, including internet web sites, web content, links, firmware, embedded code, operating systems and specifications, data, database

126 management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, and platforms, all versions, updates, corrections, enhancements, replacements and modifications of the foregoing and all related documentation, whether in source code or object code format. “Solvent” shall have the meaning specified in Section 4.20(b)(i). “Sound Point” shall have the meaning specified in the preamble hereto. “Sound Point Advisory Contract” means any investment management, advisory or sub advisory Contract, or any other Contract (whether written or oral) pursuant to which any of Sound Point or the Sound Point Subsidiaries (or any Affiliate or Subsidiary thereof) provides Investment Management Services, pursuant to which all or a portion of the compensation for such services is determined or calculated, or which, in whole or in part, determines or affects the manner in which such services are provided, as of any date of determination (including, without limitation, any of the foregoing with investors in the Sound Point Funds, such as side letters and other documents). “Sound Point Benefit Plan” shall have the meaning specified in Section 4.21(l). “Sound Point Client” means any Person (other than Sound Point or a Sound Point Subsidiary) to whom Sound Point or any of the Sound Point Subsidiaries provides Investment Management Services, including any Sound Point Fund. “Sound Point CLO” means any CLO for which Sound Point or the Sound Point Subsidiaries provides Investment Management Services. “Sound Point CLO Securities” means all CLO securities issued by Sound Point CLOs that are held by Sound Point or the Sound Point Subsidiaries (including the CMOA) at present. “Sound Point Disclosure Schedule” shall have the meaning specified in Section 4. “Sound Point Estimated Closing Statement” shall have the meaning specified in Section 1.5(a). “Sound Point Employees” shall have the meaning specified in Section 4.22(a). “Sound Point EU/UK Retention Letters” shall mean, collectively, (i) the Risk Retention Letter, dated February 15, 2022, addressed to BNY Mellon Corporate Trustee Services Limited; The Bank of New York Mellon S.A./N.V.; Credit Suisse International; and Sound Point Euro CLO II Funding Designated Activity Company; (ii) the Risk Retention Letter, dated December 1, 2020, addressed to U.S. Bank Trustees Limited; U.S. Bank Global Corporate Trust Limited; Citygroup Global Markets Limited; and Sound Point Euro CLO IV Funding DAC; (iii) the Risk Retention Letter, dated October 14, 2021, addressed to U.S. Bank Trustees Limited; U.S. Bank Global Corporate Trust Limited; Merrill Lynch International; Sound Point Euro CLO VI Funding DAC; (iv) the Risk Retention Letter, dated December 17, 2021, addressed to U.S. Bank Trustees Limited; U.S. Bank Global Corporate Trust Limited; Barclays Bank PLC; and Sound Point Euro CLO VII Funding DAC; (v) the Risk Retention Letter, dated March 31, 2022, addressed to BNY Mellon Corporate Trustee Services Limited; The Bank of New York Mellon SA/NV, Dublin Branch;

127 Jefferies International Limited; Sound Point Euro CLO VIII Funding DAC; (vi) the Trust Deed, dated July 25, 2022, by and between Sound Point Euro CLO IX Funding DAC; BNY Mellon Corporate Trustee Services Limited; the Bank of New York Mellon SA/NV, Dublin Branch; and Sound Point CLO C-MOA, LLC; (vii) the Risk Retention Letter, dated May 25, 2021, addressed to U.S. Bank Trustees Limited; U.S. Bank Global Corporate Trust Limited; Citigroup Global Markets Limited; Sound Point Euro CLO I Funding Designated Activity Company; (viii) the Risk Retention Letter, dated March 24, 2020, addressed to BNY Mellon Corporate Trustee Services Limited; Morgan Stanley & Co. International PLC; Sound Point Euro CLO III Funding DAC; The Bank of New York Mellon SA/NV, Dublin Branch; and (ix) the Risk Retention Letter, dated May 5, 2021, addressed to U.S. Bank Trustees Limited; U.S. Bank Global Corporate Trust Limited; Jefferies International Limited; Sound Point Euro CLO V Funding Designated Activity Company. “Sound Point Financial Statements” shall have the meaning specified in Section 4.7(a)(i). “Sound Point Foreign Plan” shall have the meaning specified in Section 4.21(k). “Sound Point Fundamental Representations” shall have the meaning specified in Section 8.3(a). “Sound Point Funds” means, collectively, all collective investment vehicles and single investor investment vehicles (whether open-ended or closed-ended, structured as a collateralized loan obligation or similar (including the Sound Point CLOs), and including, without limitation, investment companies, partnerships, limited liability companies) (i) sponsored or promoted by Sound Point, (ii) for which any of Sound Point or the Sound Point Subsidiaries acts as a general partner, trustee or managing member (or in a similar capacity), principal underwriter or distributor or (iii) for which any of Sound Point or the Sound Point Subsidiaries acts as an investment adviser, investment manager or otherwise provides Investment Management Services, directly or indirectly. “Sound Point Indemnified Parties” shall have the meaning specified in Section 11.2(a). “Sound Point Interests” shall have the meaning specified in Section 1.3(b). “Sound Point Interim Balance Sheets” shall have the meaning specified in Section 4.7(a)(ii). “Sound Point Licenses” shall have the meaning specified in Section 4.15(b). “Sound Point Material Adverse Effect” shall mean a change, effect, event, occurrence, circumstance, state of facts or development that, individually or in the aggregate, (a) has, or would reasonably be expected to have, a material adverse effect on the financial condition, results of operations, prospects, properties, assets, liabilities, business or operations of Sound Point, GP Parent and the Sound Point Subsidiaries, taken together as a whole or (b) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents; provided that, solely with respect to the foregoing clause (a), any such change, effect, event, occurrence, circumstance, state of facts or development resulting from or arising in connection with the following shall be disregarded for purposes of determining whether a Sound Point Material Adverse Effect has occurred or exists or would

128 reasonably be expected to occur or exist: (i) the entering into of this Agreement or the public announcement or the intended consummation of the transactions contemplated hereby, (ii) any change or condition in economic conditions generally affecting the investment management industry, (iii) any change in financial, banking, or securities markets (including any change in interest rates), (iv) any outbreak or substantial worsening of war or hostilities or terrorist act, calamity, natural disaster or similar crisis, (v) any pandemic (including COVID-19), public health event, outbreak of disease or illness, or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages or shutdowns, or any response of any Governmental Authority (including any COVID-19 Measures), related to any of the foregoing, (vi) any change in applicable Laws or accounting principles or official binding interpretations or enforcement thereof, (vii) any action or inaction by Sound Point, GP Parent or any Sound Point Subsidiary that is expressly required or expressly prohibited required by the terms of this Agreement (including in connection with a failure by AGUS to provide Sound Point with written consent as required and so requested under Section 5.3), (viii) any failure of Sound Point, GP Parent or any Sound Point Subsidiary to meet any projections or forecasts (provided that the exception in this clause (viii) shall not prevent or otherwise affect any determination that the underlying reasons for such failure constitutes or contributed to a Sound Point Material Adverse Effect), or (ix) any action or inaction by Sound Point, GP Parent or any Sound Point Subsidiary at the express written request of AGUS that would otherwise be prohibited by this Agreement; provided, further, that any change, effect, event, occurrence, circumstance, state of facts or development, in the case of the foregoing clauses (ii), (iii), (iv), (v) and (vi), which has a disproportionate impact on Sound Point, GP Parent and the Sound Point Subsidiaries as compared to similarly situated Persons in the investment management industry may be taken into account in determining whether there has been a Sound Point Material Adverse Effect. “Sound Point Material Contract” shall have the meaning specified in Section 4.12(a). “Sound Point Portfolio Management Agreements” means each of the portfolio management agreements, investment management agreements and/or collateral management agreements, howsoever described, set forth on Schedule 5.3(a) with respect to the Sound Point CLOs. “Sound Point Real Property” shall have the meaning specified in Section 4.5. “Sound Point Required Approvals” shall have the meaning specified in Section 4.4(b). “Sound Point RIAs” shall have the meaning specified in Section 4.15(b). “Sound Point Subsidiaries” shall have the meaning specified in Section 4.3(a). “Sound Point Tax Return” shall have the meaning specified in Section 6.3(c). “Sound Point UK” shall have the meaning specified in the recitals hereto. “SPAC Entity Group” means, collectively, (i) Sound Point Acquisition Sponsor Consolidator, LLC, a Delaware limited liability company, (ii) Sound Point Acquisition Sponsor, LLC, a Delaware limited liability company, and (iii) Sound Point Acquisition Corp I, Ltd., a Cayman Island company limited by shares.

129 “Special Award” means, with respect to any AssuredIM Employee or AssuredIM UK Employee, the one-time cash award granted to such Person by AssuredIM, in each case as specified as a Special Award on Schedule 2.19(a). “Special Indemnification Survival Date” shall have the meaning specified in Section 11.1. “Straddle Period” means any Tax period that includes, but does not end on, the Closing Date. “Subsidiaries” means, with respect to any Person, any and all corporations, partnerships, limited liability companies, Relying Advisers and other entities with respect to which such Person, directly or indirectly, owns securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity; provided that (i) no Sound Point Fund, Sound Point Client or Sound Point CLO shall be deemed a Subsidiary of Sound Point and (ii) no AssuredIM Fund, Client or AssuredIM CLO shall be deemed a Subsidiary of AGUS. “Target Balance Sheet Ratio” shall have the meaning specified in Section 1.5(b). “Tax” and “Taxes” means all federal, state, local, foreign, and other taxes, levies, imposts, duties, charges, government fees or the like, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, accumulated earnings taxes, personal holding company taxes, escheat and unclaimed property taxes, franchise taxes, capital stock taxes, sales taxes, use taxes, excise taxes, custom taxes, gross receipts taxes, net worth taxes, business taxes, profits taxes, property (real and personal) taxes, intangibles taxes, rent or occupancy taxes, ad valorem or value- added taxes, employment and payroll-related taxes, withholding taxes, and transfer, registration, license and stamp taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest thereon and fines and penalties in connection therewith. “Tax Proceeding” shall have the meaning specified in Section 6.5(a). “Tax Refund” shall have the meaning specified in Section 6.6. “Tax Return” means any federal, state, local or foreign return, declaration, election, report, form, Claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof. “Taxing Authority” shall have the meaning specified in Section 2.8(b). “Third Party Claim” shall have the meaning specified in Section 11.6. “Total Consideration” shall have the meaning specified in Section 1.3(c). “Track Records” shall have the meaning specified in Section 2.15(g). “Trade Secrets” shall have the meaning specified in the definition of “Intellectual Property”.

130 “Trademarks” shall have the meaning specified in the definition of “Intellectual Property”. “Transaction Documents” means the Ketchum Amendments, the 9th A&R LP Agreement, the 2nd A&R GP Agreement, the Letter Agreement, the UK Business Transfer Agreement, the Transition Services Agreement, the Third Amended and Restated Limited Partnership Agreement of Assured Investment Management CLO Warehouse Fund II (US) L.P., and the Assured Investment Management CLO Warehouse Fund II (US) L.P. Investment Management Agreement. “Transaction Severance Liabilities” means, for each calendar month, the total of (i) the Assured Portion of the 2023 Bonus for such month, plus (ii) the Assured Portion of the 2022 LTI for such month, plus (iii) the Assured Portion of Severance for such month, plus (iv) the Assured Portion of Special Arrangements for such month, plus (v) the Assured Portion of Special Awards paid during such month, and minus (vi) the amount of any Shared Liabilities for such month (for the avoidance of doubt, Shared Liabilities shall not be subtracted following the time when such amount is capped at $500,000). “Transfer Taxes” shall have the meaning specified in Section 1.7. “Transferred Employee” shall have the meaning specified in Section 5.17(a). “Transition Services Agreement” means the Transition Services Agreement to be entered into by and among the Parties (or their respective Affiliates) in the form attached hereto as Exhibit I. “TUPE” shall have the meaning specified in Section 2.20(g). “UK Business Transfer Agreement” shall have the meaning specified in the recitals hereto. “Unaffiliated Investors” shall have the meaning specified in Section 5.4(b)(i)(B). “Unaffiliated Party” shall have the meaning specified in Section 5.4(b)(i)(A). “Union” shall have the meaning specified in Section 2.20(c). “US Insurers” shall have the meaning specified in the recitals hereto. “US Insurers Material Adverse Effect” shall mean a change, effect, event, occurrence, circumstance, state of facts or development that, individually or in the aggregate, (a) has, or would reasonably be expected to have, a material adverse effect on the financial condition, results of operations, prospects, properties, assets, liabilities, business or operations of either US Insurer, or (b) would reasonably be expected to prevent or materially delay the ability of either US Insurer to timely fulfill all of its obligations under the Letter Agreement; provided that, solely with respect to the foregoing clause (a), any such change, effect, event, occurrence, circumstance, state of facts or development resulting from or arising in connection with the following shall be disregarded for purposes of determining whether an US Insurers Material Adverse Effect has occurred or exists or would reasonably be expected to occur or exist: (i) the entering into of the Letter Agreement or the public announcement or the intended consummation of the transactions contemplated hereby, (ii) any change or condition in economic conditions generally affecting the insurance industry,

131 (iii) any change in financial, banking, or securities markets (including any change in interest rates), (iv) any outbreak or substantial worsening of war or hostilities or terrorist act, calamity, natural disaster or similar crisis, (v) any pandemic (including COVID-19), public health event, outbreak of disease or illness, or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages or shutdowns, or any response of any Governmental Authority (including any COVID-19 Measures), related to any of the foregoing, (vi) any change in applicable Laws or accounting principles or official binding interpretations or enforcement thereof, (vii) any action or inaction by any US Insurer that is expressly required or expressly prohibited by the terms of the Letter Agreement, (viii) any failure of any US Insurer to meet any projections or forecasts (provided that the exception in this clause (viii) shall not prevent or otherwise affect any determination that the underlying reasons for such failure constitutes or contributed to an US Insurers Material Adverse Effect), or (ix) any action or inaction by any US Insurer at the express written request of Sound Point that would otherwise be prohibited by the Letter Agreement; provided, further, that any change, effect, event, occurrence, circumstance, state of facts or development, in the case of the foregoing clauses (ii), (iii), (iv), (v) and (vi), which has a disproportionate impact on the US Insurers as compared to similarly situated Persons in the investment management industry may be taken into account in determining whether there has been an US Insurers Material Adverse Effect. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable Law. “Year End Financial Statements” shall have the meaning specified in Section 5.7(b). SECTION 11. NON-SURVIVAL; INDEMNIFICATION AND RELEASE 11.1 Non-Survival. Notwithstanding anything to the contrary in this Agreement, all of the representations and warranties contained in this Agreement (including the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, schedules and exhibits attached hereto and the certificates delivered pursuant hereto) shall terminate automatically at and will not survive the Closing, and none of Sound Point, GP Parent, the Sound Point Subsidiaries, the AssuredIM Operating Companies, the AssuredIM Subsidiaries, AGUS nor any of their respective Associated Persons, successors, permitted assigns or heirs, will have any liability whatsoever and may not bring any inquiry, investigation, proceeding or action pending with respect to any such representations and warranties (it being understood that such Persons are intended to benefit from this Section 11.1, whether or not party hereto); provided, however, that (a) subject to clause (d), any covenant or agreement contained in this Agreement that by its terms is required to be performed prior to the Closing will surviving the Closing for one (1) year after the Closing Date, (b) any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing will survive the Closing to the extent so required to be performed after the Closing in accordance with their respective terms, (c) Claims for breach of representations and warranties based on Fraud will survive up to the applicable statute of limitations, and (d) solely with respect to the obligations of AGUS and Sound Point set forth in Section 11.2(a) and Section 11.2(b), respectively, such obligations shall survive the Closing up to the applicable statute of limitations, but in no event longer than six (6) years following the Closing Date (such period in clause (d), the “Special Indemnification Survival Date”).

132 11.2 Special Indemnification by AGUS and Sound Point. (a) Subject to the limitations set forth in Section 11.1(d) and this Section 11.2 through Section 11.10, from and after the Closing, AGUS shall indemnify and hold harmless Sound Point and its Affiliates (including, from and after the Closing, the AssuredIM Operating Companies and the AssuredIM Subsidiaries), and each of their respective officers, employees, directors, agents, stockholders, members, partners, successors and permitted assigns (collectively, the “Sound Point Indemnified Parties”) from and against any and all Losses incurred by the Sound Point Indemnified Parties arising out of or resulting from any liabilities with respect to the Pre-Closing Transactions, any AHP Entity, any AHP Employee and the business of any AHP Entity. (b) Subject to the limitations set forth in Section 11.1(d) and this Section 11.2 through Section 11.10, from and after the Closing, Sound Point shall indemnify and hold harmless AGUS and its Affiliates and each of their respective officers, employees, directors, agents, stockholders, members, partners, successors and permitted assigns (collectively, the “AGUS Indemnified Parties”) from and against any and all Losses incurred by the AGUS Indemnified Parties arising out of or resulting from any liabilities with respect to any member of the SPAC Entity Group or the business of any member of the SPAC Entity Group, including in connection with any wind-down costs or extension costs related thereto. (c) For the avoidance of doubt, the indemnification obligations set forth in this Section 11.2 (and the related provisions set forth in Section 11.3 through Section 11.10) shall apply solely to the subject matter set forth in Section 11.2(a) and Section 11.2(b) and not to any other subject matter set forth in this Agreement (including, but not limited to, Taxes, which are the subject of Section 6.2). 11.3 Certain Limitations. (a) Neither the Sound Point Indemnified Parties nor the AGUS Indemnified Parties will be entitled to aggregate for any purpose of this Section 11 any Losses for which Sound Point or AGUS (as applicable) has no liability under the applicable provisions of this Section 11 (including under Section 11.3(e) and Section 11.4). (b) Except with respect to Losses suffered as a result of, arising out of or relating to Fraud, the maximum aggregate amount of indemnifiable Losses which may be recovered by the Sound Point Indemnified Parties or the AGUS Indemnified Parties (as applicable) for indemnification pursuant to Section 11.2(a) or Section 11.2(b), respectively, shall be an amount equal to the Contribution Value. (c) Notwithstanding anything contained herein to the contrary, Losses of an Indemnified Person shall be determined without duplication of any other Loss for which an indemnification claim has been made and for which amounts were actually recovered and shall be net of any insurance or other prior or subsequent recoveries (including under or pursuant to any insurance policy, indemnity, reimbursement agreement or contract pursuant to which or under which an Indemnified Person is a party or has rights actually received by the Indemnified Person in connection with the facts giving rise to the right of indemnification (such amounts received by

133 the Indemnified Person shall be net of any increases in premiums, Taxes, any costs incurred in connection with such recovery or making claims under such insurance policies)). (d) Notwithstanding anything contained herein to the contrary, in the event that any fact, event or circumstance that results in an adjustment to the Contribution Consideration pursuant to Section 1.5, and such event or circumstance would also constitute a breach of the obligations set forth in Section 11.2(a) or Section 11.2(b), neither Sound Point nor AGUS shall have an obligation to indemnify any Sound Point Indemnified Party or AGUS Indemnified Party (as applicable) to the extent the claim for indemnification asserts only Losses that have resulted in an actual dollar reduction of the Contribution Consideration pursuant to Section 1.5. (e) Neither Sound Point nor AGUS (nor any of their respective Affiliates) shall have any liability pursuant to Section 11.2(a) or Section 11.2(b), respectively, for any Loss: (i) to the extent arising from a change in GAAP that becomes effective on or after the Closing Date; (ii) to the extent arising from a change in any Law that becomes effective on or after the Closing Date or a change in the interpretation of any Law by a Governmental Authority on or after the Closing Date; or (iii) to the extent incurred after the expiration of the Special Indemnification Survival Date unless a claim is made prior to the expiration of the Special Indemnification Survival Date. 11.4 Net Losses; and Subrogation. (a) Notwithstanding anything to the contrary contained herein, the amount of any Losses incurred by any Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds actually received from unaffiliated third parties by the Indemnified Person (or any of its Affiliates) with respect to such Losses (such amount shall be net of any increases in premiums, Taxes, any costs incurred in connection with such recovery or making claims), and (ii) any net cash Tax benefit actually realized in the year the relevant Loss was incurred or the subsequent year by the Indemnified Person (or any of its Affiliates) arising from the facts or circumstances giving rise to such Losses or from any indemnification payment with respect to such Losses. If any such proceeds, benefits, or recoveries are received by an Indemnifying Person (or any of its Affiliates) with respect to any Losses after the Indemnified Person has made a payment to the Indemnified Person with respect to such Losses, the Indemnified Person (or such Affiliate) shall promptly pay to the Indemnifying Person the amount of such proceeds, benefits, or recoveries (up to the amount of the Indemnified Person’s payment with respect to such Losses). (b) Upon making any payment to an Indemnified Person in an amount equal to or greater than $1,000,000.00 in respect of Losses subject to a Claim Notice, the Indemnifying Person will, to the extent of such payment of Losses, be subrogated to all rights of the Indemnified Person (and its Affiliates) against any third party (other than any Taxing Authority or customer of the business of Sound Point or AGUS) in respect of the Losses subject of such Claim Notice to which such payment of Losses relates. Without limiting the generality or effect of any other provision hereof, each such Indemnified Person and Indemnifying Person will duly execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights.

134 11.5 Claims. (a) As promptly as practicable after becoming aware of a claim for indemnification pursuant to Section 11.2(a) or Section 11.2(b) (as applicable) not involving a Third Party Claim, but in any event no later than ten (10) Business Days after first becoming aware of such claim, the Indemnified Person shall give written notice of such claim to the Indemnifying Person (a “Claim Notice”); provided, however, that the failure of the Indemnified Person to timely give such notice shall not relieve the Indemnifying Person of its obligations hereunder except to the extent (if any) that the Indemnifying Person is actually prejudiced thereby. The Claim Notice shall set forth in reasonable detail, to the extent known, (i) the facts and circumstances giving rise to such claim for indemnification, including all relevant supporting documentation, (ii) the nature of the Losses incurred or expected to be incurred, (iii) a reference to the provision(s) of this Agreement in respect of which such Losses have been incurred or are expected to be incurred, and (iv) the amount of Losses actually incurred and, to the extent the Losses have not yet been incurred, a good faith estimate of the amount of Losses that could be expected to be incurred. (b) After the delivery of any Claim Notice pursuant to Section 11.5(a), the amount of indemnification to which an Indemnified Person shall be entitled under Section 11.2 shall be determined by (i) the written agreement of the Indemnifying Person and the Indemnified Person, (ii) a final Order of any court of competent jurisdiction, or (iii) any other means to which the Indemnified Person and the Indemnifying Person shall agree. The Order of a court shall be deemed final when the time for Appeal, if any, shall have expired and no Appeal shall have been taken or when all Appeals taken shall have been finally determined. 11.6 Notice of Third Party Claims; Assumption of Defense. As promptly as practicable after receiving notice of the assertion of any claim, or the commencement of any action, suit or proceeding, by any Person who is not an Indemnified Person in respect of which indemnification may be sought under Section 11.2(a) or Section 11.2(b) (a “Third Party Claim”), but in any event no later than ten (10) Business Days after receiving notice of such Third Party Claim, the Indemnified Person shall give a Claim Notice to the Indemnifying Person in respect of such Third Party Claim; provided, however, that the failure of the Indemnified Person to timely give such notice shall not relieve the Indemnifying Person of its obligations hereunder except to the extent (if any) that the Indemnifying Person is actually prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any such Third Party Claim and (b) upon written notice to the Indemnified Person, so long as such written notice is within fifteen (15) days following the Indemnifying Person’s receipt of notice by the Indemnified Person, assume and control the defense thereof with reputable counsel of its own choice (reasonably satisfactory to the Indemnified Person) and in the event of such assumption, shall have the exclusive right, subject to Section 11.7, to settle or compromise such Third Party Claim; provided that the Indemnifying Person obtain, as a condition of any settlement or other compromise, a complete release of the Indemnified Person with respect to such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Person shall only have the right to assume and control the defense to the extent that: (i) the Third Party Claim, together with any other pending claims for indemnification from the Indemnifying Person’s, would not reasonably be expected to, if successful, result in the liability for indemnification under Section 11.2(a) or Section 11.2(b) in excess of any of the monetary limitations set forth in Section 11.3(a) and Section 11.3(b), (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable

135 relief against the Indemnified Person, (iii) the Indemnified Person has not been advised by counsel that an actual or potential conflict exists between the Indemnified Person and the Indemnifying Person in connection with the defense of the Third Party Claim, (iv) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action, suit or proceeding, (v) settlement of, an adverse judgment with respect to, or conduct of the defense of the Third Party Claim by the Indemnifying Person is not, in the good faith judgment of the Indemnified Person, likely to be materially adverse to the Indemnified Person’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business), and (vi) the Indemnifying Person uses commercially reasonable efforts to conduct the defense of the Third Party Claim actively and diligently. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If the Indemnifying Person elects not to assume the defense, or cannot assume the defense pursuant to any of clauses (i) through (vi) above or fails to elect to assume the defense within the fifteen (15) days following notice by the Indemnified Person, of such Third Party Claim and the Indemnified Person defends against or otherwise deals therewith, the Indemnified Person may employ reputable counsel, at the expense of the Indemnifying Person to the extent it is resolved that the Indemnified Person was entitled to indemnification hereunder, and may control the defense of such action, suit or proceeding; provided, however, that the Indemnifying Person shall be obligated to pay for only one counsel for all Indemnified Persons to the extent it is resolved that such Indemnified Persons were entitled to indemnification hereunder. Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, the Parties shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution of such Third Party Claim, including by providing or making available to the Indemnifying Person all witnesses, pertinent records, materials and information relating thereto in the Indemnified Person’s possession or under the Indemnified Person’s control (or in the possession or control of any of its Associated Persons) as is reasonably requested by the Indemnifying Person or its counsel. 11.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person (unless the Indemnifying Person has the exclusive right to settle or compromise under Section 11.6(b)) or the Indemnifying Person, as the case may be, of any Third Party Claim shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final Order had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to any Third Party Claim without the prior written consent of the Indemnified Person unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of all Indemnified Persons from all liabilities arising or relating to, or in connection with, the Third Party Claim and (iii) involves no finding or admission of any violation of applicable Law or the rights of any Person and no effect on any other claims that may be made against the Indemnified Person 11.8 Time Limits. No claim for indemnification may be asserted pursuant to Section 11.2(a) or Section 11.2(b) unless such claim is asserted by proper written notice in

136 accordance with Section 11.5 or Section 11.6, as applicable, within the Special Indemnification Survival Date. 11.9 Special Indemnification Sole Remedy. From and after the Closing, the sole and exclusive liability and responsibility of the Parties and their respective Affiliates under or in connection with the indemnification obligations set forth in Section 11.2, and the sole and exclusive remedy of the Indemnified Persons with respect to any of the foregoing, shall be as set forth in this Section 11. Any and all claims arising out of or in connection with the indemnification obligations set forth in Section 11.2 must be brought under and in accordance with the applicable provisions of this Section 11. To the extent that, from and after the Closing, either Party or any of its Affiliates incurs any Losses for which it is entitled to assert any claim or right to indemnification, contribution, or recovery against the other Party or any of its Affiliates in connection with the indemnification obligations set forth in Section 11.2, such Party hereby waives, releases and agrees not to assert such claim or right, and such Party agrees to cause each of its Affiliates to waive, release and agree not to assert such claim or right, in each case regardless of the theory upon which any claim may be based, whether contract, equity, tort, warranty, strict liability or any other theory of liability, in each case, based on any other remedies other than as set forth in the applicable provisions of this Section 11. 11.10 Release. Effective upon Closing, (a) AGUS, on behalf of itself and its Affiliates, successors and assigns, irrevocably and unconditionally waives, releases and forever discharges the AssuredIM Operating Companies, the AssuredIM Subsidiaries, the AssuredIM Funds, Sound Point and their respective Affiliates, directors, officers, employees, successors and assigns from any and all rights, Claims, debts, liabilities, causes of action, obligations and Losses of any nature or kind, whether direct or indirect, known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due, whether for compensatory, special, consequential, incidental or punitive damages or equitable relief, whether based on Fraud, Contract or any other basis, and whether arising in Law, in equity or otherwise, based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing, and (b) each of Sound Point and GP Parent, on behalf of itself and its Affiliates, successors and assigns, irrevocably and unconditionally waives, releases and forever discharges AGUS and its Affiliates (excluding the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds), directors, officers, employees, successors and assigns from any and all rights, Claims, debts, liabilities, causes of action, obligations and Losses of any nature or kind, whether direct or indirect, known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due, whether for compensatory, special, consequential, incidental or punitive damages or equitable relief, whether based on Fraud, Contract or any other basis, and whether arising in Law, in equity or otherwise, based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing; provided, however, that, in each case, the foregoing releases do not cover the following matters (and, for purposes of clarity, such matters are not hereby released or discharged): (i) Claims or rights arising under this Agreement (including this Section 11) or under any other Transaction Document; or (ii) the obligations of any AssuredIM Operating Company under Section 5.10(a).

137 SECTION 12. MISCELLANEOUS 12.1 Fees and Expenses. Except as otherwise provided herein, (a) Sound Point shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, including any such expenses incurred by or on behalf of Sound Point on or prior to the Closing Date, in each case, to the extent payable, reimbursable or owed by Sound Point, and whether invoiced before or after Closing and (b) AGUS shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, including any such expenses incurred by or on behalf of any AssuredIM Operating Company or any AssuredIM Subsidiary on or prior to the Closing Date (in each case, to the extent payable, reimbursable or owed by an AssuredIM Operating Company or AssuredIM Subsidiary, and whether invoiced before or after Closing). 12.2 Waivers. Any waiver of any terms or conditions or of the breach of any covenant, agreement, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, agreement, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner a Party’s right at a later time to enforce or require performance of such provision or of any provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the Party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance. 12.3 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Laws or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. 12.4 Third-Party Beneficiaries. Except as provided in Section 5.10 with respect to D&O Indemnitee, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (including any policyholder of the AssuredIM Operating Companies or its AssuredIM Subsidiaries) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 12.5 Governing Law. This Agreement, the legal relations between the Parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the Laws of the State of New York applicable to agreements made and to be

138 performed entirely within the State of New York, without regard to the conflict of Law provisions thereof that could result in the application of the Laws of any other jurisdiction. 12.6 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered by hand, upon receipt, (ii) if delivered by email, the Business Day following the day it is sent, and (iii) if sent by overnight courier, the Business Day following the date it is sent. All notices to a Party will be sent to the addresses set forth below or to such other address or Person as such Party may designate by notice to each other Party: TO SOUND POINT: Sound Point Capital Management, LP 375 Park Avenue, 33rd Floor New York, New York 10152 Attention: Wendy Ruberti Email: wruberti@soundpointcap.com with a copy (which shall not constitute notice) to: Pryor Cashman LLP 7 Times Square, 40th Floor New York, New York 10036 Attention: Jonathan T. Shepard; Michael Weinsier Email: jshepard@pryorcashman.com; mweinsier@pryorcashman.com TO AGUS: c/o Assured Guaranty US Holdings Inc. 1633 Broadway New York, New York 10019 Attention: General Counsel Email: generalcounsel@agltd.com with a copy (which shall not constitute notice) to: Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Attention: Edward S. Best; Esther Chang Email: ebest@mayerbrown.com; echang@mayerbrown.com 12.7 Entire Agreement, Etc. (a) This Agreement, including the AssuredIM Disclosure Schedule, the Sound Point Disclosure Schedule and exhibits referred to herein, the Transaction Documents and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the Parties with respect to its subject matter, and supersedes all previous

139 written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the Parties, except as referred to herein or in such AssuredIM Disclosure Schedule, Sound Point Disclosure Schedule and exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by any Party has been expressed herein or in such AssuredIM Disclosure Schedule, Sound Point Disclosure Schedule or exhibits or in such other writings. All references to “dollars” or “$” in this Agreement are to U.S. dollars. (b) The Parties acknowledge and agree that no Party nor any of its Affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Sections 2, 3, and 4 (as applicable) (or any certificate delivered pursuant to this Agreement), and, except as and only to the extent expressly set forth in Sections 2, 3, and 4, no Party is relying on any statement, representation or warranty, oral or written, express or implied, made by any other Party or such other Party’s Affiliates, representatives or agents. (c) Sound Point acknowledges and agrees (i) that it is not relying on any statement, representation or warranty, oral or written, express or implied, made by AGUS or its Affiliates, representatives or agents with respect to (A) the success, profitability or financial results or condition of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds or the business of the AssuredIM Operating Companies, AssuredIM Subsidiaries or AssuredIM Funds after the Closing or (B) except as set forth in Sections 2 and 3, the accuracy or completeness of any information (written or oral), documents or material (including any cost estimate, valuation, appraisal, projection or forecast) made available by or on behalf of the AssuredIM Operating Companies or any AssuredIM Subsidiary, any AssuredIM Fund or AGUS to Sound Point or its respective counsels, accountants or advisors, whether before or after the execution and delivery of this Agreement, in any “data rooms,” information memoranda, management presentations, functional “break-out” discussions or in any other form or forum in connection with the transactions contemplated by this Agreement, (including any information that may be delivered by or on behalf of such Persons pursuant to Section 5.5) or any omission therefrom to Sound Point or any of its Affiliates and (ii) that, to the fullest extent permitted by applicable Laws, neither the AssuredIM Operating Companies nor AGUS nor their representatives shall have any liability or responsibility whatsoever to Sound Point or its Affiliates or any of their respective partners, controlling Persons or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any such information made available to Sound Point or its Affiliates, or their respective partners, controlling Persons or representatives, except as and only to the extent expressly set forth in Sections 2 and 3 (as supplemented and qualified by the AssuredIM Disclosure Schedule). EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OF THE ASSUREDIM OPERATING COMPANIES OR ASSUREDIM SUBSIDIARIES. In furtherance of the foregoing, Sound Point acknowledges and agrees that it (i) is an informed and sophisticated purchaser, and has engaged expert advisors experienced in the evaluation and purchase of companies such as the AssuredIM Operating Companies and AssuredIM Subsidiaries as contemplated hereunder, (ii) has undertaken such investigation and has been provided with and

140 has evaluated such documents, information and other material as it has deemed necessary to enable it to make an informed and intelligent decision, and, based thereon, has formed an independent judgment concerning the AssuredIM Operating Companies, AssuredIM Subsidiaries and AssuredIM Funds the business, financial condition, operations, assets, liabilities and properties of the AssuredIM Operating Companies, AssuredIM Subsidiaries and AssuredIM Funds, and the transactions contemplated hereby and (iii) is not relying upon and has not relied upon any other representations, opinions or other information made available or delivered (or failure thereof) by, on behalf of or with respect to the AssuredIM Operating Companies, AssuredIM Subsidiaries and AssuredIM Funds or AGUS or by any of their Affiliates or any other their respective representatives other than the representations and warranties expressly set forth in Section 2 and Section 3 and any Claims Sound Point may have for breach of representation or warranty in this agreement shall be based solely on the representations and warranties expressly set forth in Section 2 and Section 3; provided that nothing herein shall limit or preclude the ability of any Party to seek recovery in the event of Fraud. (d) AGUS acknowledges and agrees (i) that it is not relying on any statement, representation or warranty, oral or written, express or implied, made by Sound Point or its Affiliates, representatives or agents with respect to (A) the success, profitability or financial results or condition of Sound Point, the Sound Point Subsidiaries or Sound Point Funds or the business of Sound Point, the Sound Point Subsidiaries or Sound Point Funds after the Closing or (B) except as set forth in Section 4, the accuracy or completeness of any information (written or oral), documents or material (including any cost estimate, valuation, appraisal, projection or forecast) made available by or on behalf of Sound Point or any Sound Point Subsidiary or any Sound Point Fund to AGUS or its respective counsels, accountants or advisors, whether before or after the execution and delivery of this Agreement, in any “data rooms,” information memoranda, management presentations, functional “break-out” discussions or in any other form or forum in connection with the transactions contemplated by this Agreement, (including any information that may be delivered by or on behalf of such Persons pursuant to Section 5.5) or any omission therefrom to AGUS or any of its Affiliates and (ii) that, to the fullest extent permitted by applicable Laws, none of Sound Point, any Sound Point Subsidiary, any Sound Point Fund nor their representatives shall have any liability or responsibility whatsoever to AGUS or its Affiliates or any of their respective partners, controlling Persons or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any such information made available to AGUS or its Affiliates, or their respective partners, controlling Persons or representatives, except as and only to the extent expressly set forth in Section 4 (as supplemented and qualified by the Sound Point Disclosure Schedule). EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OF SOUND POINT, THE SOUND POINT SUBSIDIARIES OR THE SOUND POINT FUNDS. In furtherance of the foregoing, AGUS acknowledges and agrees that it (i) is an informed and sophisticated purchaser, and has engaged expert advisors experienced in the evaluation and purchase of companies such as Sound Point and the Sound Point Subsidiaries as contemplated hereunder, (ii) has undertaken such investigation and has been provided with and has evaluated such documents, information and other material as it has deemed necessary to enable it to make an informed and intelligent decision, and, based thereon, has formed an independent judgment concerning Sound Point, the Sound Point Subsidiaries and Sound Point Funds, the business, financial condition, operations, assets, liabilities

141 and properties of Sound Point, the Sound Point Subsidiaries and Sound Point Funds, and the transactions contemplated hereby and (iii) is not relying upon and has not relied upon any other representations, opinions or other information made available or delivered (or failure thereof) by, on behalf of or with respect to Sound Point, the Sound Point Subsidiaries and the Sound Point Funds or by any of their Affiliates or any other their respective representatives other than the representations and warranties expressly set forth in Section 4 and any Claims AGUS or any of its Affiliates may have for breach of representation or warranty in this agreement shall be based solely on the representations and warranties expressly set forth in Section 4; provided that nothing herein shall limit or preclude the ability of any Party to seek recovery in the event of Fraud. 12.8 Assignability; Binding Effect. This Agreement or any of the obligations or rights hereunder: (i) may not be assigned by Sound Point without the prior written consent of AGUS; provided that no such assignment by Sound Point shall relieve Sound Point of any of its obligations hereunder; and (ii) may not be assigned by AGUS without the prior written consent of Sound Point other than to a controlled Affiliate of AGUS (for which consent shall not be required); provided that no such assignment by AGUS shall relieve AGUS of any of its obligations hereunder. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors, heirs, executors, administrators and permitted assigns. Except as otherwise provided herein, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Parties and their respective successors and permitted assigns any right, remedy or Claim. 12.9 Captions; Gender; Interpretation. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a Party shall be deemed to include the feminine or neuter, as the context may require. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Any document, list or other item shall be deemed to have been “made available” to Sound Point for all purposes of this Agreement only if such document, list or other item was posted at least two (2) Business Days prior to the date hereof in the electronic data room hosted by Intralinks, Inc. entitled “Project Luna” established by AGUS in connection with the transactions contemplated by this Agreement. Any document, list or other item shall be deemed to have been “made available” to AGUS for all purposes of this Agreement only if such document, list or other item was posted at least two (2) Business Days prior to the date hereof in the electronic data room hosted by Sound Point entitled “Project Luna” established by Sound Point in connection with the transactions contemplated by this Agreement. All terms defined in this Agreement in the singular have a comparable meaning when used in the plural, and vice versa. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. References to any Person include the successors and permitted assigns of that Person. 12.10 Execution in Counterparts. This Agreement and the Transaction Documents may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records

142 Act or other applicable Law, e.g., www.docusign.com), each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission, and copies produced therefrom, shall be as effective as delivery of a manually executed counterpart of any such Agreement. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures. No Party shall raise the use the delivery of signatures to this Agreement in electronic format as a defense to the formation of a contract and each such Party forever waives any such defense. 12.11 Amendments. This Agreement may not be amended or modified except by a writing duly and validly executed by each of Sound Point and AGUS, and compliance with any provisions set forth in this Agreement may not be waived except by a writing duly and validly executed by the Party waiving compliance. 12.12 Publicity and Disclosures. Sound Point and AGUS shall coordinate with each other in advance as to the form and content of any press release or other external written communication reasonably expected to be disseminated to or to reach members of the public announcing or describing the transactions contemplated by this Agreement. No press releases or public disclosure, either written or oral, announcing or describing the transactions contemplated by this Agreement shall be made by a Party without the prior written consent of Sound Point and AGUS (which consent shall not be unreasonably withheld), except as is otherwise necessary or required by applicable Laws or pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Governmental Authority (in which case, to the extent possible under the circumstances, the Party making such disclosure shall provide the other Parties with a reasonable opportunity to review and comment on such release or announcement before such release or announcement is made, and considers in good faith the views of such other Parties prior to such release or announcement). 12.13 Specific Performance. (a) The Parties agree that if any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached thereby at or prior to the Closing, irreparable damage would occur, no adequate remedy at law would exist and damages would not be able to be determined, and that each of Sound Point and AGUS, but no other Party, will be entitled to specific performance at or prior to the Closing to prevent such breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity. (b) Each of the Parties agrees that (i) it is their intention that each of Sound Point and AGUS be able to obtain specific performance to specifically enforce the provisions of this Agreement and no Party will take any different or conflicting position in any legal, administrative, arbitral or other proceedings, suits or actions and (ii) it will not oppose the granting of, or raise any objections to the availability or granting of, the equitable remedy of specific performance or other equitable relief on the basis that (x) the other Party has an adequate remedy at law (including monetary damages) or (y) an award of specific performance is not an

143 appropriate remedy for any reason at law or equity. No Party shall be required to provide any bond or other security in connection with any Order to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement. 12.14 Submission to Jurisdiction; Waiver of Jury Trial. (a) Any suit, action or proceeding arising under or in connection with this Agreement or any Transaction Document and the transactions contemplated hereby and thereby shall be brought in a state court located in the borough of Manhattan in New York, New York or a federal court located in the borough of Manhattan in New York, New York. Each Party hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Laws, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 12.6 shall be deemed effective service of process on such Party. (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.14(b). 12.15 No Recourse. Any Claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Subject to the immediately preceding sentence, no former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, Affiliates, general or limited partners or assignees (each, with respect to any Person, a “Related Party”) of AGUS, any AssuredIM Operating Company or any AssuredIM Subsidiaries, Sound Point or any Related Party of any of the foregoing shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the

144 AssuredIM Operating Companies, AGUS or Sound Point under this Agreement or of or for any proceeding based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort, strict liability or otherwise, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any applicable Laws or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a Claim by or on behalf of any Party or other Person or otherwise. Notwithstanding the foregoing, nothing herein shall limit or preclude the ability of any Party to bring a Claim and seek recovery in the event of Fraud. 12.16 AssuredIM Disclosure Schedule and Sound Point Disclosure Schedule. Any information disclosed in any section or subsection of the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, shall be deemed to be disclosed in any other section or subsection to the extent that such information is reasonably apparent on its face to be so applicable to such other section or subsection. The disclosure of any dollar amount or any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in an AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, is intended to imply that such amount, higher or lower amounts, or an item or matter so specified or included, or other items or matters, are not material or would, or would reasonably be expected to, have an AssuredIM Material Adverse Effect or a Sound Point Material Adverse Effect, as the case may be, or that such item or other matter is required to be referred to or disclosed in such AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, nor shall such disclosure establish a standard of materiality for any purpose whatsoever, and no Party may use the fact of the specification or any such amount or the specification or inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any item or matter not specified in this Agreement or included in the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, is or is not material for purposes of this Agreement. The disclosure of any item or matter relating to any possible breach or violation of any Law or Contract shall not be construed as an admission or indication that any such breach or violation exists or has actually occurred. In addition, neither the specification of any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business or in a manner consistent with past practice, and no Party may use the fact of the specification or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any item or matter not specified in this Agreement or included in the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, is or is not in the ordinary course of business or in a manner consistent with past practice for purposes of this Agreement. In no event will the listing of any item or matter in the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, be deemed or interpreted to broaden or otherwise amplify the representations, warranties, covenants, or agreements contained in this Agreement. Summaries or descriptions of Contracts or other documents contained in the AssuredIM Disclosure Schedule or the Sound Point Disclosure Schedule, as applicable, are qualified in their entirety by the written Contracts or documents themselves including any amendments thereto. 12.17 Legal Counsel; Consent and Waiver. In any dispute or action or proceeding arising out of or relating to this Agreement following the Closing, AGUS will have the right, at its

145 election, to retain Mayer Brown LLP (together with its Affiliates, “Mayer Brown”) to represent it in such dispute or action or proceeding, even if such representation is adverse to Sound Point or its Affiliates. Sound Point, for itself and its Affiliates, and for its and its Affiliates’ respective successors and assigns, hereby (a) consents to any such representation in any such dispute or action or proceeding and (b) waives any actual or potential conflict arising from any such representation. 12.18 Protected Materials. (a) The Parties agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds in and to all Protected AGUS Materials shall thereupon transfer to and be vested solely in AGUS and its successors in interest and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected AGUS Materials that would have been exercisable by the AssuredIM Operating Companies, the AssuredIM Subsidiaries and the AssuredIM Funds shall thereupon be vested exclusively in AGUS and its successors in interest and shall be exercised or waived solely as directed by AGUS or its successors in interest. (b) None of Sound Point, the AssuredIM Operating Companies or any Person acting on any of their behalf shall, without the prior written consent of AGUS or its successors in interest, assert or waive or attempt to assert or waive any such protection against disclosure, including the attorney-client privilege or work product protection, or to access, discover, obtain, use or disclose or attempt to access, discover, obtain, use or disclose any Protected AGUS Materials in any manner, including in connection with any dispute or legal proceeding relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, or any of the transactions contemplated hereby; provided, however, (i) the foregoing shall neither prohibit Sound Point from seeking proper discovery of such documents, which shall include, for the avoidance of doubt information that would be required to be maintained under Advisers Act Rule 204-2 (other than in connection with the Mitel Matter), nor AGUS from asserting that such documents are not discoverable to the extent that applicable attorney-client privileges and work product protections have attached thereto (including, without limitation, in connection with the Mitel Matter) and (ii) in the event a dispute arises between Sound Point or any of its representatives (each, a “Sound Point Group Member”), on the one hand, and any other Person (other than the AGUS Group Members), on the other hand, such Sound Point Group Members shall not disclose any documents or information subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected AGUS Materials (including in connection with the Mitel Matter) without the prior written consent of AGUS (provided that if such Sound Point Group Members are required by judicial Order or other legal process to make such disclosure, such Sound Point Group Members shall use commercially reasonable efforts to promptly notify AGUS in writing of such requirement (without making disclosure) and shall provide AGUS with such cooperation and assistance, at AGUS’ sole cost and expense, as shall be necessary to enable AGUS to prevent disclosure by reason of any protection against disclosure, including the attorney-client privileges and work product protections). (c) In the event a dispute arises between any Sound Point Group Member, on the one hand, and any AGUS Group Member, on the other hand, such Sound Point

146 Group Member shall not disclose any Protected Materials subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Materials. (d) Without limiting the generality of the foregoing, (i) AGUS shall have the right to retain, or cause its outside counsel to retain, any Protected AGUS Materials in possession of its outside counsel at the Closing and (ii) Sound Point shall (and following the Closing shall cause the AssuredIM Operating Companies to) use commercially reasonable efforts to prevent disclosure of Protected AGUS Materials, including, but not limited to, attorney-client privileges and work product protections, associated with or arising from any Protected AGUS Materials (including in connection with the Mitel Matter). (e) AGUS and its successors in interest shall have the right at any time prior to or following the Closing to remove, erase, delete, disable, copy or otherwise deal with any Protected AGUS Materials in whatever way they desire. (f) This Section 12.18 is for the benefit of AGUS, its Affiliates and their respective representatives (the “AGUS Group Members”) and such Persons are intended third- party beneficiaries. [Remainder of this page intentionally left blank.]

[Signature Page to Transaction Agreement] IN WITNESS WHEREOF, the Parties have caused this Transaction Agreement to be executed as of the date first above written. AGUS: ASSURED GUARANTY US HOLDINGS INC. By: /s/ Dominic Frederico Name: Dominic Frederico Title: President and Chief Executive Officer

[Signature Page to Transaction Agreement] Sound Point: SOUND POINT CAPITAL MANAGEMENT, LP By: SPC Partners GP, LLC, its general partner By: /s/ Stephen J. Ketchum Name: Stephen J. Ketchum Title: Managing Member GP Parent: SOUND POINT GP PARENT, LLC By: Sound Point Holdings, LLC, its managing member By: /s/ Stephen J. Ketchum Name: Stephen J. Ketchum Title: Manager

[Signature Page to Transaction Agreement] Solely with respect to Section 5.21: AssuredIM: ASSURED INVESTMENT MANANAGEMENT LLC By: /s/ Dave Ray Name: Dave Ray Title: General Counsel AssuredIM GP: ASSURED INVESTMENT MANAGEMENT GP HOLDINGS LLC By: /s/ Dave Ray Name: Dave Ray Title: General Counsel